TTM
                            TRAVELERS TARGET MATURITY

TTM, Travelers Target Maturity, is a deferred annuity Contract ("Contract") that provides a guaranteed fixed rate of return for your investment if you do not surrender your Contract before the Guarantee Period ends. Generally, if you do surrender your Contract before the Guarantee Period ends, your Cash Value will be subject to a market value adjustment and surrender charges.

This prospectus explains:

       o   the Contract (single purchase payment)

       o   The Travelers Insurance Company and Separate Account MGA

       o   The Travelers Life and Annuity Company and Separate Account MGA II

       o   the Guarantee Periods and Interest Rates

       o   Surrenders

       o   Surrender Charges

       o   Market Value Adjustment

       o   Death Benefit

       o   Annuity Payments

       o   other aspects of the Contract

This Contract is issued by The Travelers Insurance Company or The Travelers Life and Annuity Company. The Travelers Life and Annuity Company does not solicit or issue insurance products in the state of New York. Refer to your Contract for the name of your issuing company. Both companies are located at One City Place, Hartford, Connecticut 06103-3415. Travelers Distribution LLC, One Cityplace, Hartford, Connecticut 06103-3415, is the principal underwriter and distributor of the Contracts.

THIS PROSPECTUS IS ACCOMPANIED BY A COPY OF THE TRAVELERS INSURANCE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE PERIOD ENDED DECEMBER 31, 2003 AND THE TRAVELERS LIFE AND ANNUITY COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE PERIOD ENDED DECEMBER 31, 2003.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR THE ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

MUTUAL FUNDS, ANNUITIES AND INSURANCE PRODUCTS ARE NOT DEPOSITS OF ANY BANK, AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.


                          PROSPECTUS DATED MAY 3, 2004
                        (SUPPLEMENTED SEPTEMBER 1, 2004)

                                TABLE OF CONTENTS

Special Terms ..............................................................   3
Prospectus Summary .........................................................   4
The Insurance Companies ....................................................   5
The Contracts ..............................................................   5
   Application and Purchase Payment ........................................   5
   Right to Cancel .........................................................   5
Guarantee Periods ..........................................................   6
Establishment of Guaranteed Interest Rates .................................   7
Surrenders .................................................................   7
   General .................................................................   7
   Surrender Charge ........................................................   7
   Special Surrenders ......................................................   8
   Market Value Adjustment .................................................   8
   Waiver of Surrender Charge ..............................................   8
   Guarantee Period Exchange Option ........................................   9
   Premium Taxes ...........................................................   9
Death Benefit ..............................................................   9
Annuity Period .............................................................  11
   Election of Annuity Commencement Date and Form of Annuity ...............  11
   Change of Annuity Commencement Date or Annuity Option ...................  11
   Annuity Options .........................................................  11
   Annuity Payment .........................................................  12
   Death of Annuitant after Annuity Commencement Date ......................  12
Investments by the Company .................................................  12
Amendment of the Contracts .................................................  13
Assignment of the Contracts ................................................  13
Distribution of the Contracts ..............................................  13
Federal Tax Considerations .................................................  13
   General .................................................................  13
   Section 403 (b) Plans and Arrangements ..................................  13
   Qualified Pension and Profit-Sharing Plans ..............................  14
   Individual Retirement Annuities .........................................  15
   Roth IRAs ...............................................................  15
   Section 457 Plans .......................................................  15
   Nonqualified Annuities ..................................................  16
   The Employee Retirement Income Security Act of 1974 .....................  16
   Federal Income Tax Withholding ..........................................  17
   Tax Advice ..............................................................  18
Available Information ......................................................  18
Incorporation of Certain Documents by Reference ............................  18
Legal Opinion ..............................................................  19
Experts ....................................................................  19
Appendix A ................................................................. A-1
Appendix B ................................................................. B-1
Financial Statements

                                  SPECIAL TERMS
--------------------------------------------------------------------------------

IN THIS PROSPECTUS THE FOLLOWING TERMS HAVE THE INDICATED MEANINGS:

ACCOUNT VALUE -- The Purchase Payment plus all interest earned, minus all surrenders, surrender charges and applicable premium tax previously deducted.

ANNUITANT -- The person upon whose life the Contract is issued.

ANNUITY COMMENCEMENT DATE -- The date on which annuity payments are to start. The date may be designated in the Contract or elected by the Owner.

BENEFICIARY -- The person entitled to receive benefits under the Contract in case of the death of the Annuitant or the Owner, or joint Owner, as applicable.

CASH SURRENDER VALUE -- The Cash Value less surrender charges and any applicable premium tax.

CASH VALUE -- The Account Value at the end of a Guarantee Period or the Market Adjusted Value before the end of a Guarantee Period.

COMPANY (WE, US, OUR) -- The Travelers Insurance Company or the Travelers Life and Annuity Company, depending on the state where your Contract is issued.

CONTINGENT ANNUITANT -- The person named prior to the Contract Date by the Owner who, upon the Annuitant's death (prior to the Annuity Commencement Date) becomes the Annuitant. All rights and benefits provided by the Contract then continue to be in effect. Applicable to nonqualified Contracts only.

CONTRACT -- For a group Contract, the certificate evidencing a participating interest in the group annuity Contract. Any reference in this Prospectus to Contract includes the underlying group annuity Contract. See Appendix A. For an individual Contract, the individual annuity Contract.

CONTRACT DATE -- The effective date of participation under the group annuity Contract as designated in the certificate, or the date of issue of an individual annuity Contract.

CONTRACT YEAR -- A continuous twelve-month period beginning on the Contract Date and each anniversary thereof.

FREE WITHDRAWAL AMOUNT -- The interest credited in the previous Contract Year that is not subject to a surrender charge or a market value adjustment.

GUARANTEE PERIOD -- The period for which either an initial or subsequent Guaranteed Interest Rate is credited.

GUARANTEED INTEREST RATE -- The annual effective interest rate credited during the Guarantee Period.

HOME OFFICE -- The principal executive offices of The Travelers Insurance Company or The Travelers Life and Annuity Company located at One Cityplace, Hartford, Connecticut 06103-3415 (Attention: Annuity Services).

MARKET VALUE ADJUSTMENT -- The Market Value Adjustment reflects the relationship, at the time of surrender, between the then-current Guaranteed Interest Rate for a Guarantee Period equal to the duration left in your Guarantee Period, and the Guaranteed Interest Rate that applies to your Contract.

MATURITY VALUE -- The accumulated value of a Purchase Payment at the Guaranteed Interest Rate at the end of the Guarantee Period selected, minus all surrenders, surrender charges and premium taxes previously deducted.

OWNER (YOU, YOURS) -- For an individual Contract, the person or entity to whom the individual Contract is issued. Joint Owners, who share in ownership rights and any benefits or payments, may be named in nonqualified Contracts. For a group contract, the person or entity to whom the certificate under a group annuity Contract is issued.

PURCHASE PAYMENT -- The premium payment applied to the Contract less premium taxes if applicable.

                               PROSPECTUS SUMMARY
--------------------------------------------------------------------------------

Travelers Target Maturity is a single purchase payment modified guaranteed annuity contract available to eligible individuals. Modified Guaranteed Annuities offer a guaranteed fixed rate of return on your principal investment if you do not surrender your Contract before the Guarantee Period ends. If you do surrender your Contract before the end of the Guarantee Period, generally your Cash Value is subject to a Market Value Adjustment and Surrender Charge.

The Contract is offered by either The Travelers Insurance Company or The Travelers Life and Annuity Company ("the Company," "We" or "Us"). Both companies are indirect wholly-owned subsidiaries of Citigroup. The Travelers Life and Annuity Company does not solicit or issue insurance products in the state of New York. Refer to your Contract for the name of your issuing company. The Contract is available only in those states where it has been approved for sale.

You may select an initial Guarantee Period from those available from the Company. Currently, we offer Guarantee Periods up to ten years. Interest on the Purchase Payment is credited on a daily basis and so compounded in the Guaranteed Interest Rate. (See "Guarantee Periods" and "Establishment of Guaranteed Interest Rates".)

At the end of each Guarantee Period, a subsequent Guarantee Period of one year will automatically begin unless you elect another duration within thirty days before the Guarantee Period ends.

You may surrender your Contract, but the Cash Value may be subject to a Surrender Charge and/or a Market Value Adjustment. A full or partial surrender made prior to the end of a Guarantee Period will be subject to a Market Value Adjustment. The surrender charge may be deducted from any surrender made before the end of the seventh Contract Year. The surrender charge is computed as a percentage of the Cash Value being surrendered.

                 CONTRACT YEAR                    CHARGE AS A
           IN WHICH SURRENDER IS MADE       PERCENTAGE OF CASH VALUE
           --------------------------       ------------------------
                       1                              7%
                       2                              6%
                       3                              5%
                       4                              4%
                       5                              3%
                       6                              2%
                       7                              1%
                   Thereafter                         0%

There is no surrender charge for full or partial surrenders: (1) at the end of an initial Guarantee Period of at least three years, or (2) at the end of any other Initial Guarantee Period if the surrender occurs on or after the fifth Contract Year. We may waive surrender charges in certain instances. (See "Surrenders -- Waiver of Surrender Charge".)

There is no Market Value Adjustment if you surrender at the end of a guarantee period. Any such surrender request must be in writing and received by us within 30 days before the Guarantee Period ends. You may request any interest that has been credited during the prior Contract Year. No surrender charge or Market Value Adjustment will be imposed on such interest payments; however, all applicable premium taxes will be deducted. Any such surrender may also be subject to federal and state taxes. (See "Surrenders" and "Federal Tax Considerations".)

The Market Value Adjustment reflects the relationship between the current Guaranteed Interest Rate for the time left in the Guarantee Period at surrender and the Guaranteed Interest Rate that applies to your Contract. The Market Value Adjustment amount primarily depends on the interest rates the Company receives on its investments when the current Guaranteed Interest Rates are established. The Market Value Adjustment is sensitive, therefore, to changes in interest rates. It is possible that the amount you receive upon surrender may be less than your original Purchase Payment if interest rates increase. It is also possible that if interest rates decrease, the amount you receive upon surrender may be more than your original Purchase Payment plus accrued interest.

On the Annuity Commencement Date specified by you, the Company will make either a lump sum payment or start to pay a series of payments based on the Annuity Options you select. (See "Annuity Period".)

The Contract may provide for a death benefit that is the Account Value on the date we receive written notification of death. If the Annuitant dies before the Annuity Commencement Date with no designated Contingent Annuitant surviving, or if the Owner dies before the Annuity Commencement Date with the Annuitant surviving, we will pay the death benefit to the Beneficiary. We calculate the death benefit as of the date the Home Office receives written notification of due proof of death.
(See "Death Benefit".)

We will deduct any applicable premium taxes from the Cash Value either upon death, surrender, annuitization, or at the time the Purchase Payment is made to the Contract. (See "Surrenders Premium Taxes".)

                             THE INSURANCE COMPANIES
--------------------------------------------------------------------------------

Refer to your contract for the name of your issuing company.

The Travelers Insurance Company is a stock insurance company chartered in 1863 in the state of Connecticut and has been continuously engaged in the insurance business since that time. The Company is licensed to conduct life insurance business in all states of the United States, the District of Columbia, Puerto Rico, Guam, the U.S. and British Virgin Islands and the Bahamas. The Company is an indirect wholly-owned subsidiary of Citigroup Inc. The Company's home office is located at One Cityplace, Hartford, Connecticut 06103-3415.

The Travelers Life and Annuity Company is a stock insurance company chartered in 1973 in Connecticut and continuously engaged in the insurance business since that time. It is licensed to conduct life insurance business in all states of the United States (except New York), the District of Columbia and Puerto Rico. The Company is an indirect wholly-owned subsidiary of Citigroup Inc. The Company's Home Office is located at One Cityplace, Hartford, Connecticut 06103-3415.

                                  THE CONTRACTS
--------------------------------------------------------------------------------

APPLICATION AND PURCHASE PAYMENT

For the Company to issue a Contract to you, you must:

       o   complete an application or an order to purchase

       o   include your minimum Purchase Payment of at least $5,000 and

       o   submit both to our Home Office for approval.

The Company may:

       o   accept Purchase Payments up to $1 million without prior approval

       o contact you or your agent if the application or order form is not properly completed

       o return your entire application or order form and Purchase Payment if not properly completed.

RIGHT TO CANCEL

Generally, you may return your Contract to us at our Home Office within 10 days (7 days for IRAs) of delivery of your Contract. Depending on your state, we will return your Purchase Payment or Cash Value. Please refer to your Contract for any additional information.

                                GUARANTEE PERIODS
--------------------------------------------------------------------------------

You will select the duration of the Guarantee Period and corresponding declared Guaranteed Interest Rate. Your Purchase Payment will earn interest at the Guaranteed Interest Rate during the entire Guarantee Period. All interest earned will be credited daily; this compounding effect is reflected in the Guaranteed Interest Rate.


             EXAMPLE OF COMPOUNDING AT THE GUARANTEED INTEREST RATE

Beginning Account Value:          $50,000
Guarantee Period:                 5 years
Guaranteed Interest Rate:         5.50% Annual Effective Rate

                                                                            END OF CONTRACT YEAR
                                                ------------------------------------------------------------------------------
                                                   YEAR 1          YEAR 2          YEAR 3         YEAR 4           YEAR 5
                                                --------------  --------------  -------------- --------------  ---------------
Beginning Account Value......................   $   50,000.00
X (1 + Guaranteed Interest Rate).............           1.055
                                                --------------
                                                $   52,750.00
                                                ==============
Account Value at end of Contract Year 1......                   $   52,750.00
X (1 + Guaranteed Interest Rate).............                           1.055
                                                                --------------
                                                                $   55,651.25
                                                                ==============
Account Value at end of Contract Year 2......                                   $   55,651.25
X (1 + Guaranteed Interest Rate).............                                           1.055
                                                                                --------------
                                                                                $   58,712.07
                                                                                ==============
Account Value at end of Contract Year 3......                                                  $   58,712.07
X (1 + Guaranteed Interest Rate).............                                                          1.055
                                                                                               --------------
                                                                                               $   61,941.23
                                                                                               ==============
Account Value at end of Contract Year 4......                                                                  $    61,941.23
X (1 + Guaranteed Interest Rate).............                                                                           1.055
                                                                                                               ---------------
                                                                                                               $    65,348.00
                                                                                                               ===============
Account Value at end of Guarantee Period                                                                       $    65,348.00
(i.e. Maturity Value)........................                                                                  ===============

Total Interest Credited in Guarantee Period -- $65,348.00 - $50,000.00 =
$15,348.00 Account Value at end of Guarantee Period -- $50,000.00 + $15,348.00 = $65,348.00

THE ABOVE EXAMPLE ASSUMES NO SURRENDERS, DEDUCTIONS FOR PREMIUM TAXES, OR PRE-AUTHORIZED PAYMENT OF INTEREST DURING THE ENTIRE FIVE-YEAR PERIOD. A MARKET VALUE ADJUSTMENT OR SURRENDER CHARGE MAY APPLY TO ANY SUCH INTERIM SURRENDER (SEE "SURRENDERS"). THE HYPOTHETICAL GUARANTEED INTEREST RATES ARE ILLUSTRATIVE ONLY AND ARE NOT INTENDED TO PREDICT FUTURE GUARANTEED INTEREST RATES TO BE DECLARED UNDER THE CONTRACT. ACTUAL GUARANTEED INTEREST RATES DECLARED FOR ANY GIVEN TIME MAY BE MORE OR LESS THAN THOSE SHOWN.

We will notify you about subsequent Guarantee Periods near the end of your current Guarantee Period. At the end of a Guarantee Period:

       o you may elect a subsequent Guarantee Period by telephone or in writing

       o your Account Value will be transferred to the new Guarantee Period at the Guaranteed Interest Rate offered at that time

       o if you do not make any election, we will automatically transfer the Account Value into a 1-year Guarantee Period, which you may transfer out of into a new Guarantee Period with no transfer, surrender or Market Value Adjustment charge

                   ESTABLISHMENT OF GUARANTEED INTEREST RATES
--------------------------------------------------------------------------------

When you purchase your Contract, you will know the Guaranteed Interest Rate for the Guarantee Period you choose. We will send you a confirmation showing the amount of your Purchase Payment and the applicable Guaranteed Interest Rate. After the end of each calendar year, we will send you a statement that will show:

       o   your Account Value as of the end of the preceding year

       o   all transactions regarding your Contract during the year

       o   your Account Value at the end of the current year

       o   the Guaranteed Interest Rate being credited to your Contract.

The Company has no specific formula for determining Guaranteed Interest Rates in the future. The Guaranteed Interest Rates will be declared from time to time as market conditions dictate. (See "Investments by the Company".) In addition, the Company may also consider various other factors in determining Guaranteed Interest Rates for a given period, including regulatory and tax requirements, sales commissions, administrative expenses, general economic trends and competitive factors.

THE COMPANY WILL MAKE THE FINAL DETERMINATION AS TO GUARANTEED INTEREST RATES TO BE DECLARED. WE CANNOT PREDICT NOR CAN WE GUARANTEE FUTURE GUARANTEED INTEREST RATES.

                                   SURRENDERS
--------------------------------------------------------------------------------

GENERAL

You may make a full or partial surrender at any time, subject to the surrender charges described below. In the case of all surrenders, the Cash Value and Maturity Value will be reduced.

Upon request, we will inform you of the amount payable upon a full or partial surrender. Any full, partial or special surrender may be subject to tax. (See "Federal Tax Considerations".)

We may defer payment of any surrender up to six months from the date we receive your notice of surrender or the period permitted by state insurance law, if less. If we defer payment for more than 30 days, we will pay interest of at least 3.5% per annum on the amount deferred.

Participants in Section 403 (b) tax-deferred annuity plans may not make surrenders from certain amounts before the earliest of age 59 1/2, separation from service, death, disability or hardship. (See "Federal Tax Considerations --
Section 403 (b) Plans and Arrangements".)

SURRENDER CHARGE

There are no front-end sales charges. A surrender charge may be assessed on surrenders made before the end of the seventh Contract Year. The surrender charge is computed as a percentage of the Cash Value being surrendered.

                   CONTRACT YEAR                    CHARGE AS A
             IN WHICH SURRENDER IS MADE      PERCENTAGE OF CASH VALUE
             --------------------------      ------------------------
                         1                              7%
                         2                              6%
                         3                              5%
                         4                              4%
                         5                              3%
                         6                              2%
                         7                              1%
                     Thereafter                         0%

SPECIAL SURRENDERS

No surrender charge or Market Value Adjustment will apply for full or partial surrenders taken: (1) at the end of an Initial Guarantee Period of at least three years in duration; or (2) at the end of any other Initial Guarantee Period if the surrender occurs on or after the fifth Contract Year. However, Guarantee Periods initiated through the Guaranteed Period Exchange Option will be subject to the surrender charges based on the original Contract Date. (See "Guarantee Period Exchange Option".)

We will not assess a surrender charge if your Account Value is applied to elect an annuity option on the Annuity Commencement Date (except if the Fifth Option is elected within the First Contract Year). A Market Value Adjustment will be applied if the Annuity Commencement Date is not at the end of a Guarantee Period. To elect an annuity option, you must notify us at least 30 days before your Annuity Commencement Date.

In addition, for all full or partial surrenders, no surrender charge or Market Value Adjustment will apply to any interest credited during the previous Contract Year. Any such surrender may, however, be subject to federal or state taxes.

If you participate in our Minimum Distribution Program, any payments that satisfy the maximum requirements for the Minimum Distribution Program will not be subject to the Market Value Adjustment or surrender charge. Systematic withdrawals outside our Minimum Distribution Program are subject to a surrender charge and a Market Value Adjustment to the extent that the payments exceed the interest deducted during the prior Contract Year.

Any payments may be subject to federal or state taxes.

MARKET VALUE ADJUSTMENT

The amount payable on a full or partial surrender made before the end of any Guarantee Period may be adjusted up or down by the Market Value Adjustment.

The Market Value Adjustment is the relationship between the then-current Guaranteed Interest Rate for a Guarantee Period equal to the time left in your Guarantee Period, and the Guaranteed Interest Rate that applies to your Contract.

Generally, if your Guaranteed Interest Rate is lower than the applicable current Guaranteed Interest Rate, then the Market Value Adjustment will result in a lower payment upon surrender. Conversely, if your Guaranteed Interest Rate is higher than the applicable current Guaranteed Interest Rate, the Market Value Adjustment will result in a higher payment upon surrender.

The Market Value Adjustment amount primarily depends on the level of interest rates on the Company's investments when the current Guaranteed Interest Rates are established. The Market Adjusted Value is sensitive, therefore, to changes in current interest rates. It is possible that the amount you receive upon surrender would be less than the original Purchase Payment if interest rates increase. It is also possible that if interest rates decrease, the amount you receive upon surrender may be more than the original Purchase Payment plus accrued interest.

The formula for calculating the Market Value Adjustment is shown in Appendix B, which also contains an additional illustration of the application of the Market Value Adjustment.

WAIVER OF SURRENDER CHARGE

The surrender charge may be waived if:

       (a) distributions are applied to any one of the annuity options (except if the Fifth Option is elected within the first Contract
              Year) or

       (b) the Owner or Annuitant dies and payment of a death benefit is made to the Beneficiary.

GUARANTEE PERIOD EXCHANGE OPTION

Once each Contract Year after the first year, you may elect to transfer from your current Guarantee Period into a new Guarantee Period of a different duration and at the then-current Guaranteed Interest Rate. A Market Value Adjustment will be applied to your current Account Value at the time of transfer. There will be no surrender charge for this exchange. However, surrender charges will continue to be based on time elapsed from the original Contract Date. We reserve the right to charge a fee of up to $50 for such transfers, but do not impose a transfer charge as of the date of this prospectus.

PREMIUM TAXES

Certain state and local governments impose premium taxes. These taxes currently range from 0% to 5.0%, depending upon jurisdiction. The Company is responsible for paying these taxes and will determine the method used to recover premium tax expenses incurred. The Company will deduct any applicable premium taxes from the Cash Value either upon death, surrender, annuitization, or at the time the Purchase Payment is made to the Contract, but no earlier than when the Company has a tax liability under state law.

RESTRICTIONS ON FINANCIAL TRANSACTIONS

Federal laws designed to counter terrorism and prevent money laundering might, in certain circumstances, require us to block a contract owner's ability to make certain transactions and thereby refuse to accept any request for transfers, withdrawals, surrenders, or death benefits, until the instructions are received from the appropriate regulator. We may also be required to provide additional information about you and your contract to government regulators.

                                  DEATH BENEFIT
--------------------------------------------------------------------------------

For nonqualified Contracts, IRAs and individual Section 403 (b) Contracts, the Death Benefit is the Account Value on the date we receive written notification of due proof of death. There is no death benefit payable under group contracts issued to tax qualified plans under Sections 403 (b) (ERISA only), 457 or 401
(k).

PAYMENT OF PROCEEDS

The process of paying death benefit proceeds before the maturity date under various situations for nonqualified contracts is summarized in the charts below. The charts do not encompass every situation and are merely intended as a general guide. More detailed information is provided in your Contract. Generally, the person (s) receiving the benefit may request that the proceeds be paid in a lump sum, or be applied to one of the settlement options available under the Contract.

-------------------------------------- ----------------------------------------------------------------------------------------
     BEFORE THE MATURITY DATE,             THE COMPANY WILL                                                  MANDATORY PAYOUT
       UPON THE DEATH OF THE             PAY THE PROCEEDS TO:       UNLESS. . .                                RULES APPLY*
-------------------------------------- ----------------------------------------------------------------------------------------
OWNER (WHO IS NOT THE ANNUITANT)       The Beneficiary (ies),       Unless the Beneficiary is the            Yes
(WITH NO JOINT OWNER)                  or if none, to the           Contract Owner's spouse and the
                                       Contract Owner's estate.     spouse elects to continue the
                                                                    contract as the new owner rather
                                                                    than receive the distribution.

-------------------------------------- ----------------------------------------------------------------------------------------
OWNER (WHO IS THE ANNUITANT) (WITH     The Beneficiary (ies),       Unless the Beneficiary is the            Yes
NO JOINT OWNER)                        or if none, to the           Contract Owner's spouse and the
                                       Contract Owner's estate.     spouse elects to continue the
                                                                    contract as the new owner rather
                                                                    than receive the distribution.

-------------------------------------- ----------------------------------------------------------------------------------------

-------------------------------------- ----------------------------------------------------------------------------------------
     BEFORE THE MATURITY DATE,             THE COMPANY WILL                                                  MANDATORY PAYOUT
       UPON THE DEATH OF THE             PAY THE PROCEEDS TO:       UNLESS. . .                                RULES APPLY*
-------------------------------------- ----------------------------------------------------------------------------------------
JOINT OWNER (WHO IS NOT THE            The surviving joint          Unless the surviving joint owner is      Yes
ANNUITANT)                             owner.                       the spouse and elects to continue
                                                                    the Contract.

-------------------------------------------------------------------------------------------------------------------------------
JOINT OWNER (WHO IS THE ANNUITANT)     The surviving joint          Unless the surviving joint owner is      Yes
                                       owner.                       the Contract Owner's spouse and the
                                                                    spouse elects to continue the
                                                                    Contract.

                                                                    Or, unless there is a Contingent
                                                                    Annuitant the Contingent Annuitant
                                                                    becomes the Annuitant and the
                                                                    proceeds will be paid to the
                                                                    surviving joint owner. If the
                                                                    surviving joint owner is the
                                                                    spouse, the spouse may elect to
                                                                    continue the Contract.

-------------------------------------------------------------------------------------------------------------------------------
ANNUITANT (WHO IS NOT THE              The Beneficiary (ies),       Unless, the Beneficiary is the           Yes
CONTRACT OWNER)                        or if none, to the           Contract Owner's spouse and the
                                       Contract Owner.              spouse elects to continue the
                                                                    Contract as the new owner rather
                                                                    than receive the distribution.

                                                                    Or, unless there is a Contingent
                                                                    Annuitant. Then, the Contingent
                                                                    Annuitant becomes the Annuitant and
                                                                    the Contract continues in effect
                                                                    (generally using the original
                                                                    Maturity Date). The proceeds will
                                                                    then be paid upon the death of the
                                                                    Contingent Annuitant or owner.

-------------------------------------------------------------------------------------------------------------------------------
ANNUITANT (WHO IS THE CONTRACT         See death of "owner who                                               Yes
OWNER)                                 is the Annuitant" above.

-------------------------------------------------------------------------------------------------------------------------------
ANNUITANT (WHERE OWNER IS A            The Beneficiary (ies)                                                 Yes (Death of
NONNATURAL PERSON/TRUST)               (e.g. the trust).                                                     Annuitant is
                                                                                                             treated as death
                                                                                                             of the owner in
                                                                                                             these
                                                                                                             circumstances.)

-------------------------------------------------------------------------------------------------------------------------------
CONTINGENT ANNUITANT (ASSUMING         No death proceeds are        N/A
ANNUITANT IS STILL ALIVE)              payable; Contract
                                       continues.

-------------------------------------------------------------------------------------------------------------------------------
BENEFICIARY                            No death proceeds are                                                 N/A
                                       payable; Contract
                                       continues.

-------------------------------------------------------------------------------------------------------------------------------
CONTINGENT BENEFICIARY                 No death proceeds are                                                 N/A
                                       payable; Contract
                                       continues.

-------------------------------------------------------------------------------------------------------------------------------

----------
 * Certain payout rules of the Internal Revenue Code (IRC) are triggered upon the death of any Owner. Non-spousal Beneficiaries (as well as spousal beneficiaries who choose not to assume the contract) must begin taking distributions based on the Beneficiary's life expectancy within one year of death or take a complete distribution of contract proceeds within 5 years of death.

DEATH PROCEEDS AFTER THE MATURITY DATE

If any owner or the Annuitant dies on or after the maturity date, the Company will pay the Beneficiary a death benefit consisting of any benefit remaining under the annuity or income option then in effect.

                                 ANNUITY PERIOD
--------------------------------------------------------------------------------

ELECTION OF ANNUITY COMMENCEMENT DATE AND FORM OF ANNUITY

You can select an Annuity Commencement Date at the time you apply for a Contract. If no date is elected, for nonqualified Contracts, the automatic default age is 90. For qualified Contracts, the automatic default age is 70 1/2. Within 30 days before your Annuity Commencement Date, you may elect to have all or a portion of your Cash Surrender Value paid in a lump sum on your Annuity Commencement Date. Or, at least 30 days before the Annuity Commencement Date, you may elect to have your Cash Value or a portion thereof (less applicable premium taxes, if any) distributed under any of the Annuity Options described below. If Option 5 "Payments for a Designated Period" is elected in the first contract year, the Cash Surrender Value will be applied.

If no option is elected for nonqualified Contracts, the Cash Value will be applied on the Annuity Commencement Date under the Second Option to provide a life annuity with 120 monthly payments certain. For qualified Contracts, the Cash Value will be applied to Option 4, to provide a joint and last life annuity. This Contract may not be surrendered once annuity payments begin, except with respect to Option 6.

CHANGE OF ANNUITY COMMENCEMENT DATE OR ANNUITY OPTION

You may change the Annuity Commencement Date at any time as long as such change is made in writing and is received by us at least 30 days prior to the scheduled Annuity Commencement Date. Once an Annuity Option has begun, it may not be changed.

ANNUITY OPTIONS

Any one of the following Annuity Options may be elected. Annuity payments may be available on a monthly, quarterly, semiannual or annual basis. The minimum amount that may be applied to Annuity Options is $2,000 unless we consent to a smaller amount.

OPTION 1 -- LIFE ANNUITY -- NO REFUND: The Company will make annuity payments during the lifetime of the Annuitant ending with the last payment before death. This option offers the maximum periodic payment, since there is no assurance of a minimum number of payments or provision for a death benefit for beneficiaries.

OPTION 2 -- LIFE ANNUITY WITH 120, 180 OR 240 MONTHLY PAYMENTS ASSURED: The Company will make monthly annuity payments during the lifetime of the Annuitant, with the agreement that if, at the death of that person, payments have been made for less than 120, 180 or 240 months as elected, we will continue making payments to the Beneficiary during the remainder of the period.

OPTION 3 -- CASH REFUND LIFE ANNUITY: The Company will make monthly annuity payments during the lifetime of the Annuitant. Upon the death of the Annuitant, the Beneficiary will receive a payment equal to the Cash Value applied to this option on the Annuity Commencement Date minus the dollar amount of annuity payments already paid.

OPTION 4 -- JOINT AND LAST SURVIVOR LIFE ANNUITY -- NO REFUND: The Company will make regular annuity payments during the lifetime of the Annuitant and a second person. When either person dies, we will continue making payments to the survivor. No further payments will be made following the death of the survivor.

OPTION 5 -- PAYMENTS FOR A DESIGNATED PERIOD: We will make periodic payments guaranteed for the number of years selected which may be from five to thirty years.

OPTION 6 -- ANNUITY PROCEEDS SETTLEMENT OPTION: Proceeds from the Death Benefit may be left with the Company for a period not to exceed five years from the date of the Owner's or Annuitant's death prior to the Annuity Commencement Date. The proceeds will remain in the same Guarantee Period and continue to earn the same Guaranteed Interest Rate as at the time of death. If the Guarantee Period ends before the end of the five-year period, the Beneficiary may elect a new Guarantee Period with a duration not to exceed the time remaining in the period of five years from the date of the Owner's or Annuitant's death. Full or partial surrenders may be made at any time. In the event of surrenders, the remaining Cash Value will equal the proceeds left with the Company, minus any surrender charge and applicable premium tax, plus any interest earned. A Market Value Adjustment will be applied to all surrenders except those occurring at the end of a Guarantee Period.

The Tables in the Contract reflect guaranteed dollar amounts of monthly payments for each $1,000 applied under the first five Annuity Options listed above. Under Options 1, 2 or 3, the amount of each payment will depend upon the age (and, for nonqualified Contracts, sex) of the Annuitant at the time the first payment is due. Under Option 4, the amount of each payment will depend upon the payees' ages at the time the first payment is due (and, for nonqualified Contracts, the sex of both payees).

The Tables for Options 1, 2, 3 and 4 are based on the 1983 Individual Annuitant Mortality Table A with ages set back one year and a net investment rate of 3% per annum. The table for Option 5 is based on a net investment rate of 3% per annum. If mortality appears more favorable and interest rates so justify, at our discretion, we may apply other tables which will result in higher payments for each $1,000 applied under one or more of the first five Annuity Options.

ANNUITY PAYMENT

The first payment under any Annuity Option will be made on the Annuity Commencement Date. Subsequent payments will be made in accordance with the manner of payment selected and are based on the first payment date.

The option elected must result in a payment at least equal to the minimum payment amount according to Company rules then in effect. If at any time payments are less than the minimum payment amount, the Company has the right to change the frequency to an interval resulting in a payment at least equal to the minimum. If any amount due is less than the minimum per year, the Company may make other arrangements that are equitable to the Annuitant.

Once annuity payments have begun, no surrender of the annuity benefit (including benefits under Option 5) can be made for the purpose of receiving a lump-sum settlement.

DEATH OF ANNUITANT AFTER ANNUITY COMMENCEMENT DATE

If the Annuitant dies after the Annuity Commencement Date, any amount payable as a death benefit will be distributed at least as rapidly as under the method of distribution in effect.

                           INVESTMENTS BY THE COMPANY
--------------------------------------------------------------------------------

We must invest our assets according to applicable state laws regarding the nature, quality and diversification of investments that may be made by life insurance companies. In general, these laws permit investments, within specified limits and subject to certain qualifications, in federal, state and municipal obligations, corporate bonds, preferred and common stocks, real estate mortgages, real estate and certain other investments. Purchase Payments made to Contracts issued by the Travelers Insurance Company are invested in Separate Account MGA, and purchase payments made to contracts issued by the Travelers Life and Annuity Company are invested in Separate Account MGA II. Both Separate Account MGA and MGA II are non-unitized separate accounts and are not chargeable with liabilities arising out of any other business that the Company may conduct. Owners do not share in the investment performance of assets allocated to the Separate Accounts. The obligations under the Contract are independent of the investment performance of the Separate Accounts and are the obligations of the Company.

In establishing Guaranteed Interest Rates, the Company will consider the yields on fixed income securities that are part of the Company's current investment strategy for the Contracts at the time that the Guaranteed Interest Rates are established. (See "Establishment of Guaranteed Interest Rates".) The current investment strategy for the Contracts is to invest in fixed income securities, including public bonds, privately placed bonds, and mortgages, some of which may be zero coupon securities. While this generally describes our investment strategy, we are not obligated to follow any particular strategy except as may be required by federal and state laws.

                           AMENDMENT OF THE CONTRACTS
--------------------------------------------------------------------------------

We reserve the right to amend the Contracts to comply with applicable federal or state laws or regulations. We will notify you in writing of any such amendments.

                           ASSIGNMENT OF THE CONTRACTS
--------------------------------------------------------------------------------

Our rights as evidenced by a Contract may be assigned as permitted by applicable law. An assignment will not be binding upon us until we receive notice from you in writing. We assume no responsibility for the validity or effect of any assignment. You should consult your tax adviser regarding the tax consequences of an assignment.

                          DISTRIBUTION OF THE CONTRACTS
--------------------------------------------------------------------------------

Travelers Distribution LLC ("TDLLC"), an affiliate of the Company, is the principal underwriter of the Contracts. TDLLC is registered with the Securities and Exchange Commission under the Act as a broker-dealer, and is a member of the National Association of Securities Dealers, Inc. The Contract is offered through both affiliated and non-affiliated broker dealers.

The principal underwriter enters into selling agreements with certain broker-dealers registered under the Act. Under the selling agreements such broker-dealers may offer Contracts to persons who have established an account with the broker-dealer. In addition, the Company may offer certificates to members of certain other eligible groups. The Company will pay a maximum commission of 7% of the Purchase Payment for the sale of a Contract. Tower Square Securities, Inc., an affiliate of the Company, receives greater compensation for selling the contract than nonaffiliated broker-dealers.

From time to time, the Company may offer customers of certain broker-dealers special Guaranteed Interest Rates and negotiated commissions. In addition, the Company may offer Contracts to members of certain other eligible groups through trusts or otherwise. Also, we may pay additional compensation or permit other promotional incentives in cash, credit or other compensation for, among other things, training, marketing or services provided.

                           FEDERAL TAX CONSIDERATIONS
--------------------------------------------------------------------------------

GENERAL

The Company is taxed as a life insurance company under Subchapter L of the Code. Generally, amounts credited to a contract are not taxable until received by the Contract Owner, participant or Beneficiary, either in the form of annuity payments or other distributions. Tax consequences and limits are described further below for each annuity program.

NOTE TO PARTICIPANTS IN QUALIFIED PLANS INCLUDING 401, 403 (B), 457 AS WELL AS IRA OWNERS:

While annual plan contribution limits may be increased from time to time by Congress and the IRS for federal income tax purposes, these limits must be adopted by each state for the higher limits to be effective at a state income tax level. In other words, permissible contribution limit for income tax purposes may be different at the federal level from your state's income tax laws. Please consult your employer or tax adviser regarding this issue.

SECTION 403 (B) PLANS AND ARRANGEMENTS

Purchase Payments for a tax-deferred annuity contract (including salary reduction contributions) may be made by an employer for employees under annuity plans adopted by public educational organizations and certain organizations which are tax exempt under Section 501 (C) (3) of the Code. Within statutory limits, such payments are not currently includable in the gross income of the participants. Increases in the value of the Contract attributable to these

Purchase Payments are similarly not subject to current taxation. Instead, both the contributions to the tax-sheltered annuity and the income in the Contract are taxable as ordinary income when distributed.

An additional tax of 10% will apply to any taxable distribution received by the participant before the age of 59 1/2, except when due to death, disability, or as part of a series of payments for life or life expectancy, or made after the age of 55 with separation from service. There are other statutory exceptions that may apply in certain situations.

Amounts attributable to salary reductions made to a tax-sheltered annuity and income thereon may not be withdrawn prior to attaining the age of 59 1/2, separation from service, death, total and permanent disability, or in the case of hardship as defined by federal tax law and regulations. Hardship withdrawals are available only to the extent of the salary reduction contributions and not from the income attributable to such contributions. These restrictions do not apply to assets held generally as of December 31, 1988.

Distributions must begin by April 1st of the calendar year following the later of the calendar year in which the participant attains the age of 70 1/2 or the calendar year in which the Participant retires. Certain other mandatory distribution rules apply at the death of the participant.

Certain distributions, including most partial or full redemptions or "term-for-years" distributions of less than 10 years, are eligible for direct rollover to another 403 (b) contract, certain qualified plans or to an Individual Retirement Arrangement (IRA) without federal income tax withholding.

To the extent an eligible rollover distribution is not directly rolled over to another 403 (b) contract, an IRA or eligible qualified contract, 20% of the taxable amount must be withheld. In addition, current tax may be avoided on eligible rollover distributions which were not directly transferred to a qualified retirement program if the participant makes a rollover to a qualified retirement plan or IRA within 60 days of the distribution.

Distributions in the form of annuity payments are taxable to the participant or Beneficiary as ordinary income in the year of receipt, except that any distribution that is considered the participant's "investment in the Contract" is treated as a return of capital and is not taxable.

QUALIFIED PENSION AND PROFIT-SHARING PLANS

Like most other contributions made under a qualified pension or profit-sharing trust described in Section 401 (a) of the Code and exempt from tax under Section 501 (a) of the Code, a Purchase Payment made by an employer (including salary reduction contributions under Section 401(k) of the Code) is not currently taxable to the participant and increases in the value of a contract are not subject to taxation until received by a participant or Beneficiary.

Distributions in the form of annuity payments are taxable to the participant or Beneficiary as ordinary income in the year of receipt, except that any distribution that is considered the participant's "investment in the contract" is treated as a return of capital and is not taxable. Certain eligible rollover distributions including most partial and full surrenders or term-for-years distributions of less than 10 years are eligible for direct rollover to an eligible retirement plan or to an IRA without federal income tax withholding.

If a distribution that is eligible for rollover is not directly rolled over to another qualified retirement plan or IRA, 20% of the taxable amount must be withheld. In addition, current tax may be avoided on eligible rollover distributions that were not directly transferred to a qualified retirement program if the participant makes a rollover contribution to a qualified retirement plan or IRA within 60 days of the distribution.

Distributions must begin by April Ist of the calendar year following the later of the calendar year in which you attain age 70 1/2 or the calendar year in which you retire, except that if you are a 5% owner as defined in Code Section 416(i) (1) (B), distributions must begin by April Ist of the calendar year following the calendar year in which you attain age 70 1/2. Certain other mandatory distribution rules apply on the death of the participant.

An additional tax of 10% will apply to any taxable distribution received by the participant before the age of 59 1/2, except by reason of death, disability or as part of a series of payments for life or life expectancy, or at early retirement at or after the age of 55. There are other statutory exceptions which may apply in certain situations.

INDIVIDUAL RETIREMENT ANNUITIES

To the extent of earned income for the year and not exceeding the applicable limit for the taxable year, an individual may make deductible contributions to an individual retirement annuity (IRA). The applicable limit ($2,000 per year prior to 2002) has been increased by the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA"). The limit is $3,000 for calendar years 2002-2004, $4,000 for calendar years 2005-2007, and will be indexed for inflation in years subsequent to 2008. (Note: The minimum Purchase Payment allowed for this Contract is $5,000.) There are certain limits on the deductible amount based on the adjusted gross income of the individual and spouse based on their participation in a retirement plan. If an individual is married and the spouse is not employed, the individual may establish IRAs for the individual and spouse. Purchase Payments may then be made annually into IRAs for both spouses in the maximum amount of 100% of earned income up to a combined limit based on the individual limits outlined above.

Partial or full distributions are treated as ordinary income, except that amounts contributed after 1986 on a non-deductible basis are not includable in income when distributed. An additional tax of 10% will apply to any taxable distribution from the IRA that is received by the participant before the age of 59 1/2 except by reason of death, disability or as part of a series of payments for life or life expectancy. Distributions must commence by April 1st of the calendar year after the close of the calendar year in which the individual attains the age of 70 1/2. Certain other mandatory distribution rules apply on the death of the individual. The individual must maintain personal and tax return records of any non-deductible contributions and distributions.

Section 408 (k) of the Code provides for the purchase of a Simplified Employee Pension (SEP) plan. A SEP is funded through an IRA with an annual employer contribution limit of $40,000 for each participant.

ROTH IRAS

Effective January 1, 1998, Section 408A of the Code permits certain individuals to contribute to a Roth IRA. Eligibility to make contributions is based upon income, and the applicable limits vary based on marital status and/or whether the contribution is a rollover contribution from another IRA or an annual contribution. Contributions to a Roth IRA, which are subject to certain limitations, (similar to the annual limits for traditional IRAs), are not deductible and must be made in cash or as a rollover or transfer from another Roth IRA or other IRA. A conversion of "traditional" IRA to a Roth IRA may be subject to tax and other special rules apply. You should consult a tax adviser before combining any converted amounts with other Roth IRA contributions, including any other conversion amounts from other tax years.

Qualified distributions from a Roth IRA are tax-free. A qualified distribution requires that the Roth IRA has been held for at least 5 years, and the distribution is made after age 59 1/2, on death or disability of the owner, or for a limited amount ($10,000) for a qualified first time home purchase for the owner or certain relatives. Income tax and a 10% penalty tax may apply to distributions made (1) before age 59 1/2 (subject to certain exceptions) or (2) during five taxable years starting with the year in which the first contribution is made to the Roth IRA.

SECTION 457 PLANS

Section 457 of the Code allows employees and independent contractors of state and local governments and tax-exempt organizations to defer a portion of their salaries or compensation to retirement years without paying current income tax on either the deferrals or the earnings on the deferrals.

The Owner of contracts issued under Section 457 plans by non-governmental employers is the employer or a contractor of the participant and amounts may not be made available to participants (or beneficiaries) until separation from service, retirement or death or an unforeseeable emergency as determined by Treasury Regulations. The proceeds of annuity contracts purchased by Section 457 plans are subject to the claims of general creditors of the employer or contractor. A different rule applies with respect to Section 457 plans that are established by governmental employers. The contract must be for the exclusive benefit of the plan participants (and their beneficiaries), and the governmental employer (and their creditors) must have no claim on the contract.

Distributions must begin by April 1st of the calendar year following the later of the calendar year in which the participant attains the age of 70 1/2 or the calendar year in which the participant retires. Certain other mandatory distribution rules apply upon the death of the participant.

All distributions from plans that meet the requirements of Section 457 of the Code are taxable as ordinary income in the year paid or made available to the participant or Beneficiary.

NONQUALIFIED ANNUITIES

Individuals may purchase tax-deferred annuities without any limits. The Purchase Payment receives no tax benefit, deduction or deferral, but taxes on the increases in the value of the Contract are generally deferred until distribution. Generally, if an annuity is owned other than by an individual, the owner will be taxed each year on the increase in the value of the Contract. An exception applies for Purchase Payments made before March 1, 1986. In addition, for Contracts issued after April 22, 1987, all deferred increases in value will be includable annually in the income of an Owner when that Owner transfers the Contract without adequate considerations.

The federal tax law requires nonqualified annuity contracts issued on or after January 19, 1985 to meet minimum mandatory distribution requirements upon the death of the Contract Owner. Failure to meet these requirements will cause the succeeding Contract Owner or Beneficiary to lose the tax benefits associated with annuity contracts, i.e., primarily the tax deferral prior to distribution. The distribution required depends upon whether an Annuity Option is elected or whether the succeeding Owner is the surviving spouse. Contracts will be administered by the Company in accordance with these rules.

If two or more nonqualified annuity contracts are purchased from the same insurer within the same calendar year, such annuity contracts will be aggregated for federal income tax purposes. As a result, distributions from any of them will be taxed based upon the amount of income in all of the same calendar year series of annuities. This will generally have the effect of causing taxes to be paid sooner on the deferred gain in the contracts.

Those receiving partial distributions made before annuitization of a contract will generally be taxed on an income-first basis to the extent of income in the Contract. Certain pre-August 14, 1982 deposits into a nonqualified annuity contract that have been placed in the Contract by means of a tax-deferred exchange under Section 1035 of the Code may be withdrawn first without income tax liability. This information on deposits must be provided to the Company by the other insurance company at the time of the exchange. There is income in the Contract generally to the extent the Cash Value exceeds the investment in the Contract. The investment in the Contract is equal to the amount of premiums paid less any amount received previously that was excludable from gross income. Any direct or indirect borrowing against the value of the Contract or pledging of the Contract as security for a loan will be treated as a cash withdrawal under the tax law.

With certain exceptions, the law will impose an additional tax if a Contract Owner makes a withdrawal of any amount under the Contract that is allocable to an investment made after August 13, 1982. The amount of the additional tax will be 10% of the amount includable in income by the Contract Owner because of the withdrawal. The additional tax will not be imposed if the amount is received on or after the Contract Owner reaches the age of 59 1/2, or if the amount is one of a series of substantially equal periodic payments made for life or life expectancy of the taxpayer. The additional tax will not be imposed if the withdrawal or partial surrender follows the death or disability of the Contract Owner.

THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974

Under the Employee Retirement Income Security Act of 1974 ("ERISA"), as amended, certain special provisions may apply to the Contract if the Owner of a Section 403 (b) plan Contract or the owner of a contract issued to certain qualified plans requests that the Contract be issued to conform to ERISA or if the Company has notice that the Contract was issued pursuant to a plan subject to ERISA.

ERISA requires that certain Annuity Options, withdrawals or other payments and any application for a loan secured by the Contract may not be made until the Participant has filed a Qualified Election with the plan administrator. Under certain plans, ERISA also requires that a designation of a Beneficiary other than the participant's spouse be deemed invalid unless the participant has filed a Qualified Election.

A Qualified Election must include either the written consent of the Participant's spouse, notarized or witnessed by an authorized plan representative, or the participant's certification that there is no spouse or that the spouse cannot be located.

The Company intends to administer all contracts to which ERISA applies in a manner consistent with the direction of the plan administrator regarding the provisions of the plan, in accordance with applicable law.

Because these requirements differ according to the plan, a person contemplating the purchase of an annuity contract should consider the provisions of the plan.

FEDERAL INCOME TAX WITHHOLDING

The portion of a distribution that is taxable income to the recipient will be subject to federal income tax withholding, generally pursuant to Section 3405 of the Code. The application of this provision is summarized below.

       1. ELIGIBLE ROLLOVER DISTRIBUTION FROM SECTION 403(B) PLANS OR ARRANGEMENTS, FROM QUALIFIED PENSION AND PROFIT-SHARING PLANS, OR FROM 457 PLANS SPONSORED BY GOVERNMENTAL ENTITIES

             There is a mandatory 20% tax withholding for plan distributions that are eligible for rollover to an IRA or to another retirement plan but that are not directly rolled over. A distribution made directly to a participant or Beneficiary may avoid this result if:

             (a) a periodic settlement distribution is elected based upon a life or life expectancy calculation, or

             (b) a complete term-for-years settlement distribution is elected for a period of ten years or more, payable at least annually, or

             (c) a minimum required distribution as defined under the tax law is taken after the attainment of the age of 70 1/2 or as otherwise required by law.

             A distribution including a rollover that is not a direct rollover will require the 20% withholding, and the 10% additional tax penalty on premature withdrawals may apply to any amount not added back in the rollover. The 20% withholding may be recovered when the participant or Beneficiary files a personal income tax return for the year if a rollover was completed within 60 days of receipt of the funds, except to the extent that the participant or spousal Beneficiary is otherwise underwithheld or short on estimated taxes for that year.

       2.    OTHER NON-PERIODIC DISTRIBUTIONS (FULL OR PARTIAL REDEMPTIONS)

             To the extent not subject to the mandatory 20% withholding as described in (1) above, the portion of a nonperiodic distribution which constitutes taxable income will be subject to federal income tax withholding, to the extent such aggregate distributions exceed $200 for the year, unless the recipient elects not to have taxes withheld. If an election to opt out of withholding is not provided, 10% of the taxable portion of the distribution will be withheld as federal income tax; provided that the recipient may elect any other percentage. Election forms will be provided at the time distributions are requested. This form of withholding applies to all annuity programs.

       3. PERIODIC DISTRIBUTIONS (DISTRIBUTIONS PAYABLE OVER A PERIOD GREATER THAN ONE YEAR)

             The portion of a periodic distribution that constitutes taxable income will be subject to federal income tax withholding under the wage withholding tables as if the recipient were married claiming three exemptions. A recipient may elect not to have income taxes withheld or have income taxes withheld at a different rate by providing a completed election form. Election forms will be provided at the time distributions are requested. This form of withholding applies to all annuity programs.

Recipients who elect not to have withholding made are liable for payment of federal income tax on the taxable portion of the distribution. All recipients may also be subject to penalties under the estimated tax payment rules if withholding and estimated tax payments are not sufficient.

Recipients who do not provide a social security number or other taxpayer identification number will not be permitted to elect out of withholding. Additionally, United States citizens residing outside of the country, or U.S. legal residents temporarily residing outside the country, are subject to different withholding rules and cannot elect out of withholding.

TAX ADVICE

Because of the complexity of the law and the fact that the tax results will vary according to the factual status of the individual involved, a person contemplating purchase of an annuity contract and/or an Owner, participant or Beneficiary who may make elections under a contract should consult with a qualified tax or legal adviser prior to such purchase or the making of an election. It should be understood that the foregoing description of the federal income tax consequences under these contracts is not exhaustive and that special rules are provided with respect to situations not discussed here. It should be understood that if a tax benefited plan loses its exempt status, employees could lose some of the tax benefits described. For further information, a qualified tax adviser should be consulted.

                              AVAILABLE INFORMATION
--------------------------------------------------------------------------------

The Company files reports and other information with the Securities and Exchange Commission ("Commission"), as required by law. You may read and copy this information and other information at the following locations:

       o public reference facilities of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C.,

       o the Commission's Regional Offices located at 233 Broadway, New York, New York 10279,

       o the Commission's Regional Offices located at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661.

Under the Securities Act of 1933, each Company has filed with the Commission a registration statement (the "Registration Statement") relating to the Contracts offered by this prospectus. This prospectus has been filed as a part of the Registration Statement and does not contain all of the information set forth in the Registration Statement and the exhibits, and reference is hereby made to such Registration Statement and exhibits for further information relating to the Company and the Contracts. The Registration Statement and the exhibits may be inspected and copied as described above. Although the Company furnishes certificate and contract holders with the annual reports on Form 10-K for the year ended December 31, 2003 the Company does not plan to furnish subsequent financial reports.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
--------------------------------------------------------------------------------

Each Company's latest annual report on Form 10-K has been filed with the Commission. They are incorporated by reference into this Prospectus and copies must accompany this Prospectus.

The Forms 10-K for the period ended December 31, 2003 contain additional information about the Company, including audited financial statements for the Company's latest fiscal year. Each Company filed its Form 10-K on March 22, 2004. The Travelers Insurance Company filed its Form 10-K via Edgar File No. 33-03094. The Travelers Life and Annuity Company filed its Form 10-K via Edgar File No. 33-58677.

If requested, the Company will furnish, without charge, a copy of any and all of the documents incorporated by reference, other than exhibits to those documents (unless such exhibits are specifically incorporated by reference in those documents). You may direct your requests to The Travelers Insurance Company, One Cityplace, Hartford, Connecticut 06103-3415, Attention: Annuity Services. The telephone number is (860) 422-3985. You may also obtain copies of any documents, incorporated by reference into this prospectus by accessing the Commission's website (http: //www.sec.gov).

                                  LEGAL OPINION
--------------------------------------------------------------------------------

Legal matters in connection with federal laws and regulations affecting the issue and sale of the Contracts described in this prospectus and the organization of the Company, its authority to issue such Contracts under Connecticut law and the validity of the forms of the Contracts under Connecticut law have been passed on by the Deputy General Counsel of the Company.

                                     EXPERTS
--------------------------------------------------------------------------------

The consolidated financial statements and schedules of The Travelers Insurance Company and subsidiaries as of December 31, 2003 and 2002, and for each of the years in the three-year period ended December 31, 2003, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent accountants, also incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit reports covering the December 31, 2003, consolidated financial statements and schedules refer to changes in the Company's methods of accounting for variable interest entities in 2003, for goodwill and intangible assets in 2002, and for derivative instruments and hedging activities and for securitized financial assets in 2001.

The financial statements and schedules of The Travelers Life and Annuity Company as of December 31, 2003 and 2002, and for each of the years in the three-year period ended December 31, 2003, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent accountants, also incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit reports covering the December 31, 2003, financial statements and schedules refer to changes in the Company's methods of accounting for goodwill and intangible assets in 2002 and for derivative instruments and hedging activities and for securitized financial assets in 2001.

                                   APPENDIX A
--------------------------------------------------------------------------------

Plans eligible to purchase the Contract are pension and profit sharing plans qualified under Section 401 (a) of the Internal Revenue Code, Section 403 (b) ERISA plans, and eligible state deferred compensation plans under Section 457 of the Code ("Qualified Plans").

To apply for a group annuity contract, the trustee or other applicant must complete an application or purchase order for the Group Annuity Contract and make a Purchase Payment. A group annuity contract will then be issued to the applicant. While no Certificates are issued, each Purchase Payment and the Account established thereby, are confirmed to the Contract Owner. Each account will have its own optional Guarantee Period and Guaranteed Interest Rate. Surrenders under the Group Annuity Contract may be made at the election of the Contract Owner, from the Account established under the Contract. Account surrenders are subject to the same limitations, adjustments and charges as surrenders made under a certificate (see "Surrenders"). Surrender Values may be taken in cash or applied to purchase annuities for the Contract Owners' Qualified Plan participants.

Because there are no individual participant accounts, the qualified group annuity contract issued in connection with a Qualified Plan does not provide for death benefits. Annuities purchased for Qualified Plan participants may provide for a payment upon the death of the Annuitant depending on the option chosen (see "Annuity Options"). Additionally, since there are no Annuitants prior to the actual purchase of an Annuity by the Contract Owner, the provisions regarding the Annuity Commencement Date are not applicable.

                                   APPENDIX B
--------------------------------------------------------------------------------

MARKET VALUE ADJUSTMENT

The application of a Market Value Adjustment may adjust up or down your account value. The following describes the amount the Market Value Adjustment applies to:
                                                       t/365
Maturity Value  =  [(Current Account Value - FI)x(1+iG)      ]

                                                 1
Market Adjusted Value  =  [(Maturity Value)x --------- ]
                                                   t/365
                                             (1+iC)

       o where: "FI" is the available free interest credited for the Previous Certificate Year, "iG" is the Guaranteed Credited rate as stated on the contract specification page, "iC" is the Guaranteed Interest Rate for a Guarantee period of "t" days, where "t" is the number of days remaining in the Guarantee Period adjusted for leap years.

The total amount available to customers, prior to any charges or premium taxes, is: Market Adjusted Value + Free Interest.

The current Guaranteed Interest Rate is declared periodically by the Company and is based on the rate (straight line interpolation between whole years) which the Company is then paying on premiums paid under this class of Contracts with the same maturity date as the Purchase Payment to which the formula is being applied.

                    ILLUSTRATION OF A MARKET VALUE ADJUSTMENT

Purchase Payment:                 $50,000.00
Guarantee Period:                 5 years
Guaranteed Interest Rate:         5.50% Effective Annual Rate

The following examples illustrate how the Market Value Adjustment may affect the values of your Contract. In these examples, a Purchase Payment of $50,000 was made to the Contract. After one year of the guarantee period, the Account Value (i.e., the Purchase Payment plus accumulated interest) would be $52,750.

The Market Adjusted Value is calculated based on your then current Account Value less any available free interest, and is based on a rate the Company is crediting at the time on new Purchase Payments of the same term-to-maturity as the time remaining in your Guarantee Period. One year after the Purchase Payment was made, you would have four years remaining in the five-year Guarantee Period.

EXAMPLE OF A NEGATIVE MARKET VALUE ADJUSTMENT

A negative Market Value Adjustment results when interest rates have increased since the date the Purchase Payment was made. Assume interest rates have increased one year after the Purchase Payment and the Company is crediting 7.00% for a four-year Guarantee Period.

The Maturity Value would be:

                                                          4
         $61,941.23  =  ($52,750.00 - $2,750) x (1 + .055)

The Market Adjusted Value would be:

                                         1
         $47,254.67 = [($61,941,23)x ---------]
                                            4
                                     (1+.07)

Total amount available, prior to charges and premium taxes:

         $50,004.67  =  $47,254.67 + $2,750.00

EXAMPLE OF A POSITIVE MARKET VALUE ADJUSTMENT

A positive Market Value Adjustment results when interest rates have decreased since the date the Purchase Payment was made. Assume interest rates have decreased one year after the Purchase Payment and the Company is crediting 3.50% for a four-year Guarantee Period.

The Maturity Value would be:

                                                          4
         $61,941.23  =  ($52,750.00 - $2,750) x (1 + .055)

The Market Adjusted Value would be:

                                        1
         $53,978,21 = [$61,941,23)x -------- ]
                                           4
                                   (1+.035)

Total amount available, prior to charges and premium taxes:

         $56,728.21  =  $53,978.21 + $2,750.00

These examples illustrate what may happen when interest rates increase or decrease from the beginning of a Guarantee Period. A particular Market Value Adjustment may have a greater or lesser impact than that shown in these examples, depending on how much interest rates have changed since the beginning of a Guarantee Period and the amount of time remaining to maturity. In addition, a surrender charge may be assessed on surrenders made before the Purchase Payment has been under the Contract for five years.

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              ---------------------

                                    FORM 10-K

       _X_    ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

                   FOR THE FISCAL YEAR ENDED DECEMBER 31, 2003

                                       OR

       ___    TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

               FOR THE TRANSITION PERIOD FROM ________ TO ________

                              ---------------------
                         COMMISSION FILE NUMBER 33-03094
                              ---------------------

                         THE TRAVELERS INSURANCE COMPANY
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        CONNECTICUT                                              06-0566090
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                               Identification No.)

                 ONE CITYPLACE, HARTFORD, CONNECTICUT 06103-3415
               (Address of principal executive offices) (Zip Code)

                                 (860) 308-1000
              (Registrant's telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:  None
Securities registered pursuant to Section 12(g) of the Act:  None

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.
                                 Yes _X_ No ___

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K.
                                 Yes _X_ No ___

Indicate by checkmark whether the registrant is an accelerated filer (as defined in Exchange Act Rule 12b-2).

                                 Yes ___ No _X_

As of the date hereof, there were outstanding 40,000,000 shares of common stock, par value $2.50 per share, of the registrant, all of which were owned by Citigroup Insurance Holding Corporation, an indirect wholly owned subsidiary of Citigroup Inc.

                            REDUCED DISCLOSURE FORMAT

The registrant meets the conditions set forth in General Instruction I(1)(a) and
(b) of Form 10-K and is therefore filing this Form with the reduced disclosure format.

DOCUMENTS INCORPORATED BY REFERENCE:  NONE

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES

                                TABLE OF CONTENTS
                                -----------------

FORM 10-K
ITEM NUMBER                          PART I                                 PAGE
-----------                          ------                                 ----

    1.  Business.............................................................  2

        A.    General........................................................  2

        B.    Business by Segment
                  Travelers Life & Annuity...................................  2
                  Primerica..................................................  4

        C.    Insurance Regulations..........................................  4

    2.  Properties...........................................................  6

    3.  Legal Proceedings....................................................  6

    4.  Submission of Matters to a Vote of Security Holders..................  7

                                     PART II
                                     -------

    5.  Market for Registrant's Common Equity and Related
        Stockholder Matters................................................... 7

    6.  Selected Financial Data..............................................  7

    7.  Management's Discussion and Analysis of Financial Condition
        and Results of Operations............................................. 7

    7A. Quantitative and Qualitative Disclosures About Market Risk........... 15

    8.  Financial Statements and Supplementary Data.......................... 18

    9.  Changes in and Disagreements with Accountants on Accounting and Financial Disclosure............................................. 64

    9A. Controls and Procedures.............................................. 64

                                    PART III
                                    --------

    10. Directors and Executive Officers of the Registrant................... 64

    11. Executive Compensation............................................... 64

    12. Security Ownership of Certain Beneficial Owners and Management....... 64

    13. Certain Relationships and Related Transactions....................... 64

    14. Principal Accountant Fees and Services............................... 64

                                     PART IV
                                     -------

   15.  Exhibits, Financial Statement Schedules, and Reports on Form 8-K..... 66
        Exhibit Index........................................................ 67
        Signatures........................................................... 68
        Index to Financial Statements and Financial Statement Schedules...... 69

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                           ANNUAL REPORT ON FORM 10-K

                                     PART I
                                     ------


ITEM 1.  BUSINESS.
------------------

GENERAL

The Travelers Insurance Company (TIC, together with its subsidiaries, the Company), is a wholly owned subsidiary of Citigroup Insurance Holding Corporation (CIHC), an indirect wholly owned subsidiary of Citigroup Inc. (Citigroup). Citigroup is a diversified global financial services holding company whose businesses provide a broad range of financial services to consumer and corporate customers around the world. The periodic reports of Citigroup provide additional business and financial information concerning it and its consolidated subsidiaries. TIC was incorporated in 1863.

The Company's two reportable business segments are Travelers Life & Annuity and Primerica. The primary insurance entities of the Company are TIC and its subsidiaries The Travelers Life and Annuity Company (TLAC), included in the Travelers Life & Annuity segment, and Primerica Life Insurance Company (Primerica Life) and its subsidiaries, Primerica Life Insurance Company of Canada, CitiLife Financial Limited (CitiLife) and National Benefit Life Insurance Company (NBL), included in the Primerica segment. The consolidated financial statements include the accounts of the insurance entities of the Company and Tribeca Citigroup Investments Ltd., among others, on a fully consolidated basis.

At December 31, 2001, the Company was a wholly owned subsidiary of The Travelers Insurance Group, Inc. (TIGI). On February 4, 2002, TIGI changed its name to Travelers Property Casualty Corp. (TPC). TPC completed its initial public offering (IPO) on March 27, 2002 and on August 20, 2002 Citigroup made a tax-free distribution of the majority of its remaining interest in TPC to Citigroup's stockholders. Prior to the IPO, the common stock of TIC was distributed by TPC to CIHC so that TIC would remain an indirect wholly owned subsidiary of Citigroup. See Note 14 of Notes to Consolidated Financial Statements.

Additional information about the Company is available on the Citigroup website at http://www.citigroup.com by selecting the "Investor Relations" page and selecting "SEC Filings."

BUSINESS BY SEGMENT

TRAVELERS LIFE & ANNUITY
------------------------

Travelers Life & Annuity (TLA) core offerings include individual annuity, individual life, corporate owned life insurance (COLI) and group annuity insurance products distributed by TIC and TLAC principally under the Travelers Life & Annuity name. The Company has a license from TPC to use the names "Travelers Life & Annuity," "The Travelers Insurance Company," "The Travelers Life and Annuity Company" and related names in connection with the Company's business. Among the range of individual products offered are deferred fixed and variable annuities, payout annuities and term, universal and variable life insurance. The COLI product is a variable universal life product distributed through independent specialty brokers. The group products include institutional pensions, including guaranteed investment contracts (GICs), payout annuities, group annuities sold to employer-sponsored retirement and savings plans, structured settlements and funding agreements.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                           ANNUAL REPORT ON FORM 10-K


Individual deferred fixed and variable annuities are primarily used for retirement funding purposes. Variable annuities permit policyholders to direct retirement funds into a number of separate accounts, which offer differing investment options. Individual payout annuities offer a guaranteed payment stream over a specified or life contingent period.

Individual annuity products are distributed through affiliated channels and non-affiliated channels. The affiliated channels include CitiStreet Retirement Services, a division of CitiStreet LLC, (CitiStreet), a joint venture between Citigroup and State Street Bank; Smith Barney (SB), a division of Citigroup Global Markets Inc.; Primerica Financial Services (PFS); and Citibank. The non-affiliated channels primarily include a nationwide network of independent financial professionals and independent broker-dealers. CitiStreet is a sales organization of personal retirement planning specialists focused primarily on the qualified periodic deferred compensation marketplace. CitiStreet's share of total individual annuity premiums and deposits was 30% in 2003. SB distributes TLA's individual annuities and individual life products, and accounted for 18% of total individual annuity premiums and deposits in 2003. Sales by PFS and Citibank accounted for 16% and 8%, respectively, of total individual annuity premiums and deposits in 2003. The non-affiliated channels accounted for 28% of individual annuity premiums and deposits.

Individual life insurance is used to meet estate, business planning and retirement needs and also to provide protection against financial loss due to death. Individual life products are primarily marketed by the independent financial professionals, by SB and by Citibank, who accounted for 81% , 11% and 5%, respectively, of total individual life sales for 2003.

Group annuity products, including fixed and variable rate GICs, which provide a guaranteed return on investment, continue to be a popular investment choice for employer-sponsored retirement and savings plans. Annuities purchased by employer-sponsored plans fulfill retirement obligations to individual employees. Payout annuities are used primarily as a pension close-out investment for companies. Structured settlements are purchased as a means of settling certain indemnity claims and making other payments to policyholders over a period of time. Funding agreement transactions offer fixed term and fixed or variable rate investment options with policyholder status to domestic and foreign institutional investors. These group annuity products are sold through direct sales and various intermediaries.

TIC is licensed to sell and market its individual products in all 50 states, the District of Columbia, Puerto Rico, Guam, the Bahamas and the U.S. and British Virgin Islands.

The Company operates Tower Square Securities, Inc., which is an introducing broker-dealer offering a full line of brokerage services. Tower Square Securities facilitates the sale of individual variable life and annuity insurance products by the independent financial professionals. Travelers Distribution LLC, a limited purpose broker-dealer, is the principal underwriter and distributor for TLA variable products.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                           ANNUAL REPORT ON FORM 10-K


PRIMERICA
---------

Primerica Life and its subsidiaries, Primerica Life Insurance Company of Canada, CitiLife and NBL, are the insurance operations of PFS. Their primary product is individual term life insurance marketed through a sales force composed of approximately 107,000 representatives. A great majority of the domestic licensed sales force works on a part-time basis. NBL also provides statutory disability benefit insurance and other insurance, primarily in New York, as well as direct response student term life insurance nationwide. CitiLife was established in September 2000 to underwrite insurance in Europe. Primerica, directly or through its subsidiaries, is licensed or otherwise authorized to sell and market term life insurance in all 50 states, the District of Columbia, Puerto Rico, Guam, the U.S. Virgin Islands, Northern Mariana Islands, Canada, the United Kingdom and Spain.

INSURANCE REGULATIONS

Insurance Regulatory Information System
---------------------------------------

The National Association of Insurance Commissioners (NAIC) Insurance Regulatory Information System (IRIS) was developed to help state regulators identify companies that may require special attention. The IRIS system consists of a statistical phase and an analytical phase whereby financial examiners review annual statements and financial ratios. The statistical phase consists of 12 key financial ratios based on year-end data that are generated from the NAIC database annually; each ratio has an established "usual range" of results. These ratios assist state insurance departments in executing their statutory mandate to oversee the financial condition of insurance companies.

A ratio result falling outside the usual range of IRIS ratios is not considered a failing result; rather, unusual values are viewed as part of the regulatory early monitoring system. Furthermore, in some years, it may not be unusual for financially sound companies to have several ratios with results outside the usual ranges. An insurance company may fall out of the usual range for one or more ratios because of specific transactions that are in themselves immaterial. Generally, an insurance company will become subject to regulatory scrutiny if it falls outside the usual ranges for four or more of the ratios. No regulatory action has been taken by any state insurance department or the NAIC with respect to IRIS ratios during the two years ended December 31, 2003.

Risk-Based Capital (RBC) Requirements
-------------------------------------

In order to enhance the regulation of insurer solvency, the NAIC adopted a formula and model law to implement RBC requirements for most life and annuity insurance companies, which are designed to determine minimum capital requirements and to raise the level of protection that statutory surplus provides for policyholder obligations. For this purpose, an insurer's total adjusted capital is measured in relation to its specific asset and liability profiles. A company's risk-based capital is calculated by applying factors to various asset, premium and reserve items, where the factor is higher for those items with greater underlying risk and lower for less risky items.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                           ANNUAL REPORT ON FORM 10-K


The RBC formula for life insurers measures four major areas of risk:

       o   asset risk (I.E., the risk of asset default),

       o insurance risk (I.E., the risk of adverse mortality and morbidity experience),

       o interest rate risk (I.E., the risk of loss due to changes in interest rates) and

       o   business risk (I.E., normal business and management risk).

Under laws adopted by the states, insurers having less total adjusted capital than that required by the RBC calculation will be subject to varying degrees of regulatory action, depending upon the level of capital inadequacy.

The RBC law provides for four levels of regulatory action as defined by the NAIC. The extent of regulatory intervention and action increases as the level of total adjusted capital to RBC falls. The first level, the company action level, requires an insurer to submit a plan of corrective actions to the regulator if total adjusted capital falls below 200% of the RBC amount. The second level, the regulatory action level, requires an insurer to submit a plan containing corrective actions and requires the relevant insurance commissioner to perform an examination or other analysis and issue a corrective order if total adjusted capital falls below 150% of the RBC amount. The third level, the authorized control level, authorizes the relevant commissioner to take whatever regulatory actions are considered necessary to protect the best interest of the policyholders and creditors of the insurer which may include the actions necessary to cause the insurer to be placed under regulatory control, I.E., rehabilitation or liquidation, if total adjusted capital falls below 100% of the RBC amount. The fourth level, the mandatory control level, requires the relevant insurance commissioner to place the insurer under regulatory control if total adjusted capital falls below 70% of the RBC amount.

The formulas have not been designed to differentiate among adequately capitalized companies, which operate with higher levels of capital. Therefore, it is inappropriate and ineffective to use the formula to rate or rank companies. At December 31, 2003, the Company's principal domestic insurance entities all had total adjusted capital in excess of amounts requiring company action or any level of regulatory action at any prescribed RBC level.

Insurance Regulation Concerning Dividends
-----------------------------------------

TIC is domiciled in the State of Connecticut. The insurance holding company law of Connecticut requires notice to, and approval by, the State of Connecticut Insurance Department for the declaration or payment of any dividend which, together with other distributions made within the preceding twelve months, exceeds the greater of (i) 10% of the insurer's surplus or (ii) the insurer's net gain from operations for the twelve-month period ending on the preceding December 31st, in each case determined in accordance with statutory accounting practices. Such declaration or payment is further limited by adjusted unassigned funds (surplus), reduced by 25% of the change in net unrealized capital gains, as determined in accordance with statutory accounting practices. The insurance holding company laws of other states in which the Company's insurance subsidiaries are domiciled generally contain similar (although in certain instances somewhat more restrictive) limitations on the payment of dividends. A maximum of $845 million is available by the end of the year 2004 for such dividends without prior approval of the State of Connecticut Insurance Department, depending upon the amount and timing of the payments. In accordance with the Connecticut statute, TLAC, after reducing its unassigned funds (surplus) by 25% of the change in unrealized capital gains, may not pay a dividend to TIC without prior approval of the State of Connecticut Insurance Department. Primerica may pay up to $242 million to TIC in 2004 without prior approval of the Commonwealth of Massachusetts Insurance Department.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                           ANNUAL REPORT ON FORM 10-K

In February 2004, the Company requested prior approval of the State of Connecticut Insurance Department to pay a proposed extraordinary dividend in March 2004. Under Connecticut law, the ordinary dividend limitation amount is based upon the cumulative total of all dividend payments made within the preceding twelve months. The Company's proposed dividend payment of $467.5 million payable on March 30 would exceed the ordinary dividend limitation by approximately $103 million. The State of Connecticut Insurance Department approved the request on March 12, 2004. The Company may seek approval from the Connecticut Insurance Department for additional extraordinary dividend payments during 2004. This statement is a forward-looking statement within the meaning of the Private Securities Litigation Reform Act. See "Forward-Looking Statements" on page 15.

Code of Ethics
--------------

The Company has adopted a code of ethics for financial professionals which applies to the Company's principal executive officer and principal financial and accounting officer. The code of ethics for financial professionals has been included as an exhibit to this Form 10-K and can be found on the Citigroup website by selecting the "Corporate Governance" page.

ITEM 2. PROPERTIES.
-------------------

The Company's executive offices are located in Hartford, Connecticut. The Company moved its executive offices to One Cityplace, Hartford, Connecticut, during the first quarter of 2003. The Company occupies 373,000 square feet at this location under an operating lease that runs through October 31, 2008. At December 31, 2002 the Company leased approximately 284,000 square feet from TPC at One Tower Square, Hartford, Connecticut under a lease that ran through March 31, 2003. The Company previously owned the complex of buildings at One Tower Square, and sold it as well as a building in Norcross, Georgia housing TPC's information systems department, to TPC for $68 million in 2002 in connection with the TPC spin-off from Citigroup. See Note 14 of Notes to Consolidated Financial Statements.

Other leasehold interests of the Company include approximately 760,000 square feet of office space in 25 locations throughout the United States.

Management believes that these facilities are suitable and adequate for the Company's current needs. See Note 10 of Notes to Consolidated Financial Statements for additional information regarding these facilities.

The preceding discussion does not include information on investment properties.

ITEM 3. LEGAL PROCEEDINGS.
--------------------------

In 2003, several issues in the mutual fund and variable insurance product industries have come under the scrutiny of federal and state regulators. Like many other companies in our industry, the Company has received a request for information from the Securities and Exchange Commission (SEC) and a subpoena from the New York Attorney General regarding market timing and late trading. In March 2004 the SEC requested additional information about the Company's variable product operations on market timing, late trading and revenue sharing. The Company is cooperating fully with all of these reviews and is not able to predict their outcomes.

In the ordinary course of business, TIC and its subsidiaries are defendants or co-defendants in various litigation matters incidental to and typical of the businesses in which they are engaged. These include civil actions, arbitration proceedings and other matters arising in the normal course of business out of activities as an insurance company, a broker and dealer in securities or otherwise. In the opinion of the Company's management, the ultimate resolution of these legal proceedings would not be likely to have a material adverse effect on the Company's results of operations, financial condition or liquidity. Certain of these statements are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. See "Forward-Looking Statements" on page 15.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                           ANNUAL REPORT ON FORM 10-K


ITEM 4. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.
------------------------------------------------------------

Omitted pursuant to General Instruction I(2)(c) of Form 10-K.

                                     PART II

ITEM 5. MARKET FOR REGISTRANT'S COMMON EQUITY AND RELATED SHAREHOLDER MATTERS.
------------------------------------------------------------------------------

The Company has 40,000,000 authorized shares of common stock, all of which are issued and outstanding as of December 31, 2003. All shares are held by an indirect subsidiary of Citigroup, and there exists no established public trading market for the common equity of the Company. The Company paid dividends to its parent of $545 million and $586 million in 2003 and 2002, respectively. See Note 8 of Notes to Consolidated Financial Statements for certain information regarding dividend restrictions.

ITEM 6. SELECTED FINANCIAL DATA.
--------------------------------

Omitted pursuant to General Instruction I(2)(a) of Form 10-K.

ITEM 7. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.
-------------------------------------------------------------------

Management's narrative analysis of the results of operations is presented in lieu of Management's Discussion and Analysis of Financial Condition and Results of Operations, pursuant to General Instruction I(2)(a) of Form 10-K.

SEGMENTS

The Travelers Insurance Company (TIC, together with its subsidiaries, the Company) is composed of two business segments, Travelers Life & Annuity (TLA) and Primerica.

CRITICAL ACCOUNTING POLICIES

The Notes to Consolidated Financial Statements contain a summary of the Company's significant accounting policies, including a discussion of recently issued accounting pronouncements. Certain of these policies are considered to be critical to the portrayal of the Company's financial condition, since they require management to make difficult, complex or subjective judgments, some of which may relate to matters that are inherently uncertain.

DEFERRED ACQUISITION COSTS

Costs of acquiring traditional life, universal life, COLI, deferred annuities and payout annuities are deferred. These deferred acquisition costs (DAC) include principally commissions and certain expenses related to policy issuance, underwriting and marketing, all of which vary with and are primarily related to the production of new business. The method for determining amortization of deferred acquisition costs varies by product type based upon three different accounting pronouncements: Statement of Financial Accounting Standards (SFAS) No. 60, "Accounting and Reporting by Insurance Enterprises" (SFAS 60), SFAS No. 91, "Accounting for Nonrefundable Fees and Costs Associated with Originating or Acquiring Loans and Initial Direct Costs of Leases" (SFAS 91) and SFAS No. 97, "Accounting and Reporting by Insurance Enterprises for Certain Long Duration Contracts and for Realized Gains and Losses from the Sale of Investments" (SFAS
97).

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                           ANNUAL REPORT ON FORM 10-K


DAC for deferred annuities, both fixed and variable, and payout annuities is amortized employing a level effective yield methodology per SFAS 91 as indicated by AICPA Practice Bulletin 8. An amortization rate is developed using the outstanding DAC balance and projected account balances. This rate is applied to actual account balances to determine the amount of DAC amortization. The projected account balances are derived using a model that contains assumptions related to investment returns and persistency. The model rate is evaluated at least annually, and changes in underlying lapse and interest rate assumptions are to be treated retrospectively. Variances in expected equity market returns versus actual returns are treated prospectively and a new amortization pattern is developed so that the DAC balances will be amortized over the remaining estimated life of the business. DAC for these products is currently being amortized over 10-15 years.

DAC for universal life and COLI is amortized in relation to estimated gross profits from surrender charges, investment, mortality, and expense margins per SFAS 97. Actual profits can vary from management's estimates, resulting in increases or decreases in the rate of amortization. Re-estimates of gross profits, performed at least annually, result in retrospective adjustments to earnings by a cumulative charge or credit to income. DAC for these products is currently being amortized over 16-25 years.

DAC relating to traditional life, including term insurance, and health insurance is amortized in relation to anticipated premiums per SFAS 60. Assumptions as to the anticipated premiums are made at the date of policy issuance or acquisition and are consistently applied over the life of the policy. DAC for these products is currently being amortized over 5-20 years.

All DAC is reviewed at least annually to determine if it is recoverable from future income, including investment income, and, if not recoverable, is charged to expense. All other acquisition expenses are charged to operations as incurred.

FUTURE POLICY BENEFITS

Future policy benefits represent liabilities for future insurance policy benefits for payout annuities and traditional life products. The annuity payout reserves are calculated using the mortality and interest assumptions used in the actual pricing of the benefit. Mortality assumptions are based on the Company's experience and are adjusted to reflect deviations such as substandard mortality in structured settlement benefits. The interest rates range from 2.0% to 9.0%, with a weighted average rate of 7.02% for these annuity products. Traditional life products include whole life and term insurance. Future policy benefits for traditional life products are estimated on the basis of actuarial assumptions as to mortality, persistency and interest, established at policy issue. Actuarial and interest assumptions include a margin for adverse deviation and are based on the Company's experience. Interest assumptions applicable to traditional life products range from 2.5% to 7.0%, with a weighted average of 5.23%.

INVESTMENTS IN FIXED MATURITIES

Fixed maturities, which comprise 75% and 72% of total investments at December 31, 2003 and 2002, respectively, include bonds, notes and redeemable preferred stocks. Fixed maturities, including instruments subject to securities lending agreements (see Note 3 of Notes to Consolidated Financial Statements), are classified as "available for sale" and are reported at fair value, with unrealized investment gains and losses, net of income taxes, credited or charged directly to shareholder's equity. Fair values of investments in fixed maturities are based on quoted market prices or dealer quotes. If quoted market prices are not available, discounted expected cash flows using market rates commensurate with the credit quality and maturity of the investment are used to determine fair value. Changes in assumptions could affect the fair values of fixed maturities. Impairments are realized when investment losses in value are deemed other-than-temporary. The Company conducts a rigorous review each quarter to identify and evaluate investments that have possible indications of

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                           ANNUAL REPORT ON FORM 10-K


impairment. An investment in a debt or equity security is impaired if its fair value falls below its cost and the decline is considered other-than-temporary. Factors considered in determining whether a loss is temporary include the length of time and extent to which fair value has been below cost; the financial condition and near- term prospects of the issuer; and the Company's ability and intent to hold the investment for a period of time sufficient to allow for any anticipated recovery. Changing economic conditions - global, regional, or related to specific issuers or industries - could result in other-than-temporary losses.

PREMIUMS

Premiums are recognized as revenues when due. Premiums for contracts with a limited number of premium payments, due over a significantly shorter period than the period over which benefits are provided, are considered revenue when due. The portion of premium which is not required to provide for benefits and expenses is deferred and recognized in revenues in a constant relationship to insurance benefits in force.


CONSOLIDATED OVERVIEW

FOR THE YEARS ENDED DECEMBER 31,                           2003            2002
--------------------------------                           ----            ----
     ($ IN MILLIONS)

Revenues                                                  $6,139          $5,234

Insurance benefits and interest credited                   3,350           2,931

Operating expenses                                           960             800
                                                          ------          ------

Income before taxes                                        1,829           1,503

Income taxes                                                 471             421
                                                          ------          ------

Net income                                                $1,358          $1,082
                                                          ======          ======


Net income in 2003 increased 26% from 2002, primarily attributable to increased revenues due to better net pre-tax realized investment portfolio gain (loss) activity, better fee income and higher net investment income (NII) from increased business volumes and an increased invested asset base. These increases were partially offset by higher insurance benefits and claims from the increased business volumes, higher DAC amortization and lower investment yields. Included in net income are current year realized investment gains of $24 million compared to prior year investment losses of $209 million. The 2002 loss reflects impairments to the fixed maturities portfolio related to WorldCom Inc. of $126 million, as well as other fixed maturities and equity investment impairments. See the detailed description of each business segment for additional information.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                           ANNUAL REPORT ON FORM 10-K


TRAVELERS LIFE & ANNUITY

FOR THE YEARS ENDED DECEMBER 31,                           2003            2002
--------------------------------                           ----            ----
($ IN MILLIONS)

Revenues                                                  $4,479          $3,653

Insurance benefits and interest credited                   2,816           2,404

Operating expenses                                           505             364
                                                          ------          ------

Income before taxes                                        1,158             885

Income taxes                                                 240             212
                                                          ------          ------

Net income                                                $  918          $  673
                                                          ======          ======


Net income of $918 million in 2003, which increased 36% from $673 million in 2002, includes net realized investment gains of $20 million compared to net realized investment losses of $211 million in 2002, largely resulting from the absence of prior year impairments to the fixed maturities portfolio investments in WorldCom Inc. of $122 million, as well as other fixed maturities and equity investment impairments. The increase in 2003 net income was also due to higher fee revenues and NII from business volumes, and $50 million in tax benefits related to an adjustment to the Dividends Received Deduction. These increases were partially offset by higher insurance benefits and claims from the increased business volumes, higher DAC amortization and lower investment yields.

TLA NII increased 4% to $2,743 million in 2003 from $2,646 million in 2002 despite overall rate deterioration. Fixed maturities suffered from the lower interest rate environment and credit issues. The increase was driven by a larger invested asset base from higher business volumes and significant returns from risk arbitrage activity through the trading portfolio.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                           ANNUAL REPORT ON FORM 10-K


The following table shows net written premiums and deposits by product line for each of the years ended December 31, 2003 and 2002. The majority of the annuity business and a substantial portion of the life business written by TLA are accounted for as investment contracts, with the result that the deposits collected are reported as liabilities and are not included in revenues. Deposits represent a statistic used for measuring business volumes, which management of the Company uses to manage the life insurance and annuities operations, and may not be comparable to similarly captioned measurements used by other life insurance companies.

                                             2003                   2002
                                      ------------------     ------------------
IN MILLIONS OF DOLLARS                PREMIUMS  DEPOSITS     PREMIUMS  DEPOSITS
                                      --------  --------     --------  --------
Individual annuities
  Fixed                                $    --   $   535      $    --   $ 1,237
  Variable                                  --     3,983           --     4,004
  Individual payout                         26        28           28        29
                                       -------   -------      -------   -------
Total individual annuities                  26     4,546           28     5,270
Group annuities                            908     6,494          545     5,747
Individual life insurance:
  Direct periodic premiums & deposits      140       686          135       636
  Single premium deposits                   --       405           --       285
  Reinsurance                              (40)      (99)         (28)      (85)
                                       -------   -------      -------   -------
Total individual life insurance            100       992          107       836
Other                                       48        --           50        --
                                       -------   -------      -------   -------
               Total                   $ 1,082   $12,032      $   730   $11,853
                                       =======   =======      =======   =======

Individual annuity deposits decreased 14% in 2003 to $4.546 billion from $5.270 billion in 2002. The decrease was primarily driven by a decline in fixed annuity sales due to competitive pressures and current market perception of fixed rate products. Variable annuity production declined slightly in 2003, primarily in the first half of the year, which was the continuation of the weak equity market conditions from the prior year. Production rebounded in the second half of the year as equity market conditions improved. Individual annuity account balances and benefits reserves were $32.9 billion at December 31, 2003, up from $27.5 billion at December 31, 2002. This increase reflects equity market growth in variable annuity investments of $4.0 billion in 2003 and $1.2 billion of net sales from good in-force retention.

Group Annuity written premiums increased 67%, primarily related to group payout sales, which increased 129% due to the sale of a group pension close-out contract of $290 million. Deposits (excluding the Company's employee pension plan deposits) in 2003 increased 13% from 2002, reflecting higher fixed and variable rate guaranteed investment contracts (GIC) sales, including a $1.0 billion fixed rate GIC sale to The Federal Home Loan Bank of Boston. Group annuity account balances and benefit reserves reached $25.2 billion at December 31, 2003, an increase of $2.9 billion, or 13%, from $22.3 billion at December 31, 2002, reflecting continued strong retention in all products, a $105 million, or 21%, increase in total structured settlement premiums and deposits, as well as continued strong GIC and group payout sales.

Deposits for the life insurance business increased 19% from 2002. This increase was related to a 42% increase in single premium sales and higher direct periodic deposits for individual life insurance in 2003, driven by independent agent high-end estate planning, partially offset by a 42% decrease in COLI sales. Life insurance in force was $89.5 billion at December 31, 2003 up from $82.3 billion at December 31, 2002.

During 2003, TLA expenses increased primarily due to higher DAC amortization and volume-related insurance expenses.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                           ANNUAL REPORT ON FORM 10-K


The amortization of capitalized DAC is a significant component of TLA expenses. TLA's recording of DAC amortization varies based upon product type. DAC for deferred annuities, both fixed and variable, and payout annuities employs a level yield methodology as described in SFAS 91. DAC for universal life (UL) and COLI is amortized in relation to estimated gross profits as described in SFAS 97, with traditional life, including term insurance and other products amortized in relation to anticipated premiums as per SFAS 60. The following is a summary of capitalized DAC by type:

                                                   Deferred & Payout                   Traditional Life
In millions of dollars                                 Annuities          UL & COLI         & Other         Total
------------------------------------------------ --------------------- -------------- ------------------ ----------
Balance January 1, 2002                                $1,137               $430             $106          $1,673

Commissions and expenses deferred & other                 347                172               26             545
Amortization expense                                     (142)               (24)             (19)           (185)
Underlying lapse and interest rate adjustment              22                 --               --              22
Amortization related to SFAS 91 reassessment              (11)                --               --             (11)
                                                 --------------------- -------------- ------------------ ----------
Balance December 31, 2002                                1,353               578              113           2,044

Commissions and expenses deferred                          340               221               22             583
Amortization expense                                      (212)              (33)             (21)           (266)

                                                 --------------------- -------------- ------------------ ----------
Balance December 31, 2003                               $1,481              $766             $114          $2,361
------------------------------------------------ --------------------- -------------- ------------------ ----------

DAC capitalization increased 5% during 2003, driven by the increase in UL and COLI, which is consistent with the increase in premiums and deposits for those lines of business. The increase in amortization expense in 2003 was primarily attributable to deferred annuities. During the first quarter of 2002, there was a one-time decrease in deferred annuity DAC amortization of $22 million due to changes in underlying lapse and interest rate assumptions. In contrast to equity market performance differences, these adjustments are to be treated retrospectively as described in SFAS 91 by adjusting the DAC asset through amortization expense and employing the new assumptions prospectively. In the fourth quarter of 2002, TLA increased its deferred annuities DAC amortization by $11 million due to a significant decline in its individual annuity account balances and benefit reserves, largely resulting from decreases in the stock market which caused account balances to decline. Under SFAS 91, variances in expected versus actual market returns are treated prospectively, resulting in a new amortization pattern over the remaining estimated life of the business. The 2003 UL and COLI amortization also increased 38% over 2002, primarily due to volume growth.

TLA OUTLOOK

TLA should benefit from growth in the aging population which is becoming more focused on the need to accumulate adequate savings for retirement, to protect these savings and to plan for the transfer of wealth to the next generation. TLA is well positioned to take advantage of the favorable long-term demographic trends through its strong financial position, widespread brand name recognition and broad array of competitive life, annuity, retirement and estate planning products sold through established distribution channels.

However, competition in both product pricing and customer service is intensifying. There has been consolidation within the industry, and among other financial services organizations that are increasingly involved in the sale and/or distribution of insurance products. Also, the annuities business is interest rate and market sensitive. TLA's business is significantly affected by movements in the U.S. equity and fixed income credit markets.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                           ANNUAL REPORT ON FORM 10-K

U.S. equity and credit market events can have both positive and negative effects on the deposit, revenue and policy retention performance of the business. A sustained weakness in the equity markets will decrease revenues and earnings in variable annuity products. Declines in credit quality of issuers will have a negative effect on earnings.

In order to strengthen its competitive position, TLA expects to maintain a current product portfolio, further diversify its distribution channels, and retain its financial position through strong sales growth and maintenance of an efficient cost structure. Federal and state regulators have focused on, and continue to devote substantial attention to, the mutual fund and variable insurance product industries. As a result of publicity relating to widespread perceptions of industry abuses, there have been numerous proposals for legislative and regulatory reforms, including mutual fund governance, new disclosure requirements concerning mutual fund share classes, commission breakpoints, revenue sharing, advisory fees, market timing, late trading, portfolio pricing, annuity products, hedge funds, and other issues. It is difficult to predict at this time whether changes resulting from new laws and regulations will affect the industries or the Company's businesses, and, if so, to what degree.

The statements above are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. See "Forward-Looking Statements" on page 15.

PRIMERICA

    FOR THE YEARS ENDED DECEMBER 31,                   2003         2002
    -----------------------------------                ----         ----
    ($ IN MILLIONS)

        Revenues                                      $1,660      $1,581

        Insurance benefits and interest credited         534         527

        Operating expenses                               455         436
                                                      ------      ------

        Income before taxes                              671         618

        Income taxes                                     231         209
                                                      ------      ------

        Net income                                    $  440      $  409
                                                      ======      ======

Net income increased 8% to $440 million from $409 million in 2002. The increase in net income reflects growth in life insurance in force from $466.8 billion at December 31, 2002 to $503.6 billion at December 31, 2003 and higher NII from a larger invested capital base. The increase in expense for DAC is the result of an increase in life insurance production. Other general expense increased slightly consistent with the increase in in-force. Mortality experience was favorable in 2003, compared to 2002, however, there was an increase in incurred claims. This increase is provided for by growth in the in-force, associated premium revenues and policyholders reserve balances.

Net income also includes net realized investment gains of $4 million in 2003 compared to net realized investment gains of $2 million in 2002, including the impairment of the fixed maturities portfolio investment in WorldCom Inc. totaling $4 million.

The amortization of capitalized DAC is a significant component of Primerica's expenses. All of Primerica's DAC is associated with traditional life products. DAC is amortized in relation to anticipated premiums as per SFAS 60. Amortized DAC has remained level as a percentage of direct premiums. The increase in the amount of amortization over 2002 is associated with growth in sales and in-force.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                           ANNUAL REPORT ON FORM 10-K


The following is a summary of capitalized DAC:


          IN MILLIONS OF DOLLARS
          ----------------------------------------------------------------------
          Balance January 1, 2002                                $1,788

          Deferred expenses and other                               323
          Amortization expense                                     (219)

          ----------------------------------------------------------------------
          Balance December 31, 2002                               1,892
          ----------------------------------------------------------------------

          Deferred expenses and other                               377
          Amortization expense                                     (235)

          ----------------------------------------------------------------------
          Balance December 31, 2003                              $2,034
          ----------------------------------------------------------------------


     EARNED PREMIUMS, NET OF REINSURANCE


   FOR THE YEARS ENDED DECEMBER 31,                    2003          2002
   -----------------------------------                 ----          ----
   ($ IN MILLIONS)

      Individual term life                            $1,179        $1,127

      Other                                               66            67
                                                      ------        ------

                                                      $1,245        $1,194
                                                      ======        ======

The total face amount of term life insurance issued was $82.2 billion in 2003 compared to $79.3 billion in 2002. This increase in term life production resulted from the increase in licensed life representatives. Life insurance in force at year-end 2003 reached $503.6 billion, up from $466.8 billion at year-end 2002, reflecting consistent in-force policy retention and higher volume of sales.

PRIMERICA OUTLOOK

Over the last few years, programs including sales and product training have been designed to maintain high compliance standards, increase the number of producing agents and customer contacts and, ultimately, increase production levels. A continuation of these trends could positively influence future operations. This statement is a forward-looking statement within the meaning of the Private Securities Litigation Reform Act. See "Forward-Looking Statements" on page 15.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                           ANNUAL REPORT ON FORM 10-K


FUTURE APPLICATION OF ACCOUNTING STANDARDS

See Note 1 of Notes to Consolidated Financial Statements for Future Application of Accounting Standards.

FORWARD-LOOKING STATEMENTS

Certain of the statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. The Company's actual results may differ materially from those included in the forward-looking statements. Forward-looking statements are typically identified by the words "believe," "expect," "anticipate," "intend," "estimate," "may increase," "may fluctuate," and similar expressions or future or conditional verbs such as "will," "should," "would," and "could." These forward-looking statements involve risks and uncertainties including, but not limited to, regulatory matters, the resolution of legal proceedings, the impact that the adoption of recent legislation may have on the demand for life and annuity products, the potential impact of a decline in credit quality of investments on earnings; the Company's market risk and the discussions of the Company's prospects under "Outlook" on the previous pages.

ITEM 7A. QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK
-------------------------------------------------------------------

Market risk is the risk of loss arising from adverse changes in market rates and prices, such as interest rates, foreign currency exchange rates, and other relevant market rate or price changes. Market risk is directly influenced by the volatility and liquidity in the markets in which the related underlying assets are traded. The following is a discussion of the Company's primary market risk exposures and how those exposures are currently managed as of December 31, 2003.

MARKET RISK SENSITIVE INSTRUMENTS ENTERED INTO FOR PURPOSES OTHER THAN TRADING

The primary market risk to the Company's investment portfolio is interest rate risk associated with investments. The Company's exposure to equity price risk and foreign exchange risk is not significant. The Company has no direct commodity risk.

The interest rate risk taken in the investment portfolio is managed relative to the duration of the liabilities. The portfolio is differentiated by product line, with each product line's portfolio structured to meet its particular needs. Potential liquidity needs of the business are also key factors in managing the investment portfolio. The portfolio duration relative to the liabilities' duration is primarily managed through cash market transactions. For additional information regarding the Company's investment portfolio see Note 3 of Notes to Consolidated Financial Statements.

There were no significant changes in the Company's primary market risk exposures or in how those exposures are managed compared to the year ended December 31, 2002. The Company does not anticipate significant changes in the Company's primary market risk exposures or in how those exposures are managed in future reporting periods based upon what is known or expected to be in effect in future reporting periods. The statements above are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. See "Forward-Looking Statements" above.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                           ANNUAL REPORT ON FORM 10-K

SENSITIVITY ANALYSIS

Sensitivity analysis is defined as the measurement of potential loss in future earnings, fair values or cash flows of market-sensitive instruments resulting from one or more selected hypothetical changes in interest rates and other market rates or prices over a selected time. In the Company's sensitivity analysis model, a hypothetical change in market rates is selected that is expected to reflect reasonably possible near-term changes in those rates. The term "near-term" means a period of time going forward up to one year from the date of the financial statements. Actual results may differ from the hypothetical change in market rates assumed in this report, especially since this sensitivity analysis does not reflect the results of any actions that would be taken by the Company to mitigate such hypothetical losses in fair value.

In this sensitivity analysis model, the Company uses fair values to measure its potential loss. The sensitivity analysis model includes the following financial instruments: fixed maturities, interest-bearing non-redeemable preferred stock, mortgage loans, short-term securities, cash, investment income accrued, policy loans, contractholder funds, guaranteed separate account assets and liabilities and derivative financial instruments. In addition, certain non-financial instrument liabilities have been included in the sensitivity analysis model. These non-financial instruments include future policy benefits and policy and contract claims. The primary market risk to the Company's market-sensitive instruments is interest rate risk. The sensitivity analysis model uses a 100 basis point change in interest rates to measure the hypothetical change in fair value of financial instruments and the non-financial instruments included in the model.

For invested assets, duration modeling is used to calculate changes in fair values. Durations on invested assets are adjusted for call, put and reset features. Portfolio durations are calculated on a market value weighted basis, including accrued investment income, using trade date holdings as of December 31, 2003 and 2002. The sensitivity analysis model used by the Company produces a loss in fair value of interest rate sensitive invested assets of approximately $2.2 billion and $1.9 billion based on a 100 basis point increase in interest rates as of December 31, 2003 and 2002, respectively.

Liability durations are determined consistently with the determination of liability fair values. Where fair values are determined by discounting expected cash flows, the duration is the percentage change in the fair value for a 100 basis point change in the discount rate. Where liability fair values are set equal to surrender values, option-adjusted duration techniques are used to calculate changes in fair values. The sensitivity analysis model used by the Company produces a decrease in fair value of interest rate sensitive insurance policy and claims reserves of approximately $1.7 billion and $1.5 billion based on a 100 basis point increase in interest rates as of December 31, 2003 and 2002, respectively. Based on the sensitivity analysis model used by the Company, the net loss in fair value of market sensitive instruments, including non-financial instrument liabilities, as a result of a 100 basis point increase in interest rates as of December 31, 2003 and 2002 is not material.

MARKET RISK SENSITIVE INSTRUMENTS ENTERED INTO FOR TRADING PURPOSES

The Company maintains a trading portfolio consisting of convertible bonds and common stocks with carrying values of $1,707 million and $1,531 million as of December 31, 2003 and 2002, respectively, and $637 million and $598 million of liabilities resulting from common stocks sold not yet purchased (referred to as short sales) as of December 31, 2003 and 2002, respectively. The primary market risk to the trading portfolio is equity risk. Assets are reported as trading securities and liabilities are reported as trading securities sold not yet purchased.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                           ANNUAL REPORT ON FORM 10-K


The Company's primary investment strategy is convertible bond arbitrage where convertible bonds are paired with short sales of the common stocks of companies issuing the convertible bonds. These positions are established and maintained so that general changes in equity markets and interest rates should not materially impact the value of the portfolio.

TABULAR PRESENTATION

The table below provides information about the trading portfolio's financial instruments that are primarily exposed to equity price risk. This table presents the fair values of these instruments as of December 31, 2003 and 2002. Fair values are based upon quoted market prices.

($ IN MILLIONS)                             Fair value as of    Fair value as of
---------------                             December 31, 2003  December 31, 2002
                                            -----------------  -----------------

ASSETS
   Trading securities
      Convertible bond arbitrage                 $1,447             $1,442
      Other                                         260                 89
                                                 ------             ------
                                                 $1,707             $1,531
                                                 ======             ======
LIABILITIES
   Trading securities sold not yet purchased
      Convertible bond arbitrage                   $629               $520
      Other                                           8                 78
                                                 ------             ------
                                                   $637             $  598
                                                 ======             ======

The Company's trading portfolio investments and related liabilities are normally held for periods less than six months. Therefore, expected future cash flows for these assets and liabilities are expected to be realized in less than one year.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES


ITEM 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA
---------------------------------------------------


                          INDEX TO FINANCIAL STATEMENTS

                                                                            PAGE
                                                                            ----

     Independent Auditors' Report.............................................19

     Consolidated Financial Statements:

         Consolidated Statements of Income for
         the years ended December 31, 2003, 2002 and 2001.....................20

         Consolidated Balance Sheets - December 31, 2003 and 2002.............21

         Consolidated Statements of Changes in Shareholder's Equity
         for the years ended December 31, 2003, 2002 and 2001.................22

         Consolidated Statements of Cash Flows for
         the years ended December 31, 2003, 2002 and 2001.....................23

         Notes to Consolidated Financial Statements........................24-63

                          INDEPENDENT AUDITORS' REPORT



The Board of Directors and Shareholder
The Travelers Insurance Company:


We have audited the accompanying consolidated balance sheets of The Travelers Insurance Company and subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of income, changes in shareholder's equity, and cash flows for each of the years in the three-year period ended December 31, 2003. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of The Travelers Insurance Company and subsidiaries as of December 31, 2003 and 2002, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 1 to the consolidated financial statements, the Company changed its methods of accounting for variable interest entities in 2003, for goodwill and intangible assets in 2002, and for derivative instruments and hedging activities and for securitized financial assets in 2001.


/s/KPMG LLP

Hartford, Connecticut
February 26, 2004

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
                                 ($ IN MILLIONS)



FOR THE YEAR ENDED DECEMBER 31,                    2003       2002        2001
                                                  ------    -------     -------

REVENUES
Premiums                                          $2,327    $ 1,924     $ 2,102
Net investment income                              3,058      2,936       2,831
Realized investment gains (losses)                    37       (322)        125
Fee income                                           606        560         537
Other revenues                                       111        136         107
--------------------------------------------------------------------------------
     Total Revenues                                6,139      5,234       5,702
--------------------------------------------------------------------------------

BENEFITS AND EXPENSES
Current and future insurance benefits              2,102      1,711       1,862
Interest credited to contractholders               1,248      1,220       1,179
Amortization of deferred acquisition costs           501        393         379
General and administrative expenses                  459        407         371
--------------------------------------------------------------------------------
     Total Benefits and Expenses                   4,310      3,731       3,791
--------------------------------------------------------------------------------

Income from operations before federal income
   taxes and cumulative effects of changes
   in accounting principles                        1,829      1,503       1,911
--------------------------------------------------------------------------------

Federal income taxes
     Current                                         360        236         471
     Deferred                                        111        185         159
--------------------------------------------------------------------------------
     Total Federal Income Taxes                      471        421         630
--------------------------------------------------------------------------------
Income before cumulative effects of changes
   in accounting principles                        1,358      1,082       1,281

Cumulative effect of change in accounting
   for derivative instruments and hedging
   activities, net of tax                             --         --          (6)
Cumulative effect of change in accounting
   for securitized financial assets,
   net of tax                                         --         --          (3)
--------------------------------------------------------------------------------
Net Income                                        $1,358    $ 1,082     $ 1,272
================================================================================


                 See Notes to Consolidated Financial Statements.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                                 ($ IN MILLIONS)



AT DECEMBER 31,                                                 2003       2002
--------------------------------------------------------------------------------

ASSETS
Fixed maturities, available for sale at fair value
  (including $2,170 and $2,687 subject to securities
  lending agreements) (cost $40,119; $35,428)                 $42,323    $36,434
Equity securities, at fair value (cost $323; $328)                362        332
Mortgage loans                                                  1,886      1,985
Real estate                                                        96         36
Policy loans                                                    1,135      1,168
Short-term securities                                           3,603      4,414
Trading securities, at fair value                               1,707      1,531
Other invested assets                                           5,092      4,909
--------------------------------------------------------------------------------
     Total Investments                                         56,204     50,809
--------------------------------------------------------------------------------

Cash                                                              149        186
Investment income accrued                                         567        525
Premium balances receivable                                       165        151
Reinsurance recoverables                                        4,470      4,301
Deferred acquisition costs                                      4,395      3,936
Separate and variable accounts                                 26,972     21,620
Other assets                                                    2,426      1,467
--------------------------------------------------------------------------------
     Total Assets                                             $95,348    $82,995
--------------------------------------------------------------------------------

LIABILITIES
Contractholder funds                                          $30,252    $26,634
Future policy benefits and claims                              15,964     15,009
Separate and variable accounts                                 26,972     21,620
Deferred federal income taxes                                   2,030      1,448
Trading securities sold not yet purchased, at fair value          637        598
Other liabilities                                               6,136      6,051
--------------------------------------------------------------------------------
     Total Liabilities                                         81,991     71,360
--------------------------------------------------------------------------------

SHAREHOLDER'S EQUITY
Common stock, par value $2.50; 40 million shares
  authorized, issued and outstanding
                                                                  100        100
Additional paid-in capital                                      5,446      5,443
Retained earnings                                               6,451      5,638
Accumulated other changes in equity from nonowner sources       1,360        454
--------------------------------------------------------------------------------
     Total Shareholder's Equity                                13,357     11,635
--------------------------------------------------------------------------------
     Total Liabilities and Shareholder's Equity               $95,348    $82,995
================================================================================


                 See Notes to Consolidated Financial Statements.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDER'S EQUITY
                                 ($ IN MILLIONS)

                         FOR THE YEAR ENDED DECEMBER 31,
--------------------------------------------------------------------------------
COMMON STOCK                                       2003        2002        2001
--------------------------------------------------------------------------------
Balance, beginning of year                      $   100     $   100     $   100
Changes in common stock                              --          --          --
--------------------------------------------------------------------------------
Balance, end of year                            $   100     $   100     $   100
================================================================================

--------------------------------------------------------------------------------
ADDITIONAL PAID-IN CAPITAL
--------------------------------------------------------------------------------
Balance, beginning of year                      $ 5,443     $ 3,864     $ 3,843
Stock option tax benefit (expense)                    3         (17)         21
Capital contributed by parent                        --       1,596          --
--------------------------------------------------------------------------------
Balance, end of year                            $ 5,446     $ 5,443     $ 3,864
================================================================================

--------------------------------------------------------------------------------
RETAINED EARNINGS
--------------------------------------------------------------------------------

Balance, beginning of year                      $ 5,638     $ 5,142     $ 4,342
Net income                                        1,358       1,082       1,272
Dividends to parent                                (545)       (586)       (472)
--------------------------------------------------------------------------------
Balance, end of year                            $ 6,451     $ 5,638     $ 5,142
================================================================================

--------------------------------------------------------------------------------
ACCUMULATED OTHER CHANGES
IN EQUITY FROM NONOWNER SOURCES
--------------------------------------------------------------------------------

Balance, beginning of year                      $   454     $    74     $   104
Cumulative effect of accounting for
  derivative instruments and hedging
  activities, net of tax                             --          --         (29)
Unrealized gains, net of tax                        818         455          68
Foreign currency translation, net of tax              4           3          (3)
Derivative instrument hedging activity losses,
  net of tax                                         84         (78)        (66)
--------------------------------------------------------------------------------
Balance, end of year                            $ 1,360     $   454     $    74
================================================================================

--------------------------------------------------------------------------------
SUMMARY OF CHANGES IN EQUITY
FROM NONOWNER SOURCES
--------------------------------------------------------------------------------

Net income                                      $ 1,358     $ 1,082     $ 1,272
Other changes in equity from nonowner sources       906         380         (30)
--------------------------------------------------------------------------------
Total changes in equity from nonowner sources   $ 2,264     $ 1,462     $ 1,242
================================================================================

--------------------------------------------------------------------------------
TOTAL SHAREHOLDER'S EQUITY
--------------------------------------------------------------------------------
Changes in total shareholder's equity           $ 1,722     $ 2,455     $   791
Balance, beginning of year                       11,635       9,180       8,389
--------------------------------------------------------------------------------
Balance, end of year                            $13,357     $11,635     $ 9,180
================================================================================

                 See Notes to Consolidated Financial Statements.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                           INCREASE (DECREASE) IN CASH
                                 ($ IN MILLIONS)


FOR THE YEAR ENDED DECEMBER 31,                      2003       2002       2001
--------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
   Premiums collected                             $ 2,335    $ 1,917    $ 2,109
   Net investment income received                   2,787      2,741      2,430
   Other revenues received                            335        384        867
   Benefits and claims paid                        (1,270)    (1,218)    (1,176)
   Interest paid to contractholders                (1,226)    (1,220)    (1,159)
   Operating expenses paid                         (1,375)    (1,310)    (1,000)
   Income taxes paid                                 (456)      (197)      (472)
   Trading account investments (purchases),
      sales, net                                     (232)        76        (92)
   Other                                              (84)      (105)      (227)
--------------------------------------------------------------------------------
       Net Cash Provided by Operating Activities      814      1,068      1,280
--------------------------------------------------------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES
   Proceeds from maturities of investments
       Fixed maturities                             7,446      4,459      3,706
       Mortgage loans                                 358        374        455
   Proceeds from sales of investments
       Fixed maturities                            15,078     15,472     14,110
       Equity securities                              124        212        112
       Real estate held for sale                        5         26          6
   Purchases of investments
       Fixed maturities                           (26,766)   (23,623)   (22,556)
       Equity securities                             (144)      (134)       (50)
       Mortgage loans                                (317)      (355)      (287)
   Policy loans, net                                   34         39         41
   Short-term securities purchases, net               814     (1,320)      (914)
   Other investments (purchases), sales, net          108        (69)       103
   Securities transactions in course of
      settlement, net                                (618)       529      1,086
--------------------------------------------------------------------------------
   Net Cash Used in Investing Activities           (3,878)    (4,390)    (4,188)
--------------------------------------------------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES
   Contractholder fund deposits                     8,326      8,505      8,308
   Contractholder fund withdrawals                 (4,754)    (4,729)    (4,932)
   Capital contribution by parent                      --        172         --
   Dividends to parent company                       (545)      (586)      (472)
--------------------------------------------------------------------------------
       Net Cash Provided by Financing Activities    3,027      3,362      2,904
--------------------------------------------------------------------------------
Net increase (decrease) in cash                       (37)        40         (4)
Cash at December 31, previous year                    186        146        150
--------------------------------------------------------------------------------
Cash at December 31, current year                 $   149    $   186    $   146
================================================================================

                 See Notes to Consolidated Financial Statements.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Significant accounting policies used in the preparation of the accompanying financial statements follow.

BASIS OF PRESENTATION

The Travelers Insurance Company (TIC, together with its subsidiaries, the Company), is a wholly owned subsidiary of Citigroup Insurance Holding Corporation (CIHC), an indirect wholly owned subsidiary of Citigroup Inc. (Citigroup), a diversified global financial services holding company whose businesses provide a broad range of financial services to consumer and corporate customers around the world. The consolidated financial statements include the accounts of the Company and its insurance and non-insurance subsidiaries on a fully consolidated basis. The primary insurance entities of the Company are TIC and its subsidiaries, The Travelers Life and Annuity Company (TLAC), Primerica Life Insurance Company (Primerica Life), and its subsidiaries, Primerica Life Insurance Company of Canada, CitiLife Financial Limited (CitiLife) and National Benefit Life Insurance Company (NBL). Significant intercompany transactions and balances have been eliminated. The Company consolidates entities deemed to be variable interest entities when the Company is determined to be the primary beneficiary under Financial Accounting Standards Board (FASB) Interpretation No. 46, "Consolidation of Variable Interest Entities" (FIN 46).

At December 31, 2001, the Company was a wholly owned subsidiary of The Travelers Insurance Group, Inc. (TIGI). On February 4, 2002, TIGI changed its name to Travelers Property Casualty Corp. (TPC). TPC completed its initial public offering (IPO) on March 27, 2002 and on August 20, 2002 Citigroup made a tax-free distribution of the majority of its remaining interest in TPC, to Citigroup's stockholders. Prior to the IPO, the common stock of TIC was distributed by TPC to CIHC so that TIC would remain an indirect wholly owned subsidiary of Citigroup. See Note 14.

The financial statements and accompanying footnotes of the Company are prepared in conformity with accounting principles generally accepted in the United States of America (GAAP). The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and benefits and expenses during the reporting period. Actual results could differ from those estimates.

Certain prior year amounts have been reclassified to conform to the 2003 presentation.

ACCOUNTING CHANGES

CONSOLIDATION OF VARIABLE INTEREST ENTITIES

In January 2003, the FASB released FIN 46, which changes the method of determining whether certain entities, including securitization entities, should be included in the Company's consolidated financial statements. An entity is subject to FIN 46 and is called a variable interest entity (VIE) if it has (1) equity that is insufficient to permit the entity to finance its activities without additional subordinated financial support from other parties, or (2) equity investors that cannot make significant decisions about the entity's operations, or that do not absorb the expected losses or receive the expected returns of the entity. All other entities are evaluated for consolidation under Statement of Financial Accounting Standards (SFAS) No. 94, "Consolidation of All Majority-Owned Subsidiaries" (SFAS 94). A VIE is consolidated by its primary beneficiary, which is the party involved with the VIE that has a majority of the expected losses or a majority of the expected residual returns or both.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)


For any VIEs that must be consolidated under FIN 46 that were created before February 1, 2003, the assets, liabilities and noncontrolling interest of the VIE are initially measured at their carrying amounts with any difference between the net amount added to the balance sheet and any previously recognized interest being recognized as the cumulative effect of an accounting change. If determining the carrying amounts is not practicable, fair value at the date FIN 46 first applies may be used to measure the assets, liabilities and noncontrolling interest of the VIE. In October 2003, the FASB announced that the effective date of FIN 46 was deferred from July 1, 2003 to periods ending after December 15, 2003 for VIEs created prior to February 1, 2003. TIC elected to implement the provisions of FIN 46 in the 2003 third quarter, resulting in the consolidation of VIEs, increasing both assets and liabilities by approximately $407 million.

The implementation of FIN 46 encompassed a review of numerous entities to determine the impact of adoption and considerable judgment was used in evaluating whether or not a VIE should be consolidated. The FASB continues to provide additional guidance on implementing FIN 46 through FASB Staff Positions.

In December 2003, the FASB released a revision of FIN 46 (FIN 46-R or the interpretation), which includes substantial changes from the original. The calculation of expected losses and expected residual returns have both been altered to reduce the impact of decision maker and guarantor fees in the calculation of expected residual returns and expected losses. In addition, FIN 46-R changes the definition of a variable interest. The interpretation permits adoption of either the original or the revised versions of FIN 46 until the first quarter of 2004, at which time FIN 46-R must be adopted. For 2003 year-end, the Company's consolidated financial statements are in accordance with the original.

The Company is evaluating the impact of applying FIN 46-R to existing VIEs in which it has variable interests and has not yet completed this analysis. At this time, it is anticipated that the effect of adopting FIN 46-R on the Company's consolidated balance sheet would be immaterial. As the Company continues to evaluate the impact of applying FIN 46-R, additional entities may be identified that would need to be consolidated. See Note 3.

DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES

In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities" (SFAS 149). SFAS 149 amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." In particular, this Statement clarifies under what circumstances a contract with an initial net investment meets the characteristic of a derivative and when a derivative contains a financing component that warrants special reporting in the statement of cash flows. This Statement is generally effective for contracts entered into or modified after June 30, 2003 and did not have a significant impact on the Company's consolidated financial statements.

COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES

On January 1, 2003, the Company adopted SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities" (SFAS 146). SFAS 146 requires that a liability for costs associated with exit or disposal activities, other than in a business combination, be recognized when the liability is incurred. Previous generally accepted accounting principles provided for the recognition of such costs at the date of management's commitment to an exit plan. In addition, SFAS 146 requires that the liability be measured at fair value and be adjusted for changes in estimated cash flows. The provisions of the new standard are effective for exit or disposal activities initiated after December 31, 2002. The adoption of SFAS 146 did not affect the Company's consolidated financial statements.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)


STOCK-BASED COMPENSATION

The Company and its employees participate in stock option plans of Citigroup. On January 1, 2003, the Company adopted the fair value recognition provisions of SFAS No. 123, "Accounting for Stock-Based Compensation" (SFAS 123), prospectively for all awards granted, modified, or settled after January 1, 2003. The prospective method is one of the adoption methods provided for under SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure," issued in December 2002. SFAS 123 requires that compensation cost for all stock awards be calculated and recognized over the service period (generally equal to the vesting period). This compensation cost is determined using option pricing models, intended to estimate the fair value of the awards at the grant date. Prior to January 1, 2003, the Company applied Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB
25), and related interpretations in accounting for its stock-based compensation plans. Under APB 25, there is generally no charge to earnings for employee stock option awards because the options granted under these plans have an exercise price equal to the market value of the underlying common stock on the grant date. Similar to APB 25, an offsetting increase to shareholder's equity under SFAS 123 is recorded equal to the amount of compensation expense charged.

Had the Company applied SFAS 123 prior to 2003 in accounting for Citigroup stock options, net income would have been the pro forma amounts indicated below:

-------------------------------- -------------- ---------- ---------- ----------
YEAR ENDED DECEMBER 31,                              2003       2002      2001
($ IN MILLIONS)
-------------------------------- -------------- ---------- ---------- ----------
Compensation expense related to  As reported          $2        $--        $--
stock option plans, net of tax   Pro forma             7          9         15
-------------------------------- -------------- ---------- ---------- ----------
Net income                       As reported      $1,358     $1,082     $1,272
                                 Pro forma         1,353      1,073      1,257
-------------------------------- -------------- ---------- ---------- ----------

BUSINESS COMBINATIONS, GOODWILL AND OTHER INTANGIBLE ASSETS

Effective January 1, 2002, the Company adopted the FASB SFAS No. 141, "Business Combinations" (SFAS 141) and No. 142, "Goodwill and Other Intangible Assets" (SFAS 142). These standards change the accounting for business combinations by, among other things, prohibiting the prospective use of pooling-of-interests accounting and requiring companies to stop amortizing goodwill and certain intangible assets with an indefinite useful life created by business combinations accounted for using the purchase method of accounting. Instead, goodwill and intangible assets deemed to have an indefinite useful life will be subject to an annual review for impairment. Other intangible assets that are not deemed to have an indefinite useful life will continue to be amortized over their useful lives. See Note 5.

ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES

Effective January 1, 2001, the Company adopted SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" (SFAS 133). SFAS 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives), and for hedging activities. It requires that an entity recognize all derivatives as either assets or

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)


liabilities in the consolidated balance sheet and measure those instruments at fair value. If certain conditions are met, a derivative may be specifically designated as (a) a hedge of the exposure to changes in the fair value of a recognized asset or liability or an unrecognized firm commitment, (b) a hedge of the exposure to variable cash flows of a recognized asset or liability or of a forecasted transaction, or (c) a hedge of the foreign currency exposure of a net investment in a foreign operation, an unrecognized firm commitment, an available-for-sale security, or a foreign-currency-denominated forecasted transaction. The accounting for changes in the fair value of a derivative (that is, gains and losses) depends on the intended use of the derivative and the resulting designation. The cumulative effect of the adoption of SFAS 133 was an after-tax charge of $6 million included in net income and an after-tax charge of $29 million to accumulated other changes in equity from nonowner sources.

RECOGNITION OF INTEREST INCOME AND IMPAIRMENT ON PURCHASED AND RETAINED BENEFICIAL INTERESTS IN SECURITIZED FINANCIAL ASSETS

In April 2001, the Company adopted the FASB Emerging Issues Task Force (EITF) 99-20, "Recognition of Interest Income and Impairment on Purchased and Retained Beneficial Interests in Securitized Financial Assets" (EITF 99-20). EITF 99-20 establishes guidance on the recognition and measurement of interest income and impairment on certain investments, e.g., certain asset-backed securities. The recognition of impairment resulting from the adoption of EITF 99-20 was recorded as a cumulative catch-up adjustment. Interest income on a beneficial interest falling within the scope of EITF 99-20 is to be recognized prospectively. As a result of adopting EITF 99-20, the Company recorded an after-tax charge of $3 million in the consolidated statement of income. The implementation of this EITF did not have a significant impact on the Company's consolidated financial statements.

FUTURE APPLICATION OF ACCOUNTING STANDARDS

ACCOUNTING AND REPORTING BY INSURANCE ENTERPRISES FOR CERTAIN NONTRADITIONAL LONG-DURATION CONTRACTS AND FOR SEPARATE ACCOUNTS

In July 2003, Statement of Position 03-01 "Accounting and Reporting by Insurance Enterprises for Certain Nontraditional Long-Duration Contracts and for Separate Accounts" (SOP 03-01) was released. SOP 03-01 provides guidance on accounting and reporting by insurance enterprises for separate account presentation, accounting for an insurer's interest in a separate account, transfers to a separate account, valuation of certain liabilities, contracts with death or other benefit features, contracts that provide annuitization benefits, and sales inducements to contract holders. SOP 03-01 is effective for financial statements for fiscal years beginning after December 15, 2003. The adoption of SOP 03-01 will not have a material impact on the Company's consolidated financial statements.

CONSOLIDATION OF VARIABLE INTEREST ENTITIES

In December 2003, the FASB released a revision of FIN 46 (FIN 46-R). See "Consolidation of Variable Interest Entities" in the "Accounting Changes" section of this Note for a discussion of FIN 46-R.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)


ACCOUNTING POLICIES

INVESTMENTS

Fixed maturities include bonds, notes and redeemable preferred stocks. Fixed maturities, including instruments subject to securities lending agreements (see
Note 3), are classified as "available for sale" and are reported at fair value, with unrealized investment gains and losses, net of income taxes, credited or charged directly to shareholder's equity. Fair values of investments in fixed maturities are based on quoted market prices or dealer quotes. If quoted market prices are not available, discounted expected cash flows using market rates commensurate with the credit quality and maturity of the investment are used to determine fair value. Changes in assumptions could affect the fair values of fixed maturities. Impairments are realized when investment losses in value are deemed other-than-temporary. The Company conducts a rigorous review each quarter to identify and evaluate investments that have possible indications of impairment. An investment in a debt or equity security is impaired if its fair value falls below its cost and the decline is considered other-than-temporary. Factors considered in determining whether a loss is temporary include the length of time and extent to which fair value has been below cost; the financial condition and near-term prospects of the issuer; and the Company's ability and intent to hold the investment for a period of time sufficient to allow for any anticipated recovery. Changing economic conditions - global, regional, or related to specific issuers or industries - could result in other-than-temporary losses.

Also included in fixed maturities are loan-backed and structured securities (including beneficial interests in securitized financial assets). Beneficial interests in securitized financial assets that are rated "A" and below are accounted for under the prospective method in accordance with EITF 99-20. Under the prospective method of accounting, the investments effective yield and impairment for other-than-temporary losses in value are based upon projected future cash flows. All other loan-backed and structured securities are amortized using the retrospective method. The effective yield used to determine amortization is calculated based upon actual historical and projected future cash flows.

Equity securities, which include common and non-redeemable preferred stocks, are classified as "available for sale" and carried at fair value based primarily on quoted market prices. Changes in fair values of equity securities are charged or credited directly to shareholder's equity, net of income taxes.

Mortgage loans are carried at amortized cost. A mortgage loan is considered impaired when it is probable that the Company will be unable to collect principal and interest amounts due. For mortgage loans that are determined to be impaired, a reserve is established for the difference between the amortized cost and fair market value of the underlying collateral. In estimating fair value, the Company uses interest rates reflecting the higher returns required in the current real estate financing market.

Real estate held for sale is carried at the lower of cost or fair value less estimated cost to sell. Fair value of foreclosed properties is established at the time of foreclosure by internal analysis or external appraisers, using discounted cash flow analyses and other accepted techniques. Thereafter, an impairment for losses on real estate held for sale is established if the carrying value of the property exceeds its current fair value less estimated costs to sell. These impairments were insignificant at December 31, 2003 and 2002.

Policy loans are carried at the amount of the unpaid balances that are not in excess of the net cash surrender values of the related insurance policies. The carrying value of policy loans, which have no defined maturities, is considered to be fair value.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)


Short-term securities, consisting primarily of money market instruments and other debt issues purchased with a maturity of less than one year, are carried at amortized cost, which approximates fair value.

Trading securities and related liabilities are normally held for periods less than six months. These investments are marked to market with the change recognized in net investment income during the current period.

Other invested assets include equity investments, partnership investments and real estate joint ventures accounted for on the equity method of accounting. Undistributed income is reported in net investment income. Also included in other invested assets is an investment in Citigroup Preferred Stock, which is recorded at cost. See Note 13.

Accrual of investment income is suspended on fixed maturities or mortgage loans that are in default, or on which it is likely that future payments will not be made as scheduled. Interest income on investments in default is recognized only as payment is received.

DERIVATIVE FINANCIAL INSTRUMENTS

The Company uses derivative financial instruments, including financial futures contracts, swaps, options and forward contracts, as a means of hedging exposure to interest rate changes, equity price change, credit and foreign currency risk. The Company also uses derivative financial instruments to enhance portfolio income and replicate cash market investments. The Company, through Tribeca Citigroup Investments Ltd., holds and issues derivative instruments in conjunction with these investment strategies. (See Note 11 for a more detailed description of the Company's derivative use.) Derivative financial instruments in a gain position are reported in the consolidated balance sheet in other assets, derivative financial instruments in a loss position are reported in the consolidated balance sheet in other liabilities and derivatives purchased to offset embedded derivatives on variable annuity contracts are reported in other invested assets.

To qualify for hedge accounting, the hedge relationship is designated and formally documented at inception detailing the particular risk management objective and strategy for the hedge which includes the item and risk that is being hedged, the derivative that is being used, as well as how effectiveness is being assessed. A derivative has to be highly effective in accomplishing the objective of offsetting either changes in fair value or cash flows for the risk being hedged.

For fair value hedges, in which derivatives hedge the fair value of assets and liabilities, changes in the fair value of derivatives are reflected in realized investment gains and losses, together with changes in the fair value of the related hedged item. The Company primarily hedges available-for-sale securities.

For cash flow hedges, the accounting treatment depends on the effectiveness of the hedge. To the extent that derivatives are effective in offsetting the variability of the hedged cash flows, changes in the derivatives' fair value will not be included in current earnings but are reported in the accumulated other changes in equity from nonowner sources in shareholder's equity. These changes in fair value will be included in earnings of future periods when earnings are also affected by the variability of the hedged cash flows. To the extent these derivatives are not effective, the ineffective portion of the change in fair value is immediately included in realized investment gains and losses. The Company primarily hedges foreign-denominated funding agreements and floating rate available-for-sale securities.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)


For net investment hedges, in which derivatives hedge the foreign currency exposure of a net investment in a foreign operation, the accounting treatment will similarly depend on the effectiveness of the hedge. The effective portion of the change in fair value of the derivative, including any premium or discount, is reflected in the accumulated other changes in equity from nonowner sources as part of the foreign currency translation adjustment in shareholder's equity. The ineffective portion is reflected in realized investment gains and losses.

The effectiveness of these hedging relationships is evaluated on a retrospective and prospective basis using quantitative measures of correlation. If a hedge relationship is found to be ineffective, it no longer qualifies as a hedge and any gains or losses attributable to such ineffectiveness as well as subsequent changes in fair value are recognized in realized investment gains and losses.

For those fair value and cash flow hedge relationships that are terminated, hedge designations removed, or forecasted transactions that are no longer expected to occur, the hedge accounting treatment described in the paragraphs above will no longer apply. For fair value hedges, any changes to the hedged item remain as part of the basis of the asset or liability and are ultimately reflected as an element of the yield. For cash flow hedges, any changes in fair value of the end-user derivative remain in the accumulated other changes in equity from nonowner sources in shareholder's equity and are included in earnings of future periods when earnings are also affected by the variability of the hedged cash flow. If the hedged relationship is discontinued because a forecasted transaction will not occur when scheduled, the accumulated changes in fair value of the end-user derivative recorded in shareholder's equity are immediately reflected in realized investment gains and losses.

The Company enters into derivative contracts that are economic hedges but do not qualify or are not designated as hedges for accounting purposes. These derivative contracts are carried at fair value, with changes in value reflected in realized investment gains and losses.

FINANCIAL INSTRUMENTS WITH EMBEDDED DERIVATIVES

The Company bifurcates an embedded derivative where the economic characteristics and risks of the embedded instrument are not clearly and closely related to the economic characteristics and risks of the host contract, the entire instrument would not otherwise be remeasured at fair value and a separate instrument with the same terms of the embedded instrument would meet the definition of a derivative under SFAS 133.

The Company purchases investments that have embedded derivatives, primarily convertible debt securities. These embedded derivatives are carried at fair value with changes in value reflected in realized investment gains and losses. Derivatives embedded in convertible debt securities are classified in the consolidated balance sheet as fixed maturity securities, consistent with the host instruments.

The Company markets certain investment contracts that have embedded derivatives, primarily variable annuity contracts with put options. These embedded derivatives are carried at fair value, with changes in value reflected in realized investment gains and losses. Derivatives embedded in variable annuity contracts are classified in the consolidated balance sheet as future policy benefits and claims.

INVESTMENT GAINS AND LOSSES

Realized investment gains and losses are included as a component of pre-tax revenues based upon specific identification of the investments sold on the trade date. Impairments are realized when investment losses in

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)


value are deemed other-than-temporary. The Company conducts regular reviews to assess whether other- than-temporary losses exist. Changing economic conditions
- global, regional, or related to specific issuers or industries - could result in other-than-temporary losses. Also included in pre-tax revenues are gains and losses arising from the remeasurement of the local currency value of foreign investments to U.S. dollars, the functional currency of the Company. The foreign exchange effects of Canadian operations are included in unrealized gains and losses.

DEFERRED ACQUISITION COSTS

Costs of acquiring traditional life and health insurance, universal life, corporate owned life insurance (COLI), deferred annuities and payout annuities are deferred. These deferred acquisition costs (DAC) include principally commissions and certain expenses related to policy issuance, underwriting and marketing, all of which vary with and are primarily related to the production of new business. The method for determining amortization of deferred acquisition costs varies by product type based upon three different accounting pronouncements: SFAS No. 60, "Accounting and Reporting by Insurance Enterprises" (SFAS 60), SFAS No. 91, "Accounting for Nonrefundable Fees and Costs Associated with Originating or Acquiring Loans and Initial Direct Costs of Leases" (SFAS
91) and SFAS No. 97, "Accounting and Reporting by Insurance Enterprises for Certain Long Duration Contracts and for Realized Gains and Losses from the Sale of Investments" (SFAS 97).

DAC for deferred annuities, both fixed and variable, and payout annuities is amortized employing a level effective yield methodology per SFAS 91 as indicated by AICPA Practice Bulletin 8. An amortization rate is developed using the outstanding DAC balance and projected account balances and is applied to actual account balances to determine the amount of DAC amortization. The projected account balances are derived using a model that contains assumptions related to investment returns and persistency. The model rate is evaluated at least annually, and changes in underlying lapse and interest rate assumptions are to be treated retrospectively. Variances in expected equity market returns versus actual returns are treated prospectively and a new amortization pattern is developed so that the DAC balances will be amortized over the remaining estimated life of the business. DAC for these products is currently being amortized over 10-15 years.

DAC for universal life and COLI is amortized in relation to estimated gross profits from surrender charges, investment, mortality, and expense margins per SFAS 97. Actual profits can vary from management's estimates, resulting in increases or decreases in the rate of amortization. Re-estimates of gross profits, performed at least annually, result in retrospective adjustments to earnings by a cumulative charge or credit to income. DAC for these products is currently being amortized over 16-25 years.

DAC relating to traditional life, including term insurance, and health insurance is amortized in relation to anticipated premiums per SFAS 60. Assumptions as to the anticipated premiums are made at the date of policy issuance or acquisition and are consistently applied over the life of the policy. DAC for these products is currently being amortized over 5-20 years.

All DAC is reviewed at least annually to determine if it is recoverable from future income, including investment income, and if not recoverable, is charged to expenses. All other acquisition expenses are charged to operations as incurred. See Note 5.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)


VALUE OF INSURANCE IN FORCE

The value of insurance in force is an asset that represents the actuarially determined present value of anticipated profits to be realized from life insurance and annuities contracts at the date of acquisition using the same assumptions that were used for computing related liabilities where appropriate. The value of insurance in force was the actuarially determined present value of the projected future profits discounted at interest rates ranging from 14% to 18%. Traditional life insurance is amortized in relation to anticipated premiums; universal life is amortized in relation to estimated gross profits; and annuity contracts are amortized employing a level yield method. The value of insurance in force, which is included in other assets, is reviewed periodically for recoverability to determine if any adjustment is required. Adjustments, if any, are charged to income. See Note 5.

SEPARATE AND VARIABLE ACCOUNTS

Separate and variable accounts primarily represent funds for which investment income and investment gains and losses accrue directly to, and investment risk is borne by, the contractholders. Each account has specific investment objectives. The assets of each account are legally segregated and are not subject to claims that arise out of any other business of the Company. The assets of these accounts are carried at fair value. Certain other separate accounts provide guaranteed levels of return or benefits and the assets of these accounts are primarily carried at fair value.

Amounts assessed to the separate account contractholders for management services are included in revenues. Deposits, net investment income and realized investment gains and losses for these accounts are excluded from revenues, and related liability increases are excluded from benefits and expenses.

GOODWILL AND INTANGIBLE ASSETS

Goodwill and intangible assets are included in other assets. Prior to the adoption of FASB SFAS No. 141, "Business Combinations" (SFAS 141) and No. 142, "Goodwill and Other Intangible Assets" (SFAS 142) in the first quarter of 2002, goodwill was being amortized on a straight-line basis principally over a 40-year period. The carrying amount of goodwill and other intangible assets is reviewed at least annually for indication of impairment in value that in the view of management would be other-than-temporary. If it is determined that goodwill and other intangible assets are unlikely to be recovered, impairment is recognized on a discounted cash flow basis.

Upon adoption of SFAS 141 and SFAS 142, the Company stopped amortizing goodwill and intangible assets deemed to have an infinite useful life. Instead, these assets are subject to an annual review for impairment. Other intangible assets that are not deemed to have an indefinite useful life will continue to be amortized over their useful lives. See Note 5.

CONTRACTHOLDER FUNDS

Contractholder funds represent receipts from the issuance of universal life, COLI, pension investment, guaranteed investment contracts (GICs), and certain deferred annuity contracts. For universal life and COLI contracts, contractholder fund balances are increased by receipts for mortality coverage, contract administration, surrender charges and interest accrued, where one or more of these elements are not fixed or guaranteed. These balances are decreased by withdrawals, mortality charges and administrative expenses

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

charged to the contractholder. Interest rates credited to contractholder funds related to universal life and COLI range from 3.50% to 5.95%, with a weighted average interest rate of 4.52%.

Pension investment, GICs and certain annuity contracts do not contain significant insurance risks and are considered investment-type contracts. Contractholder fund balances are increased by receipts and credited interest, and reduced by withdrawals and administrative expenses charged to the contractholder. Interest rates credited to those investment type contracts range from 1.00% to 8.05% with a weighted average interest rate of 4.46%.

FUTURE POLICY BENEFITS

Future policy benefits represent liabilities for future insurance policy benefits for payout annuities and traditional life product. The annuity payout reserves are calculated using the mortality and interest assumptions used in the actual pricing of the benefit. Mortality assumptions are based on Company experience and are adjusted to reflect deviations such as substandard mortality in structured settlement benefits. The interest rates range from 2.0% to 9.0% with a weighted average of 7.02% for these products. Traditional life products include whole life and term insurance. Future policy benefits for traditional life products are estimated on the basis of actuarial assumptions as to mortality, persistency and interest, established at policy issue. Interest assumptions applicable to traditional life products range from 2.5% to 7.0%, with a weighted average of 5.23%. Assumptions established at policy issue as to mortality and persistency are based on the Company's experience, which, together with interest assumptions, include a margin for adverse deviation. Appropriate recognition has been given to experience rating and reinsurance.

GUARANTY FUND AND OTHER INSURANCE RELATED ASSESSMENTS

Included in other liabilities is the Company's estimate of its liability for guaranty fund and other insurance-related assessments. State guaranty fund assessments are based upon the Company's share of premium written or received in one or more years prior to an insolvency occurring in the industry. Once an insolvency has occurred, the Company recognizes a liability for such assessments if it is probable that an assessment will be imposed and the amount of the assessment can be reasonably estimated. At December 31, 2003 and 2002, the Company had a liability of $22.5 million and $22.6 million, respectively, for guaranty fund assessments and a related premium tax offset recoverable of $4.6 million and $4.2 million, respectively. The assessments are expected to be paid over a period of three to five years and the premium tax offsets are expected to be realized over a period of 10 to 15 years.

PERMITTED STATUTORY ACCOUNTING PRACTICES

The Company's insurance subsidiaries, domiciled principally in Connecticut and Massachusetts, prepare statutory financial statements in accordance with the accounting practices prescribed or permitted by the insurance departments of the states of domicile. Prescribed statutory accounting practices are those practices that are incorporated directly or by reference in state laws, regulations, and general administrative rules applicable to all insurance enterprises domiciled in a particular state. Permitted statutory accounting practices include practices not prescribed by the domiciliary state, but allowed by the domiciliary state regulatory authority. The Company does not have any permitted statutory accounting practices.

PREMIUMS

Premiums are recognized as revenue when due. Premiums for contracts with a limited number of premium payments, due over a significantly shorter period than the period over which benefits are provided, are

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)


considered revenue when due. The portion of premium which is not required to provide for benefits and expenses is deferred and recognized in revenues in a constant relationship to insurance benefits in force.

FEE INCOME

Fee income is recognized on deferred annuity and universal life contracts for mortality, administrative and equity protection charges according to contract due dates. Fee income is recognized on variable annuity and universal life separate accounts either daily, monthly, quarterly or annually as per contract terms.

OTHER REVENUES

Other revenues include surrender penalties collected at the time of a contract surrender, and other miscellaneous charges related to annuity and universal life contracts recognized when received. Also included are revenues from unconsolidated non-insurance subsidiaries. Amortization of deferred income related to reinsured blocks of business are recognized in relation to anticipated premiums and are reported in other revenues.

CURRENT AND FUTURE INSURANCE BENEFITS

Current and future insurance benefits represent charges for mortality and morbidity related to fixed annuities, universal life, term life and health insurance benefits.

INTEREST CREDITED TO CONTRACTHOLDERS

Interest credited to contractholders represents amounts earned by universal life, COLI, pension investment, GICs and certain deferred annuity contracts in accordance with contract provisions.

FEDERAL INCOME TAXES

The provision for federal income taxes is comprised of two components, current income taxes and deferred income taxes. Deferred federal income taxes arise from changes during the year in cumulative temporary differences between the tax basis and book basis of assets and liabilities.


2.   OPERATING SEGMENTS

The Company has two reportable business segments that are separately managed due to differences in products, services, marketing strategy and resource management. The business of each segment is maintained and reported through separate legal entities within the Company. The management groups of each segment report separately to the common ultimate parent, Citigroup Inc.

TRAVELERS LIFE & ANNUITY (TLA) core offerings include individual annuity, individual life, COLI and group annuity insurance products distributed by TIC and TLAC principally under the Travelers Life & Annuity name. Among the range of individual products offered are deferred fixed and variable annuities, payout annuities and term, universal and variable life insurance. The COLI product is a variable universal life product distributed through independent specialty brokers. The group products include institutional pensions, including GICs, payout annuities, group annuities sold to employer-sponsored retirement and savings plans, structured settlements and funding agreements.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)


The PRIMERICA business segment consolidates the businesses of Primerica Life, Primerica Life Insurance Company of Canada, CitiLife and NBL. The Primerica business segment offers individual life products, primarily term insurance, to customers through a sales force of approximately 107,000 representatives. A great majority of the domestic licensed sales force works on a part-time basis.

The accounting policies of the segments are the same as those described in the summary of significant accounting policies (see Note 1). The amount of investments in equity method investees and total expenditures for additions to long-lived assets other than financial instruments, long-term customer relationships of a financial institution, mortgage and other servicing rights, and deferred tax assets, were not material.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)


    ($ IN MILLIONS)
    REVENUES BY SEGMENT                                 2003      2002      2001
    -------------------                              -------   -------   -------
    TLA                                              $ 4,479   $ 3,653   $ 4,089
    Primerica                                          1,660     1,581     1,613
                                                     -------   -------   -------
    Total Revenues                                   $ 6,139   $ 5,234   $ 5,702
                                                     =======   =======   =======

    NET INCOME BY SEGMENT
    ---------------------
    TLA                                              $   918   $   673   $   826
    Primerica                                            440       409       446
                                                     -------   -------   -------
    Net Income                                       $ 1,358   $ 1,082   $ 1,272
                                                     =======   =======   =======

    ASSETS BY SEGMENT
    -----------------
    TLA                                              $85,881   $74,562   $69,836
    Primerica                                          9,467     8,433     8,030
                                                     -------   -------   -------
    Total segments                                   $95,348   $82,995   $77,866
                                                     =======   =======   =======

The following tables contain key segment measurements.

    BUSINESS SEGMENT INFORMATION:
    ----------------------------------------------------------------------------
    FOR THE YEAR
    ENDED DECEMBER 31, 2003
     ($ IN MILLIONS)                                     TLA        PRIMERICA
    ----------------------------------------------------------------------------
    Premiums                                            $1,082        $1,245
    Net investment income                                2,743           315
    Interest credited to contractholders                 1,248             -
    Amortization of deferred acquisition costs             266           235
    Expenditures for deferred acquisition costs            583           377
    Federal income taxes                                   240           231

    BUSINESS SEGMENT INFORMATION:
    ----------------------------------------------------------------------------
    FOR THE YEAR
    ENDED DECEMBER 31, 2002
     ($ IN MILLIONS)                                     TLA        PRIMERICA
    ----------------------------------------------------------------------------
    Premiums                                              $730        $1,194
    Net investment income                                2,646           290
    Interest credited to contractholders                 1,220            --
    Amortization of deferred acquisition costs             174           219
    Expenditures for deferred acquisition costs            556           323
    Federal income taxes                                   212           209

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)


     ---------------------------------------------------------------------------
     FOR THE YEAR
     ENDED DECEMBER 31, 2001
      ($ IN MILLIONS)                                    TLA        PRIMERICA
     ---------------------------------------------------------------------------
     Premiums                                             $957        $1,145
     Net investment income                               2,530           301
     Interest credited to contractholders                1,179            --
     Amortization of deferred acquisition costs            171           208
     Total expenditures for deferred acquisition costs     553           298
     Federal income taxes                                  394           236

     The majority of the annuity business and a substantial portion of the life business written by TLA are accounted for as investment contracts, with the result that the deposits collected are reported as liabilities and are not included in revenues. Deposits represent a statistic integral to managing TLA operations, which management uses for measuring business volumes, and may not be comparable to similarly captioned measurements used by other life insurance companies. For the years ended December 31, 2003, 2002 and 2001, deposits collected amounted to $12.0 billion, $11.9 billion and $13.1 billion, respectively.

     The Company's revenue was derived almost entirely from U.S. domestic business. Revenue attributable to foreign countries was insignificant.

     The Company had no transactions with a single customer representing 10% or more of its revenue.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)


3.   INVESTMENTS

FIXED MATURITIES

The amortized cost and fair value of investments in fixed maturities were as follows:

------------------------------------------------------------------------------------------------------------------------------------
                                                                                              GROSS         GROSS
DECEMBER 31, 2003                                                       AMORTIZED COST      UNREALIZED    UNREALIZED      FAIR VALUE
($ IN MILLIONS)                                                                               GAINS         LOSSES
------------------------------------------------------------------------------------------------------------------------------------
AVAILABLE FOR SALE:
   Mortgage-backed securities - CMOs and pass-through securities             $ 8,061          $  326          $ 18          $ 8,369
   U.S. Treasury securities and obligations of
   U.S. Government and government agencies and authorities                     2,035              22            12            2,045
   Obligations of states, municipalities and political subdivisions              379              21             2              398
   Debt securities issued by foreign governments                                 690              51             1              740
   All other corporate bonds                                                  23,098           1,507            64           24,541
   Other debt securities                                                       5,701             377            22            6,056
   Redeemable preferred stock                                                    155              20             1              174
------------------------------------------------------------------------------------------------------------------------------------
       Total Available For Sale                                              $40,119          $2,324          $120          $42,323
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                                              GROSS         GROSS
DECEMBER 31, 2002                                                       AMORTIZED COST      UNREALIZED    UNREALIZED      FAIR VALUE
($ IN MILLIONS)                                                                               GAINS         LOSSES
------------------------------------------------------------------------------------------------------------------------------------
AVAILABLE FOR SALE:
   Mortgage-backed securities - CMOs and pass-through securities
   U.S. Treasury securities and obligations of                               $ 6,975          $  434          $  2          $ 7,407
   U.S. Government and government agencies and authorities                     2,402              39            19            2,422
   Obligations of states, municipalities and political subdivisions              297              22            --              319
   Debt securities issued by foreign governments                                 365              30             2              393
   All other corporate bonds                                                  20,894             982           608           21,268
   Other debt securities                                                       4,348             229            66            4,511
   Redeemable preferred stock                                                    147               1            34              114
------------------------------------------------------------------------------------------------------------------------------------
       Total Available For Sale                                              $35,428          $1,737          $731          $36,434
------------------------------------------------------------------------------------------------------------------------------------

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)


Proceeds from sales of fixed maturities classified as available for sale were $15.1 billion, $15.5 billion and $14.1 billion in 2003, 2002 and 2001, respectively. Gross gains of $476 million, $741 million and $633 million and gross losses of $394 million, $309 million and $273 million in 2003, 2002 and 2001, respectively, were realized on those sales. Additional losses of $110 million, $639 million and $153 million in 2003, 2002 and 2001, respectively, were realized due to other-than-temporary losses in value. Impairment activity increased significantly beginning in the fourth quarter of 2001 and continued throughout 2002. Impairments were concentrated in telecommunication and energy company investments.

Fair values of investments in fixed maturities are based on quoted market prices or dealer quotes or, if these are not available, discounted expected cash flows using market rates commensurate with the credit quality and maturity of the investment. The fair value of investments for which a quoted market price or dealer quote is not available amounted to $6.4 billion and $5.1 billion at December 31, 2003 and 2002, respectively.

The amortized cost and fair value of fixed maturities at December 31, 2003, by contractual maturity, are shown below. Actual maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.


-------------------------------------------------------------------------------
                                                   AMORTIZED
($ IN MILLIONS)                                       COST           FAIR VALUE
-------------------------------------------------------------------------------
MATURITY:
     Due in one year or less                          $2,532           $2,582
     Due after 1 year through 5 years                 11,559           12,188
     Due after 5 years through 10 years                9,866           10,561
     Due after 10 years                                8,101            8,623
-------------------------------------------------------------------------------
                                                      32,058           33,954
-------------------------------------------------------------------------------
     Mortgage-backed securities                        8,061            8,369
-------------------------------------------------------------------------------
         Total Maturity                              $40,119          $42,323
-------------------------------------------------------------------------------


The Company makes investments in collateralized mortgage obligations (CMOs). CMOs typically have high credit quality, offer good liquidity, and provide a significant advantage in yield and total return compared to U.S. Treasury securities. The Company's investment strategy is to purchase CMO tranches which are protected against prepayment risk, including planned amortization class and last cash flow tranches. Prepayment protected tranches are preferred because they provide stable cash flows in a variety of interest rate scenarios. The Company does invest in other types of CMO tranches if a careful assessment indicates a favorable risk/return tradeoff. The Company does not purchase residual interests in CMOs.

At December 31, 2003 and 2002, the Company held CMOs classified as available for sale with a fair value of $5.2 billion and $4.7 billion, respectively. Approximately 30% and 35%, respectively, of the Company's CMO holdings are fully collateralized by GNMA, FNMA or FHLMC securities at December 31, 2003 and 2002. In addition, the Company held $3.0 billion and $2.6 billion of GNMA, FNMA or FHLMC mortgage-backed pass-through securities at December 31, 2003 and 2002, respectively. All of these securities are rated AAA.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)


The Company engages in securities lending transactions whereby certain securities from its portfolio are loaned to other institutions for short periods of time. The Company generally receives cash collateral from the borrower, equal to at least the market value of the loaned securities plus accrued interest, and invests it in the Company's short-term money market pool (See Note 13). The loaned securities remain a recorded asset of the Company, however, the Company records a liability for the amount of the cash collateral held, representing its obligation to return the cash collateral related to these loaned securities, and reports that liability as part of other liabilities in the consolidated balance sheet. At December 31, 2003 and 2002, the Company held cash collateral of $2.4 billion and $2.8 billion, respectively.

The Company participates in dollar roll repurchase transactions as a way to generate investment income. These transactions involve the sale of mortgage-backed securities with the agreement to repurchase substantially the same securities from the same counterparty. Cash is received from the sale, which is invested in the Company's short-term money market pool. The cash is returned at the end of the roll period when the mortgage-backed securities are repurchased. The Company will generate additional investment income based upon the difference between the sale and repurchase prices.

These transactions are recorded as secured borrowings. The mortgage-backed securities remain recorded as assets. The cash proceeds are reflected in short-term investments and a liability is established to reflect the Company's obligation to repurchase the securities at the end of the roll period. The liability is classified as other liabilities in the consolidated balance sheets and fluctuates based upon the timing of the repayments. The balances were insignificant at December 31, 2003 and 2002.


EQUITY SECURITIES

The cost and fair values of investments in equity securities were as follows:

--------------------------------------------------------------------------------
                                                 GROSS        GROSS
EQUITY SECURITIES:                            UNREALIZED   UNREALIZED    FAIR
($ IN MILLIONS)                     COST         GAINS        LOSSES    VALUE
--------------------------------------------------------------------------------

DECEMBER 31, 2003
  Common stocks                      $109         $27           $2      $134
  Non-redeemable preferred stocks     214          14            -       228
--------------------------------------------------------------------------------
      Total Equity Securities        $323         $41           $2      $362
--------------------------------------------------------------------------------

DECEMBER 31, 2002
  Common stocks                       $48          $8           $6       $50
  Non-redeemable preferred stocks     280           9            7       282
--------------------------------------------------------------------------------
      Total Equity Securities        $328         $17          $13      $332
--------------------------------------------------------------------------------

Proceeds from sales of equity securities were $124 million, $212 million and $112 million in 2003, 2002 and 2001, respectively. Gross gains of $23 million, $8 million and $10 million and gross losses of $2 million, $4 million and $13 million in 2003, 2002 and 2001, respectively, were realized on those sales. Additional losses of $11 million, $19 million and $96 million in 2003, 2002 and 2001, respectively, were realized due to other-than-temporary losses in value.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)


OTHER-THAN-TEMPORARY LOSSES ON INVESTMENTS

At December 31, 2003, the cost of approximately 670 investments in fixed maturity and equity securities exceeded their fair value by $122 million. Of the $122 million, $91 million represents fixed maturity investments that have been in a gross unrealized loss position for less than a year and of these 78% are rated investment grade. Fixed maturity investments that have been in a gross unrealized loss position for a year or more total $29 million and 38% of these are rated investment grade. The gross unrealized loss on equity securities was $2 million at December 31, 2003.

Management has determined that the unrealized losses on the Company's investments in fixed maturity and equity securities at December 31, 2003 are temporary in nature. The Company conducts a rigorous review each quarter to identify and evaluate investments that have possible indications of impairment. An investment in a debt or equity security is impaired if its fair value falls below its cost and the decline is considered other-than-temporary. Factors considered in determining whether a loss is temporary include the length of time and extent to which fair value has been below cost; the financial condition and near-term prospects of the issuer; and the Company's ability and intent to hold the investment for a period of time sufficient to allow for any anticipated recovery. The Company's review for impairment generally entails:

o Identification and evaluation of investments that have possible indications of impairment;

o Analysis of individual investments that have fair values less than 80% of amortized cost, including consideration of the length of time the investment has been in an unrealized loss position;

o Discussion of evidential matter, including an evaluation of factors or triggers that would or could cause individual investments to qualify as having other-than-temporary impairments and those that would not support other-than-temporary impairment;

o Documentation of the results of these analyses, as required under business policies.

The table below shows the fair value of investments in fixed maturities and equity securities in an unrealized loss position at December 31, 2003:

                                                                    GROSS UNREALIZED LOSSES
                                                         Less Than One Year         One Year or Longer               Total
                                                      ------------------------------------------------------------------------------
                                                                          Gross                      Gross                    Gross
                                                            Fair     Unrealized         Fair    Unrealized        Fair   Unrealized
($ IN MILLIONS)                                            Value         Losses        Value        Losses       Value       Losses
------------------------------------------------------------------------------------------------------------------------------------
Fixed maturity securities available-for-sale:
Mortgage-backed securities-CMOs and pass-through
  securities                                              $1,182            $18          $17           $--      $1,199          $18
U.S. Treasury securities and obligations of U.S.
  Government and government agencies and authorities       1,180             12           --            --       1,180           12
Obligations of states, municipalities and political
  subdivisions                                                45              2           --            --          45            2
Debt securities issued by foreign governments                 55              1           --            --          55            1
All other corporate bonds                                  1,793             39          503            25       2,296           64
Other debt securities                                        755             18           89             3         844           22
Redeemable preferred stock                                    12              1           11             1          23            1
------------------------------------------------------------------------------------------------------------------------------------
Total fixed maturities                                    $5,022            $91         $620           $29      $5,642         $120
Equity securities                                            $25             $1           $5            $1         $30           $2
------------------------------------------------------------------------------------------------------------------------------------

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)


MORTGAGE LOANS AND REAL ESTATE

At December 31, 2003 and 2002, the Company's mortgage loan and real estate portfolios consisted of the following:

--------------------------------------------------------------------------------
$ IN MILLIONS)                                               2003          2002
--------------------------------------------------------------------------------

Current Mortgage Loans                                    $1,841        $1,941
Underperforming Mortgage Loans                                45            44
--------------------------------------------------------------------------------
    Total Mortgage Loans                                   1,886         1,985
--------------------------------------------------------------------------------

Real Estate - Foreclosed                                      63            17
Real Estate - Investment                                      33            19
--------------------------------------------------------------------------------
    Total Real Estate                                         96            36
--------------------------------------------------------------------------------
    Total Mortgage Loans and Real Estate                  $1,982        $2,021
================================================================================


Underperforming mortgage loans include delinquent mortgage loans over 90 days past due, loans in the process of foreclosure and loans modified at interest rates below market.

Aggregate annual maturities on mortgage loans at December 31, 2003 are shown below. Actual maturities will differ from contractual maturities because borrowers may have the right to prepay obligations with or without prepayment penalties.

-----------------------------------------------------------------
YEAR ENDING DECEMBER 31,
($ IN MILLIONS)
-----------------------------------------------------------------
2004                                                 $ 173
2005                                                   107
2006                                                   347
2007                                                   131
2008                                                   141
Thereafter                                             987
-----------------------------------------------------------------
     Total                                          $1,886
=================================================================

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)


TRADING SECURITIES

Trading securities of the Company are held primarily in Tribeca Citigroup Investments Ltd. The assets and liabilities are valued at fair value as follows:


       ($ IN MILLIONS)                      Fair value as of    Fair value as of
       ---------------                     December 31, 2003   December 31, 2002
ASSETS
   Trading securities
      Convertible bond arbitrage                 $1,447             $1,442
      Other                                         260                 89
                                                 ------             ------
                                                 $1,707             $1,531
                                                 ======             ======

LIABILITIES
   Trading securities sold not yet purchased
      Convertible bond arbitrage                 $  629             $  520
      Other                                           8                 78
                                                 ------             ------
                                                 $  637             $  598
                                                 ======             ======

The Company's trading portfolio investments and related liabilities are normally held for periods less than six months. See Note 11.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)


OTHER INVESTED ASSETS

Other invested assets are composed of the following:

--------------------------------------------------------------------------
($ IN MILLIONS)                                      2003           2002
--------------------------------------------------------------------------
Investment in Citigroup Preferred Stock            $3,212         $3,212
Private equity and arbitrage investments            1,315          1,006
Real estate investments                               327            390
Derivatives                                           182            263
Other                                                  56             38
--------------------------------------------------------------------------
Total                                              $5,092         $4,909
--------------------------------------------------------------------------

CONCENTRATIONS

At December 31, 2003 and 2002, the Company had an investment in Citigroup Preferred Stock of $3.2 billion. See Note 13.

The Company both maintains and participates in a short-term investment pool for its insurance affiliates. See Note 13.

The Company had concentrations of investments, excluding those in federal and government agencies, primarily fixed maturities at fair value, in the following industries:

--------------------------------------------------------------------------
($ IN MILLIONS)                                      2003           2002
--------------------------------------------------------------------------
Finance                                            $5,056         $3,681
Electric Utilities                                  3,552          3,979
Banking                                             2,830          1,900
--------------------------------------------------------------------------

The Company held investments in foreign banks in the amount of $1,018 million and $869 million at December 31, 2003 and 2002, respectively, which are included in the table above. The Company defines its below investment grade assets as those securities rated Ba1 by Moody's Investor Services (or its equivalent) or below by external rating agencies, or the equivalent by internal analysts when a public rating does not exist. Such assets include publicly traded below investment grade bonds and certain other privately issued bonds and notes that are classified as below investment grade. Below investment grade assets included in the categories of the preceding table include $1,118 million and $878 million in Electric Utilities at December 31, 2003 and 2002, respectively. Below investment grade assets in Finance and Banking were insignificant at December 31, 2003 and 2002. Total below investment grade assets were $5.2 billion and $3.8 billion at December 31, 2003 and 2002, respectively.

Included in mortgage loans were the following group concentrations:

--------------------------------------------------------------------------
($ IN MILLIONS)                                      2003           2002
--------------------------------------------------------------------------
STATE
California                                           $732           $788

PROPERTY TYPE
Agricultural                                       $1,025         $1,212
--------------------------------------------------------------------------

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)


The Company monitors creditworthiness of counterparties to all financial instruments by using controls that include credit approvals, credit limits and other monitoring procedures. Collateral for fixed maturities often includes pledges of assets, including stock and other assets, guarantees and letters of credit. The Company's underwriting standards with respect to new mortgage loans generally require loan to value ratios of 75% or less at the time of mortgage origination.

NON-INCOME PRODUCING INVESTMENTS

Investments included in the consolidated balance sheets that were non-income producing amounted to $104.4 million and $58.5 million at December 31, 2003 and 2002, respectively.

RESTRUCTURED INVESTMENTS

The Company had mortgage loans and debt securities that were restructured at below market terms at December 31, 2003 and 2002. The balances of the restructured investments were insignificant. The new terms typically defer a portion of contract interest payments to varying future periods. Gross interest income on restructured assets that would have been recorded in accordance with the original terms of such loans was insignificant in 2003, 2002 and 2001. Interest on these assets, included in net investment income, was also insignificant in 2003, 2002 and 2001.

NET INVESTMENT INCOME

--------------------------------------------------------------------------------
FOR THE YEAR ENDED DECEMBER 31,              2003           2002           2001
($ IN MILLIONS)
--------------------------------------------------------------------------------

GROSS INVESTMENT INCOME
  Fixed maturities                        $2,465         $2,359         $2,328
  Mortgage loans                             158            167            210
  Trading                                    222              9            131
  Other invested assets                       58            203             71
  Citigroup Preferred Stock                  203            178             53
  Other, including policy loans               82            104            165
--------------------------------------------------------------------------------
Total gross investment income              3,188          3,020          2,958
--------------------------------------------------------------------------------
Investment expenses                          130             84            127
--------------------------------------------------------------------------------
Net Investment Income                     $3,058         $2,936         $2,831
--------------------------------------------------------------------------------

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)


REALIZED AND UNREALIZED INVESTMENT GAINS (LOSSES)

Net realized investment gains (losses) for the periods were as follows:

--------------------------------------------------------------------------------
FOR THE YEAR ENDED DECEMBER 31,                    2003       2002       2001
($ IN MILLIONS)
--------------------------------------------------------------------------------

REALIZED INVESTMENT GAINS (LOSSES)
  Fixed maturities                               $(28)     $(207)        $207
  Equity securities                                10        (15)         (99)
  Mortgage loans                                  (14)        --            5
  Real estate held for sale                         1          8            3
  Other invested assets                            49        (19)          --
  Derivatives                                      20        (87)          14
  Other                                            (1)        (2)          (5)
--------------------------------------------------------------------------------
      Total realized investment gains (losses)    $37      $(322)        $125
--------------------------------------------------------------------------------

Changes in net unrealized investment gains (losses) that are reported in accumulated other changes in equity from nonowner sources were as follows:

----------------------------------------------------------------- --------------
FOR THE YEAR ENDED DECEMBER 31,                  2003       2002         2001
($ IN MILLIONS)
----------------------------------------------------------------- --------------

UNREALIZED INVESTMENT GAINS (LOSSES)
  Fixed maturities                             $1,198       $664         $85
  Equity securities                                35          3          40
  Other                                             6         31         (20)
-------------------------------------------------------------------------------
    Total unrealized investment
      gains (losses)                            1,239        698         105
-------------------------------------------------------------------------------
  Related taxes                                   421        243          37
-------------------------------------------------------------------------------
  Change in unrealized investment
    gains (losses)                                818        455          68
  Balance beginning of year                       626        171         103
--------------------------------------------------------------------------------
    Balance end of year                        $1,444       $626        $171
--------------------------------------------------------------------------------

VARIABLE INTEREST ENTITIES

In January 2003, the FASB released FIN 46, which changes the method of determining whether certain entities, including securitization entities, should be included in the Company's consolidated financial statements.

The implementation of FIN 46 encompassed a review of numerous entities to determine the impact of adoption and considerable judgment was used in evaluating whether or not a VIE should be consolidated. In December 2003, the FASB released a revision of FIN 46 (FIN 46-R or the interpretation), which includes substantial changes from the original. The calculation of expected losses and expected residual returns have both been altered to reduce the impact of decision maker and guarantor fees in the calculation of expected residual returns and expected losses. In addition, FIN 46-R changes the definition of a variable interest. The interpretation permits adoption of either the original or the revised versions of FIN 46 until the first quarter of 2004, at which time FIN 46-R must be adopted. For 2003 year-end, the Company's consolidated financial statements are in accordance with the original. (See "Consolidation of Variable Interest Entities" in the "Accounting Changes" section of Note 1.)

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)


The following table represents the carrying amounts and classification of consolidated assets that are collateral for VIE obligations. The assets in this table represent two investment vehicles that the Company was involved with prior to February 1, 2003. These two VIEs are a collateralized debt obligation and a real estate joint venture:

        $ IN MILLIONS                              DECEMBER 31, 2003
        ----------------------------------------------------------------
         Investments                                       $ 400
         Cash                                                 11
         Other                                                 4
                                            ----------------------------
         Total assets of consolidated VIEs                 $ 415
        ----------------------------------------------------------------

The debt holders of these VIEs have no recourse to the Company. The Company's maximum exposure to loss is limited to its investment of approximately $8 million. The Company regularly becomes involved with VIEs through its investment activities. This involvement is generally restricted to small passive debt and equity investments.

4.   REINSURANCE

Reinsurance is used in order to limit losses, minimize exposure to large risks, provide additional capacity for future growth and to effect business-sharing arrangements. Reinsurance is accomplished through various plans of reinsurance, primarily yearly renewable term (YRT), coinsurance and modified coinsurance. Reinsurance involves credit risk and the Company monitors the financial condition of these reinsurers on an ongoing basis. The Company remains primarily liable as the direct insurer on all risks reinsured.

Since 1997 the majority of universal life business has been reinsured under an 80%/20% YRT quota share reinsurance program and term life business has been reinsured under a 90%/10% YRT quota share reinsurance program. Beginning in September 2002, newly issued term life business has been reinsured under a 90%/10% coinsurance quota share reinsurance program. Maximum retention of $2.5 million is generally reached on policies in excess of $12.5 million for universal life and $25.0 million for term insurance. For other plans of insurance, it is the policy of the Company to obtain reinsurance for amounts above certain retention limits on individual life policies, which limits vary with age and underwriting classification. Generally, the maximum retention on an ordinary life risk is $2.5 million. Total in-force business ceded under reinsurance contracts is $356.3 billion and $321.9 billion at December 31, 2003 and 2002, respectively.

Effective July 1, 2000 the Company sold 90% of its individual long-term care insurance business to General Electric Capital Assurance Company and its subsidiary in the form of indemnity reinsurance arrangements. Written premiums ceded per these arrangements were $226.8 million, $231.8 million and $233.3 million in 2003, 2002 and 2001, respectively, and earned premiums ceded were $226.7 million, $233.8 million and $240.1 million in 2003, 2002 and 2001, respectively.

On January 3, 1995, the Company sold its group life business to The Metropolitan Life Insurance Company (MetLife) under the form of an indemnity insurance arrangement. Premiums written and earned in 2003, 2002 and 2001 were insignificant.

                  TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)


Prior to April 1, 2001, the Company also reinsured substantially all of the guaranteed minimum death benefit (GMDB) on its variable annuity product. Total variable annuity account balances with GMDB were $23.5 billion, of which $12.9 billion, or 55%, was reinsured, and $19.1 billion, of which $12.4 billion, or 65%, was reinsured at December 31, 2003 and 2002, respectively. GMDB is payable upon the death of a contractholder. When the benefit payable is greater than the account value of the variable annuity, the difference is called the net amount at risk (NAR). NAR totals $1.7 billion, of which $1.4 billion, or 81%, is reinsured and $4.6 billion, of which $3.8 billion, or 82%, is reinsured at December 31, 2003 and 2002, respectively.

TIC writes workers' compensation business. This business is reinsured through a 100% quota-share agreement with The Travelers Indemnity Company, an insurance subsidiary of TPC.

A summary of reinsurance financial data reflected within the consolidated statements of income and balance sheets is presented below ($ in millions):

                                            FOR THE YEARS ENDING DECEMBER 31,
WRITTEN PREMIUMS                           2003           2002           2001
--------------------------------------------------------------------------------

Direct                                   $2,979         $2,610         $2,848
Assumed                                       1             --              1
Ceded to:
   The Travelers Indemnity Company            2            (83)          (146)
   Other companies                         (638)          (614)          (591)
--------------------------------------------------------------------------------
Total Net Written Premiums               $2,344         $1,913         $2,112
================================================================================

EARNED PREMIUMS                            2003           2002           2001
--------------------------------------------------------------------------------

Direct                                    $3,001        $2,652         $2,879
Assumed                                        1            --              1
Ceded to:
   The Travelers Indemnity Company           (21)         (109)          (180)
   Other companies                          (654)         (619)          (598)
--------------------------------------------------------------------------------
Total Net Earned Premiums                 $2,327        $1,924         $2,102
================================================================================

The Travelers Indemnity Company was an affiliate in 2001 and for part of 2002. See Note 14.

Reinsurance recoverables at December 31, 2003 and 2002 include amounts recoverable on unpaid and paid losses and were as follows ($ in millions):

REINSURANCE RECOVERABLES                                    2003          2002
--------------------------------------------------------------------------------
Life and accident and health business                     $2,885        $2,589
Property-casualty business:
     The Travelers Indemnity Company                       1,585         1,712
--------------------------------------------------------------------------------
Total Reinsurance Recoverables                            $4,470        $4,301
================================================================================

Reinsurance recoverables for the life and accident and health business include $1,617 million and $1,351 million at December 31, 2003 and 2002, respectively, from General Electric Capital Assurance Company. Assets collateralizing these receivables are held in trust for the purpose of paying Company claims.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)


Reinsurance recoverables also include $435 million and $472 million at December 31, 2003 and 2002, respectively, from MetLife.

5.   INTANGIBLE ASSETS

The Company's intangible assets are DAC, goodwill and the value of insurance in force. DAC and the value of insurance in force are amortizable. The following is a summary of capitalized DAC by type.

                                  Deferred & Payout                          Traditional Life &
In millions of dollars                Annuities            UL & COLI               Other              Total
-----------------------------------------------------------------------------------------------------------------
Balance January 1, 2002                  $1,137              $430                 $1,894              $3,461

Deferred expenses & other                   347               172                    349                 868
Amortization expense                       (142)              (24)                  (238)               (404)
Underlying lapse and interest
    rate adjustment                          22                --                     --                  22
Amortization related to SFAS
    91 reassessment                         (11)               --                     --                 (11)

                                 --------------------------------------------------------------------------------
Balance December 31, 2002                 1,353               578                  2,005               3,936

Deferred expenses & other                   340               221                    399                 960
Amortization expense                       (212)              (33)                  (256)               (501)

                                 --------------------------------------------------------------------------------
Balance December 31, 2003                $1,481              $766                 $2,148              $4,395
-----------------------------------------------------------------------------------------------------------------

The value of insurance in force totaled $112 million and $130 million at December 31, 2003 and 2002, respectively, and is included in other assets. Amortization expense on the value of insurance in force was $18 million, $25 million and $26 million for the year ended December 31, 2003, 2002 and 2001, respectively. Amortization expense related to the value of insurance in force is estimated to be $18 million in 2004, $17 million in 2005, $14 million in 2006, $12 million in 2007 and $8 million in 2008. In 2002 there was an opening balance sheet reclassification between DAC and the value of insurance in force in the amount of $11 million. This had no impact on results of operations or shareholder's equity.

The Company stopped amortizing goodwill on January 1, 2002. During 2001, the Company reversed $8 million of negative goodwill. Net income adjusted to exclude the impact of goodwill amortization for the year ended December 31, 2001 is as follows:

                                                                 Year Ended
      ($ IN MILLIONS)                                         December 31, 2001
                                                              -----------------
     Net income:
         Reported net income                                       $1,272
         Negative goodwill reversal                                    (8)
         Goodwill amortization                                          7
                                                                   ------
         Adjusted net income                                       $1,271
                                                                   ======

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)



6.   DEPOSIT FUNDS AND RESERVES

At December 31, 2003 and 2002, the Company had $43.5 billion and $38.8 billion, respectively, of life and annuity deposit funds and reserves. Of that total, $24.7 billion and $21.8 billion is not subject to discretionary withdrawal based on contract terms. The remaining $18.8 billion and $17.0 billion is for life and annuity products that are subject to discretionary withdrawal by the contractholder. Included in the amounts that are subject to discretionary withdrawal is $7.0 billion and $5.7 billion of liabilities that are surrenderable with market value adjustments. Also included are an additional $6.1 billion and $5.5 billion of life insurance and individual annuity liabilities which are subject to discretionary withdrawals, and have an average surrender charge of 5.0% and 4.7%, respectively. In the payout phase, these funds are credited at significantly reduced interest rates. The remaining $5.7 billion and $5.8 billion of liabilities are surrenderable without charge. Approximately 10.0% of these relate to individual life products for each of 2003 and 2002. These risks would have to be underwritten again if transferred to another carrier, which is considered a significant deterrent against withdrawal by long-term policyholders. Insurance liabilities that are surrendered or withdrawn are reduced by outstanding policy loans and related accrued interest prior to payout.

Included in contractholder funds and in the preceding paragraph are GICs totaling $14.4 billion. The scheduled maturities for these GICs, including interest, are $4.808 billion, $1.333 billion, $1.665 billion, $1.182 billion, $1.149 billion and $2.415 billion in 2004, 2005, 2006, 2007, 2008 and thereafter, respectively. These GICs have a weighted average interest rate of 4.07% at December 31, 2003.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)


7.   FEDERAL INCOME TAXES

         EFFECTIVE TAX RATE
         ($ IN MILLIONS)

--------------------------------------------------------------------------------
FOR THE YEAR ENDED DECEMBER 31,           2003         2002           2001
--------------------------------------------------------------------------------
Income before federal income taxes      $1,829        $1,503         $1,911
Statutory tax rate                          35%           35%            35%
--------------------------------------------------------------------------------
Expected federal income taxes              640           526            669
Tax effect of:
     Non-taxable investment income         (91)          (62)           (20)
     Tax reserve release                   (79)          (43)           (18)
     Other, net                              1            --             (1)
--------------------------------------------------------------------------------
Federal income taxes                      $471          $421           $630
================================================================================
Effective tax rate                          26%           28%            33%
--------------------------------------------------------------------------------


COMPOSITION OF FEDERAL INCOME TAXES
Current:
     United States                        $330          $217           $424
     Foreign                                30            19             47
--------------------------------------------------------------------------------
     Total                                 360           236            471
--------------------------------------------------------------------------------
Deferred:
     United States                         108           182            166
     Foreign                                 3             3             (7)
--------------------------------------------------------------------------------
     Total                                 111           185            159
--------------------------------------------------------------------------------
Federal income taxes                      $471          $421           $630
================================================================================


Additional tax benefits (expense) attributable to employee stock plans allocated directly to shareholder's equity for the years ended December 31, 2003, 2002 and 2001 were $3 million, $(17) million and $21 million, respectively.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)


The net deferred tax liability at December 31, 2003 and 2002 was comprised of the tax effects of temporary differences related to the following assets and liabilities:

--------------------------------------------------------------------------------
($ IN MILLIONS)                                          2003            2002
--------------------------------------------------------------------------------

Deferred Tax Assets:
  Benefit, reinsurance and other reserves                $574            $422
  Operating lease reserves                                 52              57
  Employee benefits                                       201             199
  Other                                                   392             289
--------------------------------------------------------------------------------
      Total                                             1,219             967
--------------------------------------------------------------------------------

Deferred Tax Liabilities:
  Deferred acquisition costs and value of
    insurance in force                                 (1,225)         (1,097)
  Investments, net                                     (1,795)         (1,180)
  Other                                                  (229)           (138)
--------------------------------------------------------------------------------
      Total                                            (3,249)         (2,415)
--------------------------------------------------------------------------------
Net Deferred Tax Liability                            $(2,030)        $(1,448)
--------------------------------------------------------------------------------

The Company and its subsidiaries file a consolidated federal income tax return with Citigroup. Federal income taxes are allocated to each member of the consolidated group, according to a Tax Sharing Agreement (the Agreement), on a separate return basis adjusted for credits and other amounts required by the Agreement.

TIC had $52 million and $156 million payable to Citigroup at December 31, 2003 and 2002, respectively, related to the Agreement.

At December 31, 2003 and 2002, the Company had no ordinary or capital loss carryforwards.

The policyholders' surplus account, which arose under prior tax law, is generally that portion of the gain from operations that has not been subjected to tax, plus certain deductions. The balance of this account is approximately $932 million. Income taxes are not provided for on this amount because under current U.S. tax rules such taxes will become payable only to the extent such amounts are distributed as a dividend or exceed limits prescribed by federal law. Distributions are not currently contemplated from this account. At current rates the maximum amount of such tax would be approximately $326 million.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)


8.   SHAREHOLDER'S EQUITY

SHAREHOLDER'S EQUITY AND DIVIDEND AVAILABILITY

The Company's statutory net income, which includes the statutory net income of all insurance subsidiaries, was $1,104 million, $256 million and $330 million for the years ended December 31, 2003, 2002 and 2001, respectively. The Company's statutory capital and surplus was $7.6 billion and $6.9 billion at December 31, 2003 and 2002, respectively.

Effective January 1, 2001, the Company began preparing its statutory basis financial statements in accordance with the National Association of Insurance Commissioners' ACCOUNTING PRACTICES AND PROCEDURES MANUAL - VERSION EFFECTIVE JANUARY 1, 2001, subject to any deviations prescribed or permitted by its domicilary insurance commissioners (see Permitted Statutory Accounting Practices in Note 1). The impact of this change on the Company's statutory capital and surplus was not significant. The impact of this change on statutory net income was $119 million in 2001, related to recording equity method investment earnings as unrealized gains versus net investment income.

The Company is currently subject to various regulatory restrictions that limit the maximum amount of dividends available to be paid to its parent without prior approval of insurance regulatory authorities. A maximum of $845 million is available by the end of the year 2004 for such dividends without prior approval of the State of Connecticut Insurance Department, depending upon the amount and timing of the payments. In accordance with the Connecticut statute, TLAC, after reducing its unassigned funds (surplus) by 25% of the change in net unrealized capital gains, may not pay dividends during 2004 without prior approval of the State of Connecticut Insurance Department. Primerica may pay up to $242 million to TIC in 2004 without prior approval of the Commonwealth of Massachusetts Insurance Department. The Company paid dividends of $545 million, $586 million and $472 million in 2003, 2002 and 2001, respectively.

In connection with the TPC IPO and distribution, the Company's additional paid-in capital increased $1,596 million during 2002 as follows:

     ($ IN MILLIONS)
     Citigroup Series YYY Preferred Stock                       $2,225
     TLA Holdings LLC                                              142
     Cash and other assets                                         189
     Pension, postretirement, and post-
           employment benefits payable                            (279)
     Deferred tax assets                                            98
     Deferred tax liabilities                                     (779)
                                                                ------
                                                                $1,596
                                                                ======
     See Note 14.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)


8.   SHAREHOLDER'S EQUITY

ACCUMULATED OTHER CHANGES IN EQUITY FROM NONOWNER SOURCES, NET OF TAX

Changes in each component of Accumulated Other Changes in Equity from Nonowner Sources were as follows:

                                                  NET UNREALIZED                                             ACCUMULATED OTHER
                                                  GAIN/LOSS        FOREIGN CURRENCY     DERIVATIVE           CHANGES IN EQUITY
                                                  ON INVESTMENT    TRANSLATION          INSTRUMENTS AND      FROM NONOWNER
($ IN MILLIONS)                                   SECURITIES       ADJUSTMENTS          HEDGING ACTIVITIES   SOURCES
--------------------------------------------------------------------------------------------------------------------------------
BALANCE, JANUARY 1, 2001                               $104             $--                    $--                   $104
Cumulative effect of change in accounting
   for derivative instruments and hedging
   activities, net of tax of $(16)                       14              --                    (43)                   (29)
Unrealized gains on investment securities,
   net of tax of $74                                    138              --                     --                    138
Less: Reclassification adjustment for gains
   included in net income, net of tax of $(38)          (70)             --                     --                    (70)
Foreign currency translation adjustment, net
   of tax of $(2)                                        --              (3)                    --                     (3)
Less: Derivative instrument hedging activity
   losses, net of tax of $(35)                           --              --                    (66)                   (66)
--------------------------------------------------------------------------------------------------------------------------------
PERIOD CHANGE                                            82              (3)                  (109)                   (30)
--------------------------------------------------------------------------------------------------------------------------------
BALANCE, DECEMBER 31, 2001                              186              (3)                  (109)                    74
Unrealized gains on investment securities,
   net of tax of $167                                   311              --                     --                    311
Add: Reclassification adjustment for losses
   included in net income, net of tax of $78            144              --                     --                    144
Foreign currency translation adjustment, net
  of tax of $2                                           --               3                     --                      3
Less: Derivative instrument hedging activity
   losses,  net of tax of $(42)                          --              --                    (78)                   (78)
--------------------------------------------------------------------------------------------------------------------------------
PERIOD CHANGE                                           455               3                    (78)                   380
--------------------------------------------------------------------------------------------------------------------------------
BALANCE, DECEMBER 31, 2002                              641              --                   (187)                   454
--------------------------------------------------------------------------------------------------------------------------------
Unrealized gains on investment securities,
   net of tax of $407                                   793              --                     --                    793
Add: Reclassification adjustment for losses
   included in net income, net of tax of $13             25              --                     --                     25
Foreign currency translation adjustment, net
   of tax of $3                                          --               4                     --                      4
Add: Derivative instrument hedging activity
   gains, net of tax of $46                              --              --                     84                     84
--------------------------------------------------------------------------------------------------------------------------------
PERIOD CHANGE                                           818               4                     84                    906
--------------------------------------------------------------------------------------------------------------------------------
BALANCE, DECEMBER 31, 2003                           $1,459              $4                  $(103)                $1,360
--------------------------------------------------------------------------------------------------------------------------------

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)


9.   BENEFIT PLANS

PENSION AND OTHER POSTRETIREMENT BENEFITS

The Company participates in a qualified, noncontributory defined benefit pension plan sponsored by Citigroup. The Company's share of the expense related to this plan was insignificant in 2003, 2002 and 2001.

The Company also participates in a non-qualified, noncontributory defined benefit pension plan sponsored by Citigroup. During 2002, the Company assumed TPC's share of the non-qualified pension plan related to inactive employees of the former Travelers Insurance entities as part of the TPC spin-off. The Company's share of net expense for this plan was $5 million in 2003, $10 million in 2002, and insignificant in 2001.

In addition, the Company provides certain other postretirement benefits to retired employees through a plan sponsored by Citigroup. The Company assumed TPC's share of the postretirement benefits related to inactive employees of the former Travelers Insurance entities during 2002 as part of the TPC spin-off. The Company's share of net expense for the other postretirement benefit plans was $28 million in 2003, $18 million in 2002 and not significant for 2001.

401(K) SAVINGS PLAN

Substantially all of the Company's employees are eligible to participate in a 401(k) savings plan sponsored by Citigroup. The Company's expenses in connection with the 401(k) savings plan were not significant in 2003, 2002 and 2001. See
Note 13.


10.  LEASES

Most leasing functions for the Company are administered by a Citigroup subsidiary. Net rent expense for the Company was $21 million, $24 million, and $26 million in 2003, 2002 and 2001, respectively.

--------------------------------------------------------------------------------
YEAR ENDING DECEMBER 31,          MINIMUM OPERATING       MINIMUM CAPITAL
($ IN MILLIONS)                    RENTAL PAYMENTS        RENTAL PAYMENTS
--------------------------------------------------------------------------------
2004                                    $ 47                    $ 5
2005                                      52                      5
2006                                      58                      5
2007                                      58                      6
2008                                      58                      6
Thereafter                                83                     18
--------------------------------------------------------------------------------
Total Rental Payments                   $355                    $45
================================================================================

Future sublease rental income of approximately $60 million will partially offset these commitments. Also, the Company will be reimbursed for 50%, totaling $135 million through 2011, of the rental expense for a particular lease by an affiliate.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)


11.  DERIVATIVE FINANCIAL INSTRUMENTS AND FAIR VALUE OF FINANCIAL INSTRUMENTS

DERIVATIVE FINANCIAL INSTRUMENTS

The Company uses derivative financial instruments, including financial futures contracts, swaps, options and forward contracts, as a means of hedging exposure to interest rate changes, equity price changes, credit and foreign currency risk. The Company also uses derivative financial instruments to enhance portfolio income and replicate cash market investments. The Company, through Tribeca Citigroup Investments Ltd., holds and issues derivative instruments in conjunction with these investment strategies.

The Company uses exchange traded financial futures contracts to manage its exposure to changes in interest rates that arise from the sale of certain insurance and investment products, or the need to reinvest proceeds from the sale or maturity of investments. To hedge against adverse changes in interest rates, the Company enters long or short positions in financial futures contracts, which offset asset price changes resulting from changes in market interest rates until an investment is purchased, or a product is sold. Futures contracts are commitments to buy or sell at a future date a financial instrument, at a contracted price, and may be settled in cash or through delivery.

The Company uses equity option contracts to manage its exposure to changes in equity market prices that arise from the sale of certain insurance products. To hedge against adverse changes in the equity market prices, the Company enters long positions in equity option contracts with major financial institutions. These contracts allow the Company, for a fee, the right to receive a payment if the Standard and Poor's 500 Index falls below agreed upon strike prices.

Currency option contracts are used on an ongoing basis to hedge the Company's exposure to foreign currency exchange rates that result from the Company's direct foreign currency investments. To hedge against adverse changes in exchange rates, the Company enters into contracts that give it the right, but not the obligation, to sell the foreign currency within a limited time at a contracted price that may also be settled in cash, based on differentials in the foreign exchange rate. These contracts cannot be settled prior to maturity.

The Company enters into interest rate swaps in connection with other financial instruments to provide greater risk diversification and better match assets and liabilities. Under interest rate swaps, the Company agrees with other parties to exchange, at specified intervals, the difference between fixed rate and floating rate interest amounts calculated by reference to an agreed upon notional principal amount. The Company also enters into basis swaps in which both legs of the swap are floating with each based on a different index. Generally, no cash is exchanged at the outset of the contract and no principal payments are made by either party. A single net payment is usually made by one counterparty at each due date.

The Company enters into currency swaps in connection with other financial instruments to provide greater risk diversification and better match assets purchased in U.S. Dollars with a corresponding liability originated in a foreign currency. Under currency swaps, the Company agrees with other parties to exchange, at specified intervals, foreign currency for U.S. Dollars. Generally, there is an exchange of foreign currency for U.S. Dollars at the outset of the contract based upon prevailing foreign exchange rates. Swap agreements are not exchange traded so they are subject to the risk of default by the counterparty.

Forward contracts are used on an ongoing basis to hedge the Company's exposure to foreign currency exchange rates that result from the net investment in the Company's Canadian operations as well as direct

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

foreign currency investments. To hedge against adverse changes in exchange rates, the Company enters into contracts to exchange foreign currency for U.S. Dollars with major financial institutions. These contracts cannot be settled prior to maturity. At the maturity date the Company must purchase the foreign currency necessary to settle the contracts.

The Company enters into credit default swaps in conjunction with a fixed income investment to reproduce the investment characteristics of a different investment. The Company will also enter credit default swaps to reduce exposure to certain corporate debt security investment exposures that it holds. Under credit default swaps, the Company agrees with other parties to receive or pay, at specified intervals, fixed or floating rate interest amounts calculated by reference to an agreed notional principal amount in exchange for the credit default risk of a specified bond. Swap agreements are not exchange traded so they are subject to the risk of default by the counterparty.

Several of the Company's hedging strategies do not qualify or are not designated as hedges for accounting purposes. This can occur when the hedged item is carried at fair value with changes in fair value recorded in earnings, the derivative contracts are used in a macro hedging strategy, the hedge is not expected to be highly effective, or structuring the hedge to qualify for hedge accounting is too costly or time consuming.

The Company monitors the creditworthiness of counterparties to these financial instruments by using criteria of acceptable risk that are consistent with on-balance sheet financial instruments. The controls include credit approvals, credit limits and other monitoring procedures. Additionally, the Company enters into collateral agreements with its derivative counterparties. As of December 31, 2003, the Company held collateral under these contracts amounting to approximately $96.9 million.

The following table summarizes certain information related to the Company's hedging activities for the years ended December 31, 2003 and 2002:

                                      Year Ended            Year Ended
In millions of dollars                December 31, 2003     December 31, 2002
--------------------------------------------------------------------------------
Hedge ineffectiveness recognized
    related to fair value hedges             $(23.2)              $(18.3)

Hedge ineffectiveness recognized
    related to cash flow hedges               (3.4)                  14.8

Net loss recorded in accumulated
    other changes in equity from
    nonowner sources related to
    net investment hedges                     (33.6)                (8.4)

Net loss from economic
    hedges recognized in earnings              (1.6)               (32.8)


During the year ended December 31, 2002 the Company recorded a gain of $.3 million from discontinued forecasted transactions. During the year ended December 31, 2003 there were no discontinued forecasted transactions. The amount expected to be reclassified from accumulated other changes in equity from nonowner sources into pre-tax earnings within twelve months from December 31, 2003 is $(90.4) million.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)


FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK

In the normal course of business, the Company issues fixed and variable rate loan commitments and has unfunded commitments to partnerships and joint ventures. All of these commitments are to unaffiliated entities. The off-balance sheet risk of fixed and variable rate loan commitments was $253.5 million and $240.9 million at December 31, 2003 and 2002, respectively. The Company had unfunded commitments of $527.8 million and $630.0 million to these partnerships at December 31, 2003 and 2002, respectively.

FAIR VALUE OF CERTAIN FINANCIAL INSTRUMENTS

The Company uses various financial instruments in the normal course of its business. Certain insurance contracts are excluded by SFAS No. 107, "Disclosure about Fair Value of Financial Instruments," and therefore are not included in the amounts discussed.

At December 31, 2003 and 2002, investments in fixed maturities had a carrying value and a fair value of $42.3 billion and $36.4 billion, respectively. See Notes 1 and 3.

At December 31, 2003, mortgage loans had a carrying value of $1.9 billion and a fair value of $2.0 billion and at year-end 2002 had a carrying value of $2.0 billion and a fair value of $2.2 billion. In estimating fair value, the Company used interest rates reflecting the current real estate financing market.

Included in other invested assets are 2,225 shares of Citigroup Cumulative Preferred Stock Series YYY, carried at cost of $2,225 million at December 31, 2003 and 2002, acquired as a contribution from TPC. This Series YYY Preferred Stock pays cumulative dividends at 6.767%, has a liquidation value of $1 million per share and has perpetual duration, is not subject to a sinking fund or mandatory redemption but may be optionally redeemed by Citigroup at any time on or after February 27, 2022. Dividends totaling $151 million and $125 million were received in 2003 and 2002, respectively. There is no established market for this investment and it is not practicable to estimate the fair value of the preferred stock.

Included in other invested assets are 987 shares of Citigroup Cumulative Preferred Stock Series YY, carried at cost of $987 million at December 31, 2003 and 2002. This Series YY Preferred Stock pays cumulative dividends at 5.321%, has a liquidation value of $1 million per share, and has perpetual duration, is not subject to a sinking fund or mandatory redemption but may be optionally redeemed by Citigroup at any time on or after December 22, 2018. Dividends totaling $53 million were received during each of 2003, 2002 and 2001. There is no established market for this investment and it is not practicable to estimate the fair value of the preferred stock.

At December 31, 2003, contractholder funds with defined maturities had a carrying value of $13.5 billion and a fair value of $13.7 billion, compared with a carrying value and a fair value of $12.5 billion and $13.3 billion at December 31, 2002. The fair value of these contracts is determined by discounting expected cash flows at an interest rate commensurate with the Company's credit risk and the expected timing of cash flows. Contractholder funds without defined maturities had a carrying value of $13.1 billion and a fair value of $12.8 billion at December 31, 2003, compared with a carrying value of $11.1 billion and a fair value of $10.7 billion at December 31, 2002. These contracts generally are valued at surrender value.

The carrying values of $698 million and $321 million of financial instruments classified as other assets approximated their fair values at December 31, 2003 and 2002, respectively. The carrying value of $2.5 billion and $1.5 billion of financial instruments classified as other liabilities at December 31, 2003 and 2002

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

also approximated their fair values at both December 31, 2003 and 2002. Fair value is determined using various methods, including discounted cash flows, as appropriate for the various financial instruments.

Both the assets and liabilities of separate accounts providing a guaranteed return had a carrying value and a fair value of $350 million at December 31, 2003, compared with a carrying value and a fair value of $511 million at December 31, 2002.

The carrying values of cash, trading securities and trading securities sold not yet purchased are carried at fair value. The carrying values of short-term securities and investment income accrued approximated their fair values. The carrying value of policy loans, which have no defined maturities, is considered to be fair value.

12.  COMMITMENTS AND CONTINGENCIES

LITIGATION

In 2003, several issues in the mutual fund and variable insurance product industries have come under the scrutiny of federal and state regulators. Like many other companies in our industry, the Company has received a request for information from the Securities and Exchange Commission (SEC) and a subpoena from the New York Attorney General regarding market timing and late trading. In March 2004 the SEC requested additional information about the Company's variable product operations on market timing, late trading and revenue sharing. The Company is cooperating fully with all of these reviews and is not able to predict their outcomes.

The Company is a defendant or co-defendant in various litigation matters in the normal course of business. These include civil actions, arbitration proceedings and other matters arising in the normal course of business out of activities as an insurance company, a broker and dealer in securities or otherwise. In the opinion of the Company's management, the ultimate resolution of these legal proceedings would not be likely to have a material adverse effect on the Company's consolidated results of operations, financial condition or liquidity.

OTHER

The Company is a member of the Federal Home Loan Bank of Boston (the Bank), and in this capacity has entered into a funding agreement (the agreement) with the Bank where a blanket lien has been granted to collateralize the Bank's deposits. The Company maintains control of these assets, and may use, commingle, encumber or dispose of any portion of the collateral as long as there is no event of default and the remaining qualified collateral is sufficient to satisfy the collateral maintenance level. The agreement further states that upon any event of default, the Bank's recovery is limited to the amount of the member's outstanding funding agreement. The amount of the Company's liability for funding agreements with the Bank as of December 31, 2003 is $1 billion, included in contractholder funds. The Company holds $50 million of common stock of the Bank, included in equity securities.

The Company has provided a guarantee on behalf of Citicorp International Life Insurance Company, Ltd. (CILIC), an affiliate. The Company has guaranteed to pay claims up to $1 billion of life insurance coverage for CILIC. This guarantee takes effect if CILIC cannot pay claims because of insolvency, liquidation or rehabilitation. Life insurance coverage in force under this guarantee at December 31, 2003 is $61 million. The Company does not hold any collateral related to this guarantee.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)


13.  RELATED PARTY TRANSACTIONS

Citigroup and certain of its subsidiaries provide investment management and accounting services, payroll, internal auditing, benefit management and administration, property management and investment technology services to the Company as of December 31, 2003. At December 31, 2001 the majority of these services were provided by either Citigroup and its subsidiaries or TPC. The Company paid Citigroup and its subsidiaries $55.3 million, $56.9 million and $43.6 million in 2003, 2002 and 2001, respectively, for these services. The Company paid TPC $4.9 million, $33.6 million and $30.0 million in 2003, 2002 and 2001, respectively, for these services. The amounts due to affiliates related to these services, included in other liabilities at December 31, 2003 and 2002, were insignificant. See Note 14.

The Company has received reimbursements from Citigroup and its affiliates related to the Company's increased benefit and lease expenses after the TPC spin-off. These reimbursements totaled $34.3 million in 2003 and $15.5 million in 2002.

The Company maintains a short-term investment pool in which its insurance affiliates participate. The position of each company participating in the pool is calculated and adjusted daily. At December 31, 2003 and 2002, the pool totaled approximately $3.8 billion and $4.2 billion, respectively. The Company's share of the pool amounted to $3.3 billion and $3.8 billion at December 31, 2003 and 2002, respectively, and is included in short-term securities in the consolidated balance sheets.

At December 31, 2003 and 2002, the Company had outstanding loaned securities to its affiliate Smith Barney (SB), a division of Citigroup Global Markets, Inc., of $238.5 million and $267.1 million, respectively.

Included in other invested assets is a $3.2 billion investment in Citigroup Preferred Stock at December 31, 2003 and 2002, carried at cost. Dividends received on these investments were $204 million in 2003, $178 million in 2002 and $53 million in 2001. See Note 11.

The Company had investments in an affiliated joint venture, Tishman Speyer, in the amount of $166.3 million and $186.1 million at December 31, 2003 and 2002, respectively. Income of $18.6 million, $99.7 million and $65.5 million was earned on these investments in 2003, 2002 and 2001, respectively.

The Company also had an investment in Greenwich Street Capital Partners I, an affiliated private equity investment, in the amount of $48.3 million and $23.6 million at December 31, 2003 and 2002, respectively. Income (loss) of $33.9 million, $0 million and $(41.6) million were earned on this investment in 2003, 2002 and 2001, respectively.

In the ordinary course of business, the Company purchases and sells securities through affiliated broker-dealers. These transactions are conducted on an arm's-length basis.

The Company markets deferred annuity products and life insurance through SB. Annuity deposits related to these products were $835 million, $1.0 billion, and $1.5 billion in 2003, 2002 and 2001, respectively. Life premiums were $114.9 million, $109.7 million and $96.5 million in 2003, 2002 and 2001, respectively. Commissions and fees paid to SB were $70.3 million, $77.0 million and $84.6 million in 2003, 2002 and 2001, respectively.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)


The Company also markets individual annuity and life insurance through CitiStreet Retirement Services, a division of CitiStreet LLC, (CitiStreet), a joint venture between Citigroup and State Street Bank. Deposits received from CitiStreet were $1.4 billion in 2003 and $1.6 billion in each of 2002 and 2001. Commissions and fees paid to CitiStreet were $52.9 million, $54.0 million and $59.1 million in 2003, 2002 and 2001, respectively.

The Company markets individual annuity products through an affiliate Citibank, N.A. (together with its subsidiaries, Citibank). Deposits received from Citibank were $357 million, $321 million and $564 million in 2003, 2002 and 2001, respectively. Commissions and fees paid to Citibank were $29.8 million, $24.0 million and $37.2 million in 2003, 2002 and 2001, respectively.

Primerica Financial Services (PFS), an affiliate, is a distributor of products for TLA. PFS sold $714 million, $787 million and $901 million of individual annuities in 2003, 2002 and 2001, respectively. Commissions and fees paid to PFS were $58.1 million, $60.4 million and $67.8 million in 2003, 2002 and 2001, respectively.

Primerica Life has entered into a General Agency Agreement with PFS that provides that PFS will be Primerica Life's general agent for marketing all insurance of Primerica Life. In consideration of such services, Primerica Life agreed to pay PFS marketing fees of no less than $10 million per year based upon U.S. gross direct premiums received by Primerica Life. In each of 2003, 2002, and 2001 the fees paid by Primerica Life were $12.5 million.

The Company sells structured settlement annuities to the property-casualty subsidiaries of TPC. See Note 14.

TIC has made a solvency guarantee for an affiliate, CILIC. See Note 12.

The Company participates in a stock option plan sponsored by Citigroup that provides for the granting of stock options in Citigroup common stock to officers and other employees. To further encourage employee stock ownership, Citigroup introduced the WealthBuilder stock option program during 1997 and the Citigroup Ownership Program in 2001. Under these programs, all employees meeting established requirements have been granted Citigroup stock options. During 2001, Citigroup introduced the Citigroup 2001 Stock Purchase Program for new employees, which allowed eligible employees of Citigroup, including the Company's employees, to enter into fixed subscription agreements to purchase shares at the market value on the date of the agreements. During 2003 Citigroup introduced the Citigroup 2003 Stock Purchase Program, which allowed eligible employees of Citigroup, including the Company's employees, to enter into fixed subscription agreements to purchase shares at the lesser of the market value on the first date of the offering period or the market value at the close of the offering period. Enrolled employees are permitted to make one purchase prior to the expiration date. The Company's charge to income for these plans was insignificant in 2003, 2002 and 2001.

The Company also participates in the Citigroup Capital Accumulation Program. Participating officers and other employees receive a restricted stock award in the form of Citigroup common stock. These restricted stock awards generally vest after a three-year period and, except under limited circumstances, the stock can not be sold or transferred during the restricted period by the participant, who is required to render service to the Company during the restricted period. The Company's charge to income for this program was insignificant in 2003, 2002 and 2001.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)


Unearned compensation expense associated with the Citigroup restricted common stock grants, which represents the market value of Citigroup's common stock at the date of grant, is included in other assets in the consolidated balance sheet and is recognized as a charge to income ratably over the vesting period. The Company's charge to income was insignificant during 2003, 2002 and 2001.

14.  TRAVELERS PROPERTY CASUALTY SPIN-OFF

On March 27, 2002, TPC, the Company's parent at December 31, 2001, completed its IPO. On August 20, 2002, Citigroup made a tax-free distribution to its stockholders of a majority portion of its remaining interest in TPC. Prior to the IPO the following transactions occurred:

       o The common stock of the Company was distributed by TPC to CIHC so the Company would remain an indirect wholly owned subsidiary of Citigroup.

       o The Company sold its home office buildings in Hartford, Connecticut and a building housing TPC's information systems in Norcross, Georgia to TPC for $68 million.

       o TLA Holdings LLC, a non-insurance subsidiary valued at $142 million, was contributed to the Company by TPC.

       o The Company assumed pension, postretirement and post employment benefits payable to all inactive employees of the former Travelers Insurance entities and received $189 million of cash and other assets from TPC to offset these benefit liabilities. In March 2003, TPC paid the Company $22.6 million as a settlement for these benefit-related liabilities.

       o The Company received 2,225 shares of Citigroup's 6.767% Cumulative Preferred Stock, Series YYY, with a par value of $1.00 per share and a liquidation value of $1 million per share as a contribution from TPC.

At December 31, 2001, TPC and its subsidiaries were affiliates of the Company and provided certain services to the Company. These services included data processing, facilities management, banking and financial functions, benefits administration and others. During 2002, the Company began phasing out these services. The Company still receives certain services from TPC on a contract basis. The Company paid TPC $4.9 million, $33.6 million and $30.0 million in 2003, 2002 and 2001, respectively, for these services.

The Company sells structured settlement annuities to the property-casualty insurance subsidiaries of TPC. Such premiums and deposits were $159 million and $194 million for 2002 and 2001, respectively.

The Company has a license from TPC to use the names "Travelers Life & Annuity," "The Travelers Insurance Company," "The Travelers Life and Annuity Company" and related names in connection with the Company's business.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)


15.  RECONCILIATION OF NET INCOME TO NET CASH PROVIDED BY OPERATING ACTIVITIES


The following table reconciles net income to net cash provided by operating activities:

--------------------------------------------------------------------------------
FOR THE YEAR ENDED DECEMBER 31,                    2003       2002       2001
($ IN MILLIONS)
--------------------------------------------------------------------------------

Net Income                                       $1,358     $1,082     $1,281
  Adjustments to reconcile net income to net
  cash provided by operating activities:
    Realized (gains) losses                         (37)       322       (125)
    Deferred federal income taxes                    58        185        159
    Amortization of deferred policy
      acquisition costs                             501        393        379
    Additions to deferred policy acquisition
      costs                                        (960)      (879)      (851)
    Investment income                              (503)      (119)      (493)
    Premium balances                                  8         (7)         7
    Insurance reserves and accrued expenses         832        493        686
    Other                                          (443)      (402)       237
--------------------------------------------------------------------------------
Net cash provided by operations                    $814     $1,068     $1,280
--------------------------------------------------------------------------------

16.  NON-CASH INVESTING AND FINANCING ACTIVITIES

In 2003, significant non-cash investing and financing activities include the acquisition of real estate through foreclosures of mortgage loans amounting to $129 million. In 2002, these activities include the contribution of $2,225 million of Citigroup YYY Preferred Stock and related deferred tax liability of $779 million; a $17 million COLI asset and $98 million deferred tax asset related to the transfer of $279 million of pension and postretirement benefits, transferred for $172 million cash; and the contribution of a non-insurance company, TLA Holdings, LLC, for $142 million. In 2001, these activities were insignificant.

ITEM 9. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.
-----------------------------------------------------------------------

None.

ITEM 9A. CONTROLS AND PROCEDURES
--------------------------------

DISCLOSURE CONTROLS AND PROCEDURES

The Company's management, with the participation of the Company's Chief Executive Officer and Chief Financial Officer, has evaluated the effectiveness of the Company's disclosure controls and procedures (as such term is defined in Rules 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934, as amended ("Exchange Act")) as of the end of the period covered by this report. Based on such evaluation, the Company's Chief Executive Officer and Chief Financial Officer have concluded that, as of the end of such period, the Company's disclosure controls and procedures are effective in recording, processing, summarizing and reporting, on a timely basis, information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act.

INTERNAL CONTROL OVER FINANCIAL REPORTING

There have not been any changes in the Company's internal control over financial reporting (as such term is defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) during the fiscal quarter ended December 31, 2003 that have materially affected, or are reasonably likely to materially affect, the Company's internal control over financial reporting.

                                    PART III

ITEM 10. DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT.
------------------------------------------------------------

Omitted pursuant to General Instruction I(2)(c) of Form 10-K.


ITEM 11. EXECUTIVE COMPENSATION.
--------------------------------

Omitted pursuant to General Instruction I(2)(c) of Form 10-K.


ITEM 12. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.
------------------------------------------------------------------------

Omitted pursuant to General Instruction I(2)(c) of Form 10-K.


ITEM 13. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.
--------------------------------------------------------

Omitted pursuant to General Instruction I(2)(c) of Form 10-K.


ITEM 14. PRINCIPAL ACCOUNTANT FEES AND SERVICES
-----------------------------------------------

During 2003 the Securities and Exchange Commission (SEC) changed the definitions of certain terms used by public companies to categorize and disclose various types of services performed by independent auditors. The following is a description of the fees earned by KPMG for services rendered to the Company for the years ended December 31, 2003 and 2002:

AUDIT FEES: Audit fees include fees paid by the Company to KPMG in connection with the annual audit of the Company's consolidated financial statements, KPMG's audits of subsidiary financial statements and KPMG's review of the Company's interim financial statements. Audit fees also include fees for services performed by KPMG that are closely related to the audit and in many cases could only be provided by the Company's independent auditors. Such services include comfort letters and consents related to SEC registration statements and other capital raising activities and certain reports relating to the Company's regulatory filings, reports on internal control reviews required by regulators, due diligence on completed acquisitions, accounting advice on completed transactions, and certain forensic services in connection with audit services. The aggregate fees earned by KPMG for audit services rendered to the Company and its subsidiaries for the years ended December 31, 2003 and December 31, 2002 totaled approximately $1.3 million and $1.1 million, respectively.

AUDIT RELATED FEES: Audit related services include due diligence services related to contemplated mergers and acquisitions, accounting consultations, internal control reviews not required by regulators, securitization related services, employee benefit plan audits and certain attest services as well as certain agreed upon procedures. The aggregate fees earned by KPMG for audit related services rendered to the Company and its subsidiaries for the years ended December 31, 2003 and December 31, 2002 were $37 thousand and $40 thousand, respectively.

TAX FEES: Tax fees include corporate tax compliance, counsel and advisory services as well as expatriate tax services. The Company did not incur any charges from KPMG for tax related services rendered to the Company and its subsidiaries for the years ended December 31, 2003 and December 31, 2002.

ALL OTHER FEES: The Company did not incur any charges from KPMG for other services rendered to the Company and its subsidiaries for matters such as general consulting for the years ended December 31, 2003 and December 31, 2002.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES: The Company did not engage KPMG to provide advice to the Company regarding financial information systems design and implementation during the years ended December 31, 2003 and December 31, 2002.

APPROVAL OF INDEPENDENT AUDITOR SERVICES AND FEES
Citigroup's audit and risk management committee has consistently reviewed and approved all fees charged by Citigroup's independent auditors, and actively monitored the relationship between audit and non-audit services provided. The audit and risk management committee has concluded that the provision of services by KPMG was consistent with the maintenance of the external auditors' independence in the conduct of its auditing functions. Effective January 1, 2003, Citigroup adopted a policy that it and its subsidiaries would no longer engage its primary independent auditors for non-audit services other than "audit related services," as defined by the SEC, certain tax services, and other permissible non-audit services as specifically approved by the chair of the audit and risk management committee and presented to the full committee at its next regular meeting.

Under the Citigroup policy approved by the audit and risk management committee, the committee must pre-approve all services provided by Citigroup's independent auditors and fees charged. The committee will consider annually the provision of audit services and, if appropriate, pre-approve certain defined audit fees, audit related fees, tax fees and other fees with specific dollar value limits for each category of service. The audit and risk management committee will also consider on a case by case basis and, if appropriate, approve specific engagements that are not otherwise pre-approved. Any proposed engagement that does not fit within the definition of a pre-approved service may be presented to the chair of the audit and risk management committee for approval and to the full audit and risk management committee at its next regular meeting. The policy includes limitations on hiring of partners or other professional employees of KPMG that require adjustments to KPMG 's audit approach if there is any apparent conflict, and at all times we are mindful of the independence requirements of the SEC in considering employment of these individuals.

Administration of the policy is centralized within, and monitored by, Citigroup senior corporate financial management, which reports throughout the year to the audit and risk management committee.

                                     PART IV

ITEM 15. EXHIBITS, FINANCIAL STATEMENT SCHEDULES, AND REPORTS ON FORM 8-K.
--------------------------------------------------------------------------

(a)  Documents filed:

          (1)  Financial Statements. See index on page 18 of this report.

          (2) Financial Statement Schedules. See index on page 69 of this report.

          (3)  Exhibits. See Exhibit Index on page 67.


(b)  Reports on Form 8-K:

          None

                                  EXHIBIT INDEX

EXHIBIT NO.  DESCRIPTION
-----------  -----------

3.           Articles of Incorporation and By-Laws

                    a) Charter of The Travelers Insurance Company (the "Company"), as effective October 19, 1994, incorporated by reference to Exhibit 3.01 to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1994 (File No. 33-33691) (the "Company's September 30, 1994 10-Q").

                    b) By-laws of the Company, as effective October 20, 1994, incorporated by reference to Exhibit 3.02 to the Company's September 30, 1994 10-Q.

10.01 Lease for office space in Hartford, Connecticut dated as of April 2, 1996, by and between the Company and The Travelers Indemnity Company, incorporated by reference to Exhibit 10.14 to the Annual Report on Form 10-K of Travelers Property Casualty Corp. for the fiscal year ended December 31, 1996 (file No. 1-14328).

10.02 Trademark License Agreement between Travelers Property Casualty Corp. and The Travelers Insurance Company, effective as of August 20, 2002, incorporated by reference to Exhibit 10.01 to the Company's Quarterly Report on form 10-Q for the fiscal quarter ended September 30, 2002.

10.03 Lease for office space at Cityplace, Hartford, Connecticut, dated March 28, 1996, by and between Aetna Life and Casualty Company and The Travelers Indemnity Company, (the "Cityplace Lease"), incorporated by reference to Exhibit 10.10 to the Registration Statement on Form S-1 of Travelers Insurance Group Holdings Inc. (then known as Travelers/Aetna Property Casualty Corp.) on April 22, 1996 (File No. 333-2254).

10.04        First Amendment, dated May 15, 2001, by and between Aetna Inc.
             (formerly Aetna Life and Casualty Company) as Landlord and The Travelers Indemnity Company, as Tenant, with respect to the Cityplace Lease, incorporated by reference to Exhibit 10.04 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002.

10.05 Assignment and Assumption Agreement dated as of August 19, 2002, by and between The Travelers Indemnity Company as Assignor and the Company as Assignee, with respect to the Cityplace Lease, incorporated by reference to Exhibit 10.05 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002.

14.01 Citigroup Code of Ethics for Financial Professionals, incorporated by reference to Exhibit 14.01 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002.

21. Subsidiaries of the Registrant: Omitted pursuant to General Instruction I (2)(b) of Form 10-K.

31.01+ Certification of chief financial officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

31.02+ Certification of chief executive officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

32.01+       Certification Pursuant to 18 USC Section 1350.

----------
+Filed herewith

                                   SIGNATURES


Pursuant to the requirements of Section 13 or 15 (d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 22nd day of March, 2004.


                         THE TRAVELERS INSURANCE COMPANY
                                  (Registrant)

         By:      /s/ GLENN D. LAMMEY
                  Glenn D. Lammey
                  Executive Vice President,
                  Chief Financial Officer and Chief Accounting Officer (Principal Financial Officer and Principal Accounting Officer)

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed by the following persons on behalf of the registrant and in the capacities indicated on the 22nd day of March, 2004.


SIGNATURE                     CAPACITY
---------                     --------

/s/ George C. Kokulis         Director and Chief Executive Officer
-------------------------     (Principal Executive Officer)

/s/ Glenn D. Lammey           Director, Chief Financial Officer and
-------------------------     Chief Accounting Officer
(Glenn D. Lammey)             (Principal Financial Officer and
                              Principal Accounting Officer)

/s/ Kathleen L. Preston       Director
-------------------------
(Kathleen L. Preston)

/s/ Marla Berman Lewitus      Director
-------------------------
(Marla Berman Lewitus)


Supplemental Information to be Furnished With Reports Filed Pursuant to Section 15(d) of the Act by Registrants Which Have Not Registered Securities pursuant to
Section 12 of the Act: NONE

No Annual Report to Security Holders covering the registrant's last fiscal year or proxy material with respect to any meeting of security holders has been sent, or will be sent, to security holders.

         INDEX TO FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES


                                                                            PAGE
The Travelers Insurance Company and Subsidiaries

     Independent Auditors' Report                                             *

     Consolidated Statements of Income                                        *

     Consolidated Balance Sheets                                              *
     Consolidated Statements of Changes In Shareholder's Equity               *
     Consolidated Statements of Cash Flows                                    *
     Notes to Consolidated Financial Statements                               *

Independent Auditors' Report                                                  70

Schedule I - Summary of Investments - Other than Investments
     in Related Parties 2003                                                  71

Schedule III - Supplementary Insurance Information 2001-2003                  72

Schedule IV - Reinsurance 2001-2003                                           73

All other schedules are inapplicable for this filing.




*  See index on page 18

                          INDEPENDENT AUDITORS' REPORT





The Board of Directors and Shareholder
The Travelers Insurance Company:


Under date of February 26, 2004, we reported on the consolidated balance sheets of The Travelers Insurance Company and subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of income, changes in shareholder's equity and cash flows for each of the years in the three-year period ended December 31, 2003, which are included in the Form 10-K. In connection with our audits of the aforementioned consolidated financial statements, we also audited the related consolidated financial statement schedules as listed in the accompanying index. These financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statement schedules based on our audits.

In our opinion, such financial statement schedules, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly, in all material respects, the information set forth therein.

As discussed in Note 1 to the consolidated financial statements, the Company changed its methods of accounting for variable interest entities in 2003, for goodwill and intangible assets in 2002, and for derivative instruments and hedging activities and for securitized financial assets in 2001.


/s/KPMG LLP

Hartford, Connecticut
February 26, 2004

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES

                                   SCHEDULE I
       SUMMARY OF INVESTMENTS - OTHER THAN INVESTMENTS IN RELATED PARTIES
                                DECEMBER 31, 2003
                                 ($ IN MILLIONS)

-----------------------------------------------------------------------------------------------------------------------------
TYPE OF INVESTMENT                                                                                       AMOUNT SHOWN IN
                                                                           COST           VALUE          BALANCE SHEET(1)
-----------------------------------------------------------------------------------------------------------------------------
Fixed Maturities:
     Bonds:
         U.S. Government and government agencies and Authorities            $6,487         $6,642              $6,642
         States, municipalities and political subdivisions                     379            398                 398
         Foreign governments                                                   690            740                 740
         Public utilities                                                    2,702          2,901               2,901
         Convertible bonds and bonds with warrants attached                    187            208                 208
         All other corporate bonds                                          29,519         31,260              31,260
-----------------------------------------------------------------------------------------------------------------------------
              Total Bonds                                                   39,964         42,149              42,149
     Redeemable preferred stocks                                               155            174                 174
-----------------------------------------------------------------------------------------------------------------------------
         Total Fixed Maturities                                             40,119         42,323              42,323
-----------------------------------------------------------------------------------------------------------------------------

Equity Securities:
     Common Stocks:
         Banks, trust and insurance companies                                   14             16                  16
         Industrial, miscellaneous and all other                                95            118                 118
-----------------------------------------------------------------------------------------------------------------------------
              Total Common Stocks                                              109            134                 134
     Nonredeemable preferred stocks                                            214            228                 228
-----------------------------------------------------------------------------------------------------------------------------
         Total Equity Securities                                               323            362                 362
-----------------------------------------------------------------------------------------------------------------------------

Mortgage Loans                                                               1,886                              1,886
Real Estate Held For Sale                                                       96                                 96
Policy Loans                                                                 1,135                              1,135
Short-Term Securities                                                        3,603                              3,603
Trading Securities                                                           1,707                              1,707
Other Investments(2)(3)(4)                                                   1,465                              1,465
-----------------------------------------------------------------------------------------------------------------------------
         Total Investments                                                 $50,334                            $52,577
=============================================================================================================================

(1) Determined in accordance with methods described in Notes 1 and 3 of the Notes to Consolidated Financial Statements.

(2) Excludes $3.2 billion of Citigroup Inc. preferred stock. See Note 13 of Notes to Consolidated Financial Statements.

(3) Also excludes $415 million fair value of investment in affiliated partnership interests.

(4) Includes derivatives marked to market and recorded at fair value in the balance sheet.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES

                                  SCHEDULE III
                       SUPPLEMENTARY INSURANCE INFORMATION
                                 ($ IN MILLIONS)

------------------------------------------------------------------------------------------------------------------------------------

                           DEFERRED  FUTURE POLICY   OTHER                                        AMORTIZATION
                           POLICY    BENEFITS,       POLICY                            BENEFITS,  OF DEFERRED
                           ACQUI-    LOSSES, CLAIMS  CLAIMS AND            NET         CLAIMS     POLICY          OTHER
                           SITION    AND LOSS        BENEFITS    PREMIUM   INVESTMENT  AND        ACQUISITION   OPERATING  PREMIUMS
                           COSTS     EXPENSES(1)     PAYABLE     REVENUE   INCOME      LOSSES(2)  COSTS         EXPENSES    WRITTEN
------------------------------------------------------------------------------------------------------------------------------------
                       2003
                       ----
Travelers Life & Annuity    $2,361     $42,023         $532       $1,082     $2,743     $2,816        $266        $240      $1,093
Primerica                    2,034       3,500          161        1,245        315        534         235         219       1,251
------------------------------------------------------------------------------------------------------------------------------------
Total                       $4,395     $45,523         $693       $2,327     $3,058     $3,350        $501        $459      $2,344
====================================================================================================================================

                       2002
                       ----
Travelers Life & Annuity    $2,043     $37,774         $461         $730     $2,646     $2,404        $174        $190        $729
Primerica                    1,893       3,261          147        1,194        290        527         219         217       1,184
------------------------------------------------------------------------------------------------------------------------------------
Total                       $3,936     $41,035         $608       $1,924     $2,936     $2,931        $393        $407      $1,913
====================================================================================================================================

                        2001
                        ----
Travelers Life & Annuity    $1,672     $33,475         $368        $ 957     $2,530     $2,534       $171         $154       $ 955
Primerica                    1,789       3,044          144        1,145        301        507        208          217       1,157
------------------------------------------------------------------------------------------------------------------------------------
Total                       $3,461     $36,519         $512       $2,102     $2,831     $3,041       $379         $371      $2,112
====================================================================================================================================

(1)  Includes contractholder funds.

(2)  Includes interest credited to contractholders.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES

                                   SCHEDULE IV
                                   REINSURANCE
                                 ($ IN MILLIONS)

--------------------------------------------------------------------------------------------------------------------------------
                                                                                                                   PERCENTAGE
                                                              CEDED TO           ASSUMED                           OF AMOUNT
                                              GROSS             OTHER          FROM OTHER             NET           ASSUMED
                                              AMOUNT          COMPANIES        COMPANIES            AMOUNT           TO NET
--------------------------------------------------------------------------------------------------------------------------------

2003
----
Life Insurance In Force                      $593,006          $356,298            $3,519          $240,227            1.4%
Premiums:
     Life insurance                            $2,672               419                $1            $2,254             --
     Accident and health  insurance               308               235                --                73             --
     Property casualty                             21                21                --                --             --
                                             --------          --------          --------          --------           ----
         Total Premiums                        $3,001              $675                $1            $2,327             --
                                             ========          ========          ========          ========           ====

2002
----
Life Insurance In Force                      $549,066          $321,940            $3,568          $230,694            1.5%
Premiums:
     Life insurance                            $2,227               377          $     --            $1,850             --
     Accident and health insurance                316               242                --                74             --
     Property casualty                            109               109                --                --
                                             --------          --------          --------          --------           ----
         Total Premiums                        $2,652              $728          $     --            $1,924             --
                                             ========          ========          ========          ========           ====


2001
----
Life Insurance In Force                      $510,457          $285,696            $3,636          $228,397            1.6%
Premiums:
     Life insurance                            $2,378              $352          $     --            $2,026             --
     Accident and health insurance                321               246                 1                76             --
     Property casualty                            180               180                --                --             --
                                             --------          --------          --------          --------           ----
         Total Premiums                        $2,879              $778          $      1            $2,102             --
                                             ========          ========          ========          ========           ====

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM 10-K

          _X_  ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                   FOR THE FISCAL YEAR ENDED DECEMBER 31, 2003

                                       OR

          ___  TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

               FOR THE TRANSITION PERIOD FROM ________ TO ________

                         -------------------------------
                         COMMISSION FILE NUMBER 33-58677
                         -------------------------------


                     THE TRAVELERS LIFE AND ANNUITY COMPANY
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         CONNECTICUT                                            06-0904249
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                               Identification No.)

                 ONE CITYPLACE, HARTFORD, CONNECTICUT   06103-3415
               (Address of principal executive offices) (Zip Code)

                                 (860) 308-1000
              (Registrant's telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:  None
Securities registered pursuant to Section 12(g) of the Act:  None

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.
                               Yes _X_   No ___

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K.
                               Yes _X_   No ___

Indicate by checkmark whether the registrant is an accelerated filer (as defined in Exchange Act Rule 12b-2).

                               Yes ___   No _X_

As of the date hereof, there were outstanding 30,000 shares of common stock, par value $100 per share, of the registrant, all of which were owned by The Travelers Insurance Company, an indirect wholly owned subsidiary of Citigroup Inc.
                            REDUCED DISCLOSURE FORMAT

The registrant meets the conditions set forth in General Instruction I(1)(a) and
(b) of Form 10-K and is therefore filing this Form with the reduced disclosure format.

DOCUMENTS INCORPORATED BY REFERENCE:  NONE

                     THE TRAVELERS LIFE AND ANNUITY COMPANY


                                TABLE OF CONTENTS


FORM 10-K
ITEM NUMBER                          PART I                                 PAGE
-----------                          ------                                 ----

     1.   Business.............................................................2

     2.   Properties...........................................................4

     3.   Legal Proceedings....................................................5

     4.   Submission of Matters to a Vote of Security Holders..................5

                                     PART II
                                     -------

     5.   Market for Registrant's Common Equity and
          Related Stockholder Matters..........................................5

     6.   Selected Financial Data..............................................5

     7.   Management's Discussion and Analysis of Financial Condition
          and Results of Operations............................................5

     7A.  Quantitative and Qualitative Disclosures About Market Risk..........11

     8.   Financial Statements and Supplementary Data.........................13

     9.   Changes in and Disagreements with Accountants on Accounting and Financial Disclosure............................................46

     9A.  Controls and Procedures.............................................46

                                    PART III
                                    --------

     10.  Directors and Executive Officers of the Registrant..................47

     11.  Executive Compensation..............................................47

     12.  Security Ownership of Certain Beneficial Owners and Management......47

     13.  Certain Relationships and Related Transactions......................47


     14.  Principal Accountant Fees and Services..............................47

                                     PART IV
                                     -------

     15.  Exhibits, Financial Statement Schedules, and Reports on Form 8-K....49

          Exhibit Index.......................................................50

          Signatures .........................................................51

          Index to Financial Statements and Financial Statement Schedules.....52

                     THE TRAVELERS LIFE AND ANNUITY COMPANY
                           ANNUAL REPORT ON FORM 10-K

                                     PART I

ITEM 1. BUSINESS.
-----------------

GENERAL

The Travelers Life and Annuity Company (the Company) is a wholly owned subsidiary of The Travelers Insurance Company (TIC), an indirect wholly owned subsidiary of Citigroup Inc. (Citigroup). Citigroup is a diversified global financial services holding company whose businesses provide a broad range of financial services to consumer and corporate customers around the world. The periodic reports of Citigroup and TIC provide additional business and financial information concerning those companies and their consolidated subsidiaries. On March 27, 2002, Travelers Property Casualty Corp. (TPC), TIC's parent at December 31, 2001, completed its initial public offering (IPO). On August 20, 2002, Citigroup made a tax-free distribution of the majority of its remaining interest in TPC to Citigroup's stockholders. Prior to the IPO, the common stock of TIC was distributed by TPC to Citigroup Insurance Holding Corporation (CIHC) so that TIC and the Company would remain indirect wholly owned subsidiaries of Citigroup. TIC has a license from TPC to use the names "Travelers Life & Annuity," "The Travelers Insurance Company," "The Travelers Life and Annuity Company" and related names in connection with the Company's business.

The Company is a stock insurance company chartered in 1973 in the State of Connecticut and has been continuously engaged in the insurance business since that time. The Company is licensed to conduct life and annuity insurance business in all the states except New York. The Company is also licensed to conduct life and annuity insurance business in the District of Columbia and Puerto Rico.

The Company offers individual annuity and life insurance products to individuals and small businesses. Among the range of individual annuity products offered are deferred fixed and variable annuities and payout annuities. Individual life insurance products include term, universal and variable life insurance. These products are distributed primarily through Smith Barney (SB), a division of Citigroup Global Markets Inc., and Primerica Financial Services (PFS), both affiliates of the Company. Individual annuity sales by SB accounted for 32% of total individual annuity sales in 2003 and 2002. Sales by PFS accounted for 29% and 26% in 2003 and 2002, respectively. In addition, the Company distributes these products through CitiStreet Retirement Services, a division of CitiStreet LLC, (CitiStreet) and Citibank, N.A. (Citibank), also affiliates of the Company, a nationwide network of independent agents and the outside broker-dealer channel.

In the past, the Company offered group pension close-out business. The Company no longer actively markets this product and all new sales are reported in TIC. Periodically, premiums are collected from the business that remains on the books. Reserves related to this block of business remain recorded in the Company's balance sheets.

The Company has assets held in a separate account related to reserves on structured settlement contracts that provide guarantees for the contractholders independent of the investment performance of the separate account assets. The assets held in this separate account are owned by the Company and contractholders do not share in their investment performance. The assets, liabilities and earnings related to the structured settlements are classified consistently with general account assets, liabilities and earnings. These contracts were purchased by TPC in connection with the settlement of certain of their policyholder obligations. Effective April 1998, the Company no longer writes structured settlement contracts.

                     THE TRAVELERS LIFE AND ANNUITY COMPANY
                           ANNUAL REPORT ON FORM 10-K


The Company's Annual Report on Form 10-K, its quarterly reports on Form 10-Q and any current reports on Form 8-K, and all amendments to these reports are available on the Citigroup website at http://www.citigroup.com by selecting the "Investor Relations" page and selecting "SEC Filings".

INSURANCE REGULATIONS

Insurance Regulatory Information System
---------------------------------------

The National Association of Insurance Commissioners (NAIC) Insurance Regulatory Information System (IRIS) was developed to help state regulators identify companies that may require special attention. The IRIS system consists of a statistical phase and an analytical phase whereby financial examiners review annual statements and financial ratios. The statistical phase consists of 12 key financial ratios based on year-end data that are generated from the NAIC database annually; each ratio has an established "usual range" of results. These ratios assist state insurance departments in executing their statutory mandate to oversee the financial condition of insurance companies.

A ratio result falling outside the usual range of IRIS ratios is not considered a failing result; rather, unusual values are viewed as part of the regulatory early monitoring system. Furthermore, in some years, it may not be unusual for financially sound companies to have several ratios with results outside the usual ranges. An insurance company may fall out of the usual range for one or more ratios because of specific transactions that are in themselves immaterial. Generally, an insurance company will become subject to regulatory scrutiny if it falls outside the usual ranges for four or more of the ratios. No regulatory action has been taken by any state insurance department or the NAIC with respect to IRIS ratios of the Company during the years ended December 31, 2003 and 2002.

Risk-Based Capital (RBC) Requirements
-------------------------------------

In order to enhance the regulation of insurer solvency, the NAIC adopted a formula and model law to implement RBC requirements for most life and annuity insurance companies, which are designed to determine minimum capital requirements and to raise the level of protection that statutory surplus provides for policyholder obligations. For this purpose, an insurer's total adjusted capital is measured in relation to its specific asset and liability profiles. A company's risk-based capital is calculated by applying factors to various asset, premium and reserve items, where the factor is higher for those items with greater underlying risk and lower for less risky items.

The RBC formula for life insurers measures four major areas of risk:

       o   asset risk (I.E., the risk of asset default),

       o insurance risk (I.E., the risk of adverse mortality and morbidity experience),

       o interest rate risk (I.E., the risk of loss due to changes in interest rates) and

       o   business risk (I.E., normal business and management risk).

Under laws adopted by the states, insurers having less total adjusted capital than that required by the RBC calculation will be subject to varying degrees of regulatory action, depending upon the level of capital inadequacy.

The RBC law provides for four levels of regulatory action as defined by the NAIC. The extent of regulatory intervention and action increases as the level of total adjusted capital to RBC falls. The first level, the company action level, requires an insurer to submit a plan of corrective actions to the regulator if total adjusted capital falls below 200% of the RBC amount. The second level, the regulatory action

                     THE TRAVELERS LIFE AND ANNUITY COMPANY
                           ANNUAL REPORT ON FORM 10-K


level, requires an insurer to submit a plan containing corrective actions and requires the relevant insurance commissioner to perform an examination or other analysis and issue a corrective order if total adjusted capital falls below 150% of the RBC amount. The third level, the authorized control level, authorizes the relevant commissioner to take whatever regulatory actions are considered necessary to protect the best interest of the policyholders and creditors of the insurer which may include the actions necessary to cause the insurer to be placed under regulatory control, i.e., rehabilitation or liquidation, if total adjusted capital falls below 100% of the RBC amount. The fourth level, the mandatory control level, requires the relevant insurance commissioner to place the insurer under regulatory control if total adjusted capital falls below 70% or the RBC amount.

The formulas have not been designed to differentiate among adequately capitalized companies, which operate with higher levels of capital. Therefore, it is inappropriate and ineffective to use the formula to rate or rank companies. At December 31, 2003, the Company had total adjusted capital in excess of amounts requiring company action or any level of regulatory action at any prescribed RBC level.

Insurance Regulation Concerning Dividends
-----------------------------------------

The Company is domiciled in the State of Connecticut. The insurance holding company law of Connecticut requires notice to, and approval by, the State of Connecticut Insurance Department for the declaration or payment of any dividend which, together with other distributions made within the preceding twelve months, exceeds the greater of (i) 10% of the insurer's surplus or (ii) the insurer's net gain from operations for the twelve-month period ending on the preceding December 31st, in each case determined in accordance with statutory accounting practices. Such declaration or payment is further limited by adjusted unassigned funds (surplus), reduced by 25% of the change in net unrealized capital gains, as determined in accordance with statutory accounting practices.

In accordance with the Connecticut statute, after reducing the Company's unassigned funds (surplus) by 25% of the change in net unrealized capital gains, the Company may not pay dividends during 2004 without prior approval of the State of Connecticut Insurance Department.

Code of Ethics
--------------

The Company has adopted a code of ethics for financial professionals which applies to the Company's principal executive officer and principal financial and accounting officer. The code of ethics for financial professionals has been included as an exhibit to this Form 10-K and can be found on the Citigroup website by selecting the "Corporate Governance" page.

ITEM 2. PROPERTIES.
-------------------

The Company's executive offices are located in Hartford, Connecticut. The Company and TIC moved their executive offices to One Cityplace, Hartford, Connecticut, during the first quarter of 2003. The Company and TIC occupy 373,000 square feet at this location under an operating lease (in which TIC is the lessee) that runs through October 31, 2008.

At December 31, 2002 TIC leased approximately 284,000 square feet from TPC at One Tower Square, Hartford, Connecticut under a lease that ran through March 31, 2003. The Company also occupied this space leased by TIC and was allocated expense according to cost sharing agreements. Management believes that these facilities are suitable and adequate for the Company's current needs.

The preceding discussion does not include information on investment properties.

                     THE TRAVELERS LIFE AND ANNUITY COMPANY
                           ANNUAL REPORT ON FORM 10-K


ITEM 3. LEGAL PROCEEDINGS.
--------------------------

In 2003, several issues in the mutual fund and variable insurance product industries have come under the scrutiny of federal and state regulators. Like many other companies in our industry, the Company has received a request for information from the Securities and Exchange Commission (SEC) and a subpoena from the New York Attorney General regarding market timing and late trading. In March 2004 the SEC requested additional information about the Company's variable product operations on market timing, late trading and revenue sharing. The Company is cooperating fully with all of these reviews and is not able to predict their outcomes.

In the ordinary course of business, the Company is a defendant or co-defendant in various litigation matters incidental to and typical of the businesses in which it is engaged. In the opinion of the Company's management, the ultimate resolution of these legal proceedings would not be likely to have a material adverse effect on the Company's results of operations, financial condition or liquidity. This statement is a forward-looking statement within the meaning of the Private Securities Litigation Reform Act. See "Forward-Looking Statements" on page 10.

ITEM 4. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.
------------------------------------------------------------

Omitted pursuant to General Instruction I(2)(c) of Form 10-K.

                                     PART II

ITEM 5. MARKET FOR REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.
------------------------------------------------------------------------------

The Company has 100,000 authorized shares of common stock, of which 30,000 are issued and outstanding as of December 31, 2003. All outstanding shares of the Company's common stock are held by TIC, and there exists no established public trading market for the common stock of the Company. The Company did not pay dividends in 2003 or 2002. See Note 7 of Notes to Financial Statements for dividend restrictions.

ITEM 6. SELECTED FINANCIAL DATA.
--------------------------------

Omitted pursuant to General Instruction I(2)(a) of Form 10-K.

ITEM 7. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.
-------------------------------------------------------------------------------

Management's narrative analysis of the results of operations is presented in lieu of Management's Discussion and Analysis of Financial Condition and Results of Operations, pursuant to General Instruction I(2)(a) of Form 10-K.

CRITICAL ACCOUNTING POLICIES

The Notes to Financial Statements contain a summary of the Company's significant accounting policies, including a discussion of recently issued accounting pronouncements. Certain of these policies are considered to be critical to the portrayal of the Company's financial condition since they require management to make difficult, complex or subjective judgments, some of which may relate to matters that are inherently uncertain, which are discussed below.

                     THE TRAVELERS LIFE AND ANNUITY COMPANY
                           ANNUAL REPORT ON FORM 10-K


DEFERRED ACQUISITION COSTS

Costs of acquiring traditional life, universal life (UL) and deferred annuities are deferred. These deferred acquisition costs (DAC) include principally commissions and certain expenses related to policy issuance, underwriting and marketing, all of which vary with and are primarily related to the production of new business. The method for determining amortization of deferred acquisition costs varies by product type based upon three different accounting pronouncements: Statement of Financial Accounting Standards (SFAS) No. 60, "Accounting and Reporting by Insurance Enterprises" (SFAS 60), SFAS No. 91, "Accounting for Nonrefundable Fees and Costs Associated with Originating or Acquiring Loans and Initial Direct Costs of Leases" (SFAS 91) and SFAS No. 97, "Accounting and Reporting by Insurance Enterprises for Certain Long Duration Contracts and for Realized Gains and Losses from the Sale of Investments" (SFAS
97).

DAC for deferred annuities, both fixed and variable, is amortized employing a level effective yield methodology per SFAS 91 as indicated by AICPA Practice Bulletin 8. An amortization rate is developed using the outstanding DAC balance and projected account balances. This rate is applied to actual account balances to determine the amount of DAC amortization. The projected account balances are derived using a model that contains assumptions related to investment returns and persistency. The model rate is evaluated at least annually, and changes in underlying lapse and interest rate assumptions are to be treated retrospectively. Variances in expected equity market returns versus actual returns are treated prospectively and a new amortization pattern is developed so that the DAC balances will be amortized over the remaining estimated life of the business. DAC for these products is currently being amortized over 10-15 years.

DAC for UL is amortized in relation to estimated gross profits from surrender charges, investment, mortality, and expense margins per SFAS 97. Actual profits can vary from management's estimates, resulting in increases or decreases in the rate of amortization. Re-estimates of gross profits, performed at least annually, result in retrospective adjustments to earnings by a cumulative charge or credit to income. DAC for this product is currently being amortized over 16-25 years.

DAC relating to traditional life, including term insurance and other products, is amortized in relation to anticipated premiums per SFAS 60. Assumptions as to the anticipated premiums are made at the date of policy issuance or acquisition and are consistently applied over the life of the policy. DAC for this product is currently being amortized over 5-20 years.

All DAC is reviewed, at least annually, to determine if it is recoverable from future income, including investment income, and, if not recoverable, is charged to expense. All other acquisition expenses are charged to operations as incurred.

FUTURE POLICY BENEFITS

Future policy benefits represent liabilities for future insurance policy benefits for payout annuities and traditional life products. The annuity payout reserves are calculated using the mortality and interest assumptions used in the actual pricing of the benefit. Mortality assumptions are based on Company experience and are adjusted to reflect deviations such as substandard mortality in structured settlement benefits. The interest rates range from 2.07% to 7.85% for these annuity products with a weighted average interest rate of 6.6%, including adverse deviation. Traditional life products include whole life and term insurance. Future policy benefits for traditional life products are estimated on the basis of

                     THE TRAVELERS LIFE AND ANNUITY COMPANY
                           ANNUAL REPORT ON FORM 10-K


actuarial assumptions as to mortality, persistency and interest, established at policy issue and are based on the Company's experience, which, together with interest assumptions, include a margin for adverse deviation. Appropriate recognition has been given to experience rating and reinsurance. Interest assumptions applicable to traditional life products range from 3.0% to 7.0%, with a weighted average of 5.8%.

INVESTMENTS IN FIXED MATURITIES

Fixed maturities, which comprise 88% and 82% of total investments at December 31, 2003 and 2002, respectively, include bonds, notes and redeemable preferred stocks. Fixed maturities, including financial instruments subject to securities lending agreements (see Note 2 of Notes to Financial Statements), are classified as "available for sale" and are reported at fair value, with unrealized investment gains and losses, net of income taxes, credited or charged directly to shareholder's equity. Fair values of investments in fixed maturities are based on quoted market prices or dealer quotes. If quoted market prices are not available, discounted expected cash flows using market rates commensurate with the credit quality and maturity of the investment are used to determine fair value. Changes in the assumptions could affect the fair values of investments of fixed maturities. Impairments are realized when investment losses in value are deemed other-than-temporary. The Company conducts a rigorous review each quarter to identify and evaluate investments that have possible indications of impairment. An investment in a debt or equity security is impaired if its fair value falls below its cost and the decline is considered other-than-temporary. Factors considered in determining whether a loss is temporary include the length of time and extent to which fair value has been below cost; the financial condition and near-term prospects of the issuer; and the Company's ability and intent to hold the investment for a period of time sufficient to allow for any anticipated recovery. Changing economic conditions - global, regional, or related to specific issuers or industries - could result in other-than-temporary losses.

PREMIUMS

Premiums are recognized as revenues when due. Premiums for contracts with a limited number of premium payments, due over a significantly shorter period than the period over which benefits are provided, are considered revenue when due. The portion of premium which is not required to provide for benefits and expenses is deferred and recognized in revenues in a constant relationship to insurance benefits in force.

RESULTS OF OPERATIONS ($ IN MILLIONS)

     FOR THE YEAR ENDED DECEMBER 31,                    2003           2002
     -------------------------------                 -------        -------

     Revenues                                         $646.3         $533.5

     Benefits and interest credited                    306.7          275.1

     Operating expenses                                185.6           99.4
                                                     -------        -------

     Income before taxes                               154.0          159.0

     Income taxes                                       34.6           55.6
                                                     -------        -------

     Net income                                       $119.4         $103.4
                                                     =======        =======

Net income was $119.4 million for the year ended December 31, 2003, compared to $103.4 million for the year ended December 31, 2002. This 15% increase resulted from lower realized investment

                     THE TRAVELERS LIFE AND ANNUITY COMPANY
                           ANNUAL REPORT ON FORM 10-K


losses, higher business volumes and favorable income taxes, partially offset by an 87% increase in operating expenses, due to an increase in amortization of DAC and lower fixed income yields. Net income ncluded net realized investment losses of $4.7 million and $19.9 million for the years ended December 31, 2003 and 2002, respectively. This decrease was primarily the result of the absence of prior-year impairments on WorldCom Inc. investments of $12.9 million. A tax benefit related to an adjustment to the Dividends Received Deduction in 2003 of $13.1 million for the year ended December 31, 2003 contributed to a 22.5% effective tax rate for the year compared to 35% in the prior year period.

Revenues increased 21% in 2003 over prior year. This increase was driven by net investment income (NII) and fee income. NII was $356.5 million in 2003 compared to $311.9 million in 2002. This increase was primarily due to a larger invested asset base created from higher business volumes. Fee income in the individual annuity and individual life product lines together increased $47.7 million, or 25%, in the current year compared to that of 2002, reflecting increased business volumes from in-force policy retention related to lower surrender rates, positive net sales and variable annuity equity market growth.

Insurance benefits and interest credited were 11.5% higher in 2003 versus 2002, primarily related to the volume growth in individual annuity and universal life contractholder funds. Operating expenses in 2003 were up $86.2 million, or 87%, over the prior year due to an increase in the amortization of DAC, which was $136.3 million in 2003 versus $67.0 million in 2002 and other expenses related to business volume.

The amortization of capitalized DAC is a significant component of the Company's expenses. The Company's recording of DAC amortization varies based upon product type. DAC for deferred annuities, both fixed and variable employs a level yield methodology. DAC for UL is amortized in relation to estimated gross profits, with traditional life, including term insurance and other products, amortized in relation to anticipated premiums.

The following is a summary of capitalized DAC by type:

                                                           Traditional        Deferred
($ in millions)                                               Life            Annuity           UL           Total
----------------------------------------------------------------------------------------------------------------------
Beginning balance January 1, 2002                             $47.7            $511.5          $255.2         $814.4

Commissions and expenses deferred                              16.5             169.4           130.8          316.7
Amortization expense                                           (8.9)            (72.6)           (9.3)         (90.8)
Underlying lapse and interest rate assumptions                   --              29.8              --           29.9
Amortization related to SFAS 91 reassessment                     --              (6.0)             --           (6.0)

----------------------------------------------------------------------------------------------------------------------
Balance December 31, 2002                                      55.3             632.1           376.7        1,064.1

Commissions and expenses deferred                              14.3             172.1           164.9          351.3
Amortization expense                                          (10.2)           (107.6)          (18.5)        (136.3)
----------------------------------------------------------------------------------------------------------------------
Balance December 31, 2003                                     $59.4            $696.6          $523.1       $1,279.1
----------------------------------------------------------------------------------------------------------------------

DAC capitalization increased 11% in 2003 versus 2002. The 2003 growth was driven by a 26% increase in universal life capitalization related to a significant increase in production. During the first quarter of 2002 there was a one-time decrease in deferred annuity DAC amortization of $29.8 million due to changes in underlying lapse and interest rate assumptions. These adjustments are to be treated

                     THE TRAVELERS LIFE AND ANNUITY COMPANY
                           ANNUAL REPORT ON FORM 10-K


retrospectively as per SFAS 91 by adjusting the DAC asset through amortization expense and employing the new assumptions prospectively. In the fourth quarter of 2002, the Company increased its deferred annuity DAC amortization by $6.0 million due to a significant decline in its individual annuities account balances and benefit reserves, largely resulting from decreases in the stock market which caused account balances to decline. In contrast to lapse and interest rate assumptions, variances in expected versus actual market returns are treated prospectively, resulting in a new amortization pattern over the remaining estimated life of the business. The new amortization pattern is the primary reason for the increase in deferred annuity DAC amortization in 2003 over 2002.

The following table shows net written premiums and deposits by product line for the years ended December 31, 2003 and 2002. The majority of the annuity business and a substantial portion of the life business written by the Company are accounted for as investment contracts, with the result that the deposits collected are reported as liabilities and are not included in revenues. Deposits represent a statistic used for measuring business volumes, which management of the Company uses to manage the life insurance and annuities operations, and may not be comparable to similarly captioned measurements used by other life insurance companies.

PREMIUMS AND DEPOSITS ($ IN MILLIONS)

     FOR THE YEARS ENDED DECEMBER 31,                    2003          2002
     --------------------------------                  ------        ------
     PREMIUMS
     Individual Life                                      $37           $38
     Other Annuity                                          4             5
                                                       ------        ------
         Total Premiums                                   $41           $43
                                                       ------        ------
     DEPOSITS
     Individual Annuity - Fixed                          $606        $1,244
     Individual Annuity - Variable                      1,581         1,343
     Individual Life                                      599           433
     Other Annuity                                          4             4
                                                       ------        ------
         Total Deposits                                $2,790        $3,024
                                                       ------        ------

Individual annuity deposits collected for the year ended December 31, 2003 decreased 15% from the prior year primarily driven by a 51% decline in fixed annuity sales due to competitive pressures and current market perception of fixed rate products. This decrease was offset by an increase in variable annuity sales which improved as equity market conditions improved. Individual annuity account balances were $13.0 billion and $10.0 billion at December 31, 2003 and 2002, respectively. This increase is reflective of market appreciation over the past year and in-force retention related to lower surrender rates and positive net sales.

The 38% increase in individual life deposits for the twelve months ended December 31, 2003 versus 2002 was the result of record universal life production in the third and fourth quarters of 2003. Life insurance in force was $44 billion at December 31, 2003, up from $36 billion at December 31, 2002.

OUTLOOK

Certain of the statements below are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. See "Forward-Looking Statements" on the following page.

                     THE TRAVELERS LIFE AND ANNUITY COMPANY
                           ANNUAL REPORT ON FORM 10-K


The Company is included in the Travelers Life & Annuity (TLA) segment of TIC and its outlook should be considered within that context. TLA should benefit from growth in the aging population which is becoming more focused on the need to accumulate adequate savings for retirement, to protect these savings and to plan for the transfer of wealth to the next generation. TLA is well positioned to take advantage of the favorable long-term demographic trends through its strong financial position, widespread brand name recognition and broad array of competitive life, annuity, retirement and estate planning products sold through established distribution channels.

However, competition in both product pricing and customer service is intensifying. There has been consolidation within the industry, and among other financial services organizations that are increasingly involved in the sale and/or distribution of insurance products. Also, the annuities business is interest rate and market sensitive. TLA's business is significantly affected by movements in the U.S. equity and fixed income credit markets. U.S. equity and credit market events can have both positive and negative effects on the deposit, revenue and policy retention performance of the business. A sustained weakness in the equity markets will decrease revenues and earnings in variable annuity products. Declines in credit quality of issuers will have a negative effect on earnings.

In order to strengthen its competitive position, TLA expects to maintain a current product portfolio, further diversify its distribution channels, and retain its financial position through strong sales growth and maintenance of an efficient cost structure. Federal and state regulators have focused on, and continue to devote substantial attention to, the mutual fund and variable insurance product industries. As a result of publicity relating to widespread perceptions of industry abuses, there have been numerous proposals for legislative and regulatory reforms, including mutual fund governance, new disclosure requirements concerning mutual fund share classes, commission breakpoints, revenue sharing, advisory fees, market timing, late trading, portfolio pricing, annuity products, hedge funds, and other issues. It is difficult to predict at this time whether changes resulting from new laws and regulations will affect the industries or the Company's businesses, and, if so, to what degree.


FUTURE APPLICATION OF ACCOUNTING STANDARDS

See Note 1 of Notes to Financial Statements for Future Application of Accounting Standards.


FORWARD-LOOKING STATEMENTS

Certain of the statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. The Company's actual results may differ materially from those included in the forward-looking statements. Forward-looking statements are typically identified by the words "believe," "expect," "anticipate," "intend," "estimate," "may increase,"

                     THE TRAVELERS LIFE AND ANNUITY COMPANY
                           ANNUAL REPORT ON FORM 10-K


"may fluctuate," and similar expressions or future or conditional verbs such as "will," "should," "would," and "could." These forward-looking statements involve risks and uncertainties including, but not limited to, regulatory matters, the resolution of legal proceedings, the impact that the adoption of recent legislation may have on the demand for life and annuity products, the potential impact of a decline in credit quality of investments on earnings; the Company's market risk and the discussions of the Company's prospects under "Outlook" on the page 9.

ITEM 7A. QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK
-------------------------------------------------------------------

Market risk is the risk of loss arising from adverse changes in market rates and prices, such as interest rates, foreign currency exchange rates, and other relevant market rate or price changes. Market risk is directly influenced by the volatility and liquidity in the markets in which the related underlying assets are traded. The following is a discussion of the Company's primary market risk exposures and how those exposures are currently managed as of December 31, 2003. The Company's market risk sensitive instruments are entered into for purposes other than trading.

The primary market risk to the Company's investment portfolio is interest rate risk. The Company's exposure to equity price risk and foreign exchange risk is not significant. The Company has no direct commodity risk.

The interest rate risk taken in the investment portfolio is managed relative to the duration of the liabilities. The portfolio is differentiated by business unit, with each unit's portfolio structured to meet its particular needs. Potential liquidity needs of the business are also key factors in managing the investment portfolio. The portfolio duration relative to the liabilities' duration is primarily managed through cash market transactions. For additional information regarding the Company's investment portfolio see Note 2 of Notes to Financial Statements.

There were no significant changes in the Company's primary market risk exposures or in how those exposures are managed compared to the year ended December 31, 2002. The Company does not anticipate significant changes in the Company's primary market risk exposures or in how those exposures are managed in future reporting periods based upon what is known or expected to be in effect in future reporting periods. The statements above are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. See "Forward-Looking Statements" on the previous page.

SENSITIVITY ANALYSIS

Sensitivity analysis is defined as the measurement of potential loss in future earnings, fair values or cash flows of market sensitive instruments resulting from one or more selected hypothetical changes in interest rates and other market rates or prices over a selected time. In the Company's sensitivity analysis model, a hypothetical change in market rates is selected that is expected to reflect reasonably possible near-term changes in those rates. The term "near-term" means a period of time going forward up to one year from the date of the financial statements. Actual results may differ from the hypothetical change in market rates assumed in this report, especially since this sensitivity analysis does not reflect the results of any actions that would be taken by the Company to mitigate such hypothetical losses in fair value.

In this sensitivity analysis model, the Company uses fair values to measure its potential loss. The sensitivity analysis model includes the following financial instruments: fixed maturities, mortgage loans, short-term securities, cash, investment income accrued, policy loans, contractholder funds, and derivative financial instruments. In addition, certain non-financial instrument liabilities have been included in the

                     THE TRAVELERS LIFE AND ANNUITY COMPANY
                           ANNUAL REPORT ON FORM 10-K


sensitivity analysis model. These non-financial instruments include future policy benefits and policy and contract claims. The primary market risk to the Company's market sensitive instruments is interest rate risk. The sensitivity analysis model uses a 100 basis point change in interest rates to measure the hypothetical change in fair value of financial instruments and the non-financial instruments included in the model.

For invested assets, duration modeling is used to calculate changes in fair values. Durations on invested assets are adjusted for call, put and reset features. Portfolio durations are calculated on a market value weighted basis, including accrued investment income, using trade date holdings as of December 31, 2003 and 2002. The sensitivity analysis model used by the Company produces a loss in fair value of interest rate sensitive invested assets of approximately $299 million and $262 million based on a 100 basis point increase in interest rates as of December 31, 2003 and 2002, respectively.

Liability durations are determined consistently with the determination of liability fair values. Where fair values are determined by discounting expected cash flows, the duration is the percentage change in the fair value for a 100 basis point change in the discount rate. Where liability fair values are set equal to surrender values, option-adjusted duration techniques are used to calculate changes in fair values. The sensitivity analysis model used by the Company produces a decrease in fair value of interest rate sensitive insurance policy and claims reserves of approximately $254 million and $242 million based on a 100 basis point increase in interest rates as of December 31, 2003 and 2002, respectively. Based on the sensitivity analysis model used by the Company, the net loss in fair value of market sensitive instruments as a result of a 100 basis point increase in interest rates as of December 31, 2003 and 2002 is not material.

                     THE TRAVELERS LIFE AND ANNUITY COMPANY


ITEM 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA
---------------------------------------------------


                          INDEX TO FINANCIAL STATEMENTS


                                                                            PAGE
                                                                            ----
     Independent Auditors' Report.............................................14

     Financial Statements:

         Statements of Income for the years ended
         December 31, 2003, 2002 and 2001.....................................15

         Balance Sheets as of December 31, 2003 and 2002......................16

         Statements of Changes in Shareholder's Equity for the years ended December 31, 2003, 2002 and 2001...............................17

         Statements of Cash Flows for the years ended
         December 31, 2003, 2002 and 2001.....................................18

         Notes to Financial Statements........................................19

                          INDEPENDENT AUDITORS' REPORT


The Board of Directors and Shareholder
The Travelers Life and Annuity Company:


We have audited the accompanying balance sheets of The Travelers Life and Annuity Company as of December 31, 2003 and 2002, and the related statements of income, changes in shareholder's equity, and cash flows for each of the years in the three-year period ended December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Travelers Life and Annuity Company as of December 31, 2003 and 2002, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 1 to the financial statements, the Company changed its method of accounting for goodwill and intangible assets in 2002 and for derivative instruments and hedging activities and for securitized financial assets in 2001.

/s/KPMG LLP

Hartford, Connecticut
February 26, 2004

                     THE TRAVELERS LIFE AND ANNUITY COMPANY
                              STATEMENTS OF INCOME
                                ($ IN THOUSANDS)



FOR THE YEAR ENDED DECEMBER 31,                  2003        2002        2001
-------------------------------                 -------     -------     --------
REVENUES
Premiums                                        $40,866     $42,893     $39,222
Net investment income                           356,463     311,946     251,054
Realized investment gains (losses)               (7,202)    (30,584)     26,144
Fee income                                      237,366     189,686     173,113
Other revenues                                   18,834      19,530      14,317
--------------------------------------------------------------------------------
     Total Revenues                             646,327     533,471     503,850
--------------------------------------------------------------------------------

BENEFITS AND EXPENSES
Current and future insurance benefits            89,729      94,513      88,842
Interest credited to contractholders            216,952     180,610     125,880
Amortization of deferred acquisition costs      136,310      66,972      89,475
General and administrative expenses              49,288      32,352      23,404
--------------------------------------------------------------------------------
     Total Benefits and Expenses                492,279     374,447     327,601
--------------------------------------------------------------------------------

Income before federal income taxes and
   cumulative effect of change in
   accounting principle                         154,048     159,024     176,249
--------------------------------------------------------------------------------

Federal income taxes
     Current                                     73,423     (31,143)    (19,007)
     Deferred                                   (38,835)     86,797      80,096
--------------------------------------------------------------------------------
     Total Federal Income Taxes                  34,588      55,654      61,089
--------------------------------------------------------------------------------

Income before cumulative effect of change
   in accounting principle                      119,460     103,370     115,160

Cumulative effect of change in accounting for
   derivative instruments and hedging
   activities, net of tax                            --          --         (62)
--------------------------------------------------------------------------------

Net Income                                     $119,460    $103,370    $115,098
================================================================================

                       See Notes to Financial Statements.

                     THE TRAVELERS LIFE AND ANNUITY COMPANY
                                 BALANCE SHEETS
                                ($ IN THOUSANDS)


AT DECEMBER 31,                                               2003          2002
--------------------------------------------------------------------------------

ASSETS
Fixedmaturities, available for sale at fair value
   (including $130,895 and $144,284 subject to
   securities lending agreements) (cost $5,033,778
   and $4,385,801)                                      $5,357,225    $4,520,299
Equity securities, at fair value (cost $8,253
   and $14,939)                                              8,307        14,495
Mortgage loans                                             135,347       134,078
Short-term securities                                      195,279       475,365
Other invested assets                                      392,638       384,616
--------------------------------------------------------------------------------
      Total Investments                                  6,088,796     5,528,853
--------------------------------------------------------------------------------
Separate and variable accounts                           9,690,455     6,862,009
Deferred acquisition costs                               1,279,118     1,064,118
Premiums and fees receivable                                67,272        59,636
Other assets                                               312,546       179,558
--------------------------------------------------------------------------------
     Total Assets                                      $17,438,187   $13,694,174
--------------------------------------------------------------------------------

LIABILITIES
Future policy benefits and claims                       $1,097,704    $1,145,692
Contractholder funds                                     4,511,813     3,886,083
Separate and variable accounts                           9,690,455     6,862,009
Deferred federal income taxes                              224,821       199,350
Other liabilities                                          514,718       441,249
--------------------------------------------------------------------------------
     Total Liabilities                                  16,039,511    12,534,383
--------------------------------------------------------------------------------

SHAREHOLDER'S EQUITY
Common stock, par value $100; 100,000 shares
   authorized, 30,000 issued and outstanding                 3,000         3,000
Additional paid-in capital                                 417,316       417,316
Retained earnings                                          763,994       644,534
Accumulated other changes in equity from
   nonowner sources                                        214,366        94,941
--------------------------------------------------------------------------------
     Total Shareholder's Equity                          1,398,676     1,159,791
--------------------------------------------------------------------------------

     Total Liabilities and Shareholder's Equity        $17,438,187   $13,694,174
================================================================================

                       See Notes to Financial Statements.

                     THE TRAVELERS LIFE AND ANNUITY COMPANY
                  STATEMENTS OF CHANGES IN SHAREHOLDER'S EQUITY
                                ($ IN THOUSANDS)

                                                  FOR THE YEAR ENDED
                                                     DECEMBER 31,
--------------------------------------------------------------------------------
COMMON STOCK                                        2003        2002       2001
--------------------------------------------------------------------------------
Balance, beginning of year                        $3,000      $3,000     $3,000
Changes in common stock                               --          --         --
--------------------------------------------------------------------------------
Balance, end of year                              $3,000      $3,000     $3,000
================================================================================

--------------------------------------------------------------------------------
ADDITIONAL PAID-IN CAPITAL
--------------------------------------------------------------------------------
Balance, beginning of year                      $417,316    $417,316   $417,316
Capital contributed by parent                         --          --         --
--------------------------------------------------------------------------------
Balance, end of year                            $417,316    $417,316   $417,316
================================================================================

--------------------------------------------------------------------------------
RETAINED EARNINGS
--------------------------------------------------------------------------------

Balance, beginning of year                      $644,534    $541,164   $426,066
Net income                                       119,460     103,370    115,098
--------------------------------------------------------------------------------
Balance, end of year                            $763,994    $644,534   $541,164
================================================================================

--------------------------------------------------------------------------------
ACCUMULATED OTHER CHANGES
IN EQUITY FROM NONOWNER SOURCES
--------------------------------------------------------------------------------

Balance, beginning of year                       $94,941     $16,084    $13,622
Cumulative effect of change in accounting
   principle for derivative instruments and
   hedging activities, net of tax                     --          --         62
Unrealized gains (losses), net of tax            120,993      73,750       (924)
Derivative instrument hedging activity
   gains (losses), net of tax                     (1,568)      5,107      3,324
--------------------------------------------------------------------------------
Balance, end of year                            $214,366     $94,941    $16,084
================================================================================

--------------------------------------------------------------------------------
SUMMARY OF CHANGES IN EQUITY
FROM NONOWNER SOURCES
--------------------------------------------------------------------------------

Net income                                      $119,460    $103,370   $115,098
Other changes in equity from nonowner sources    119,425      78,857      2,462
--------------------------------------------------------------------------------
Total changes in equity from nonowner sources   $238,885    $182,227   $117,560
================================================================================

--------------------------------------------------------------------------------
TOTAL SHAREHOLDER'S EQUITY
--------------------------------------------------------------------------------
Balance, beginning of year                    $1,159,791    $977,564   $860,004
Changes in total shareholder's equity            238,885     182,227    117,560
--------------------------------------------------------------------------------
Balance, end of year                          $1,398,676  $1,159,791   $977,564
================================================================================

                       See Notes to Financial Statements.

                     THE TRAVELERS LIFE AND ANNUITY COMPANY
                            STATEMENTS OF CASH FLOWS
                           INCREASE (DECREASE) IN CASH
                                ($ IN THOUSANDS)


FOR THE YEARS ENDED DECEMBER 31,                   2003        2002        2001
--------------------------------------------------------------------------------

CASH FLOWS FROM OPERATING ACTIVITIES
  Premiums collected                            $43,903     $43,490     $37,915
  Net investment income received                319,629     276,813     211,179
  Fee and other income received                 265,410     238,970     211,885
  Benefits and claims paid                     (105,867)   (103,513)   (103,224)
  Interest paid to contractholders             (216,952)   (180,610)   (125,880)
  Operating expenses paid                      (437,335)   (343,932)   (354,506)
  Income taxes (paid) received                 (134,927)     88,888      45,257
  Other                                          41,239     (21,047)    (31,175)
--------------------------------------------------------------------------------
    Net Cash Used in Operating Activities      (224,900)       (941)   (108,549)
--------------------------------------------------------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES
  Proceeds from maturities of investments
      Fixed maturities                          519,960     255,009      97,712
      Mortgage loans                             22,628      36,193      20,941
  Proceeds from sales of investments
      Fixed maturities                        1,657,663   1,689,931     938,987
      Equity securities                           7,769      35,556       6,363
      Real estate held for sale                     794          --         (36)
--------------------------------------------------------------------------------
  Purchases of investments
      Fixed maturities                       (2,823,940) (3,018,069) (2,022,618)
      Equity securities                          (3,506)    (35,735)     (2,274)
      Mortgage loans                            (27,456)    (44,632)    (14,494)
  Policy loans, net                                 665     (11,201)     (3,395)
  Short-term securities (purchases)
     sales, net                                 280,086    (268,606)     40,618
  Other investment (purchases) sales, net       (45,906)    (20,915)     (6,334)
  Securities transactions in course of
    settlement, net                              (3,561)    117,806      64,698
--------------------------------------------------------------------------------
      Net Cash Used in Investing Activities    (414,804)  (1,264,663)  (879,832)
--------------------------------------------------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES
  Contractholder fund deposits                  913,546   1,486,056   1,178,421
  Contractholder fund withdrawals              (287,816)   (224,542)   (185,464)
--------------------------------------------------------------------------------
      Net Cash Provided by
        Financing Activities                    625,730   1,261,514     992,957
--------------------------------------------------------------------------------
Net increase (decrease) in cash                 (13,974)     (4,090)      4,576
Cash at beginning of year                        15,424      19,514      14,938
--------------------------------------------------------------------------------
Cash at December 31,                             $1,450     $15,424     $19,514
================================================================================

                       See Notes to Financial Statements.

                     THE TRAVELERS LIFE AND ANNUITY COMPANY
                          NOTES TO FINANCIAL STATEMENTS


1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Significant accounting policies used in the preparation of the accompanying financial statements follow.

     BASIS OF PRESENTATION

     The Travelers Life and Annuity Company (the Company) is a wholly owned subsidiary of The Travelers Insurance Company (TIC), an indirect wholly owned subsidiary of Citigroup Inc. (Citigroup), a diversified global financial services holding company whose businesses provide a broad range of financial services to consumer and corporate customers around the world. On March 27, 2002, Travelers Property Casualty Corp. (TPC), TIC's parent at December 31, 2001, completed its initial public offering (IPO). On August 20, 2002, Citigroup made a tax-free distribution of the majority of its remaining interest in TPC to Citigroup Stockholders. Prior to the IPO, the common stock of TIC was distributed by TPC to Citigroup Insurance Holding Corporation (CIHC) so that TIC and the Company would remain indirect wholly owned subsidiaries of Citigroup. TIC has a license from TPC to use the names "Travelers Life & Annuity," "The Travelers Insurance Company," "The Travelers Life and Annuity Company" and related names in connection with the Company's business.

     The financial statements and accompanying footnotes of the Company are prepared in conformity with accounting principles generally accepted in the United States of America (GAAP). The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and benefits and expenses during the reporting period. Actual results could differ from those estimates.

     The Company offers a variety of variable annuity products where the investment risk is borne by the contractholder, not the Company, and the benefits are not guaranteed. The premiums and deposits related to these products are reported in separate accounts. The Company considers it necessary to differentiate, for financial statement purposes, the results of the risks it has assumed from those it has not.

     Certain prior year amounts have been reclassified to conform to the 2003 presentation.

     ACCOUNTING CHANGES

     CONSOLIDATION OF VARIABLE INTEREST ENTITIES

     In January 2003, the Financial Accounting Standards Board (FASB) released FASB Interpretation No. 46, "Consolidation of Variable Interest Entities" (FIN 46). FIN 46 changes the method of determining whether certain entities, including securitization entities, should be included in the Company's financial statements. An entity is subject to FIN 46 and is called a variable interest entity (VIE) if it has (1) equity that is insufficient to permit the entity to finance its activities without additional subordinated financial support from other parties, or (2) equity investors that cannot make significant decisions about the entity's operations, or that do not absorb the expected losses or receive the expected returns of the entity. All other entities are evaluated for consolidation under Statement of Financial Accounting Standards (SFAS) No. 94, "Consolidation of All Majority-Owned Subsidiaries" (SFAS 94). A VIE is consolidated by its primary beneficiary,

                     THE TRAVELERS LIFE AND ANNUITY COMPANY
                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)


     which is the party involved with the VIE that has a majority of the expected losses or a majority of the expected residual returns or both.

     For any VIEs that must be consolidated under FIN 46 that were created before February 1, 2003, the assets, liabilities and noncontrolling interest of the VIE are initially measured at their carrying amounts with any difference between the net amount added to the balance sheet and any previously recognized interest being recognized as the cumulative effect of an accounting change. If determining the carrying amounts is not practicable, fair value at the date FIN 46 first applies may be used to measure the assets, liabilities and noncontrolling interest of the VIE. In October 2003, the FASB announced that the effective date of FIN 46 was deferred from July 1, 2003 to periods ending after December 15, 2003 for VIEs created prior to February 1, 2003. The Company elected to implement the provisions of FIN 46 in the 2003 third quarter. Based upon the implementation guidance, the Company is not considered a primary beneficiary of any VIEs, thus no consolidations were required due to the implementation of FIN 46 on July 1, 2003. The Company does, however, hold a significant interest in other VIEs, none of which were material to the Company's financial statements.

     The implementation of FIN 46 encompassed a review of numerous entities to determine the impact of adoption and considerable judgment was used in evaluating whether or not a VIE should be consolidated. The FASB continues to provide additional guidance on implementing FIN 46 through FASB Staff Positions.

     In December 2003, the FASB released a revision of FIN 46 (FIN 46-R or the interpretation), which includes substantial changes from the original. The calculation of expected losses and expected residual returns have both been altered to reduce the impact of decision maker and guarantor fees in the calculation of expected residual returns and expected losses. In addition, FIN 46-R changes the definition of a variable interest. The interpretation permits adoption of either the original or the revised versions of FIN 46 until the first quarter of 2004, at which time FIN 46-R must be adopted. For 2003 year-end, the Company's financial statements are in accordance with the original.

     The Company is evaluating the impact of applying FIN 46-R to existing VIEs in which it has variable interests and has not yet completed this analysis. At this time, it is anticipated that the effect on the Company's balance sheet will be immaterial. As the Company continues to evaluate the impact of applying FIN 46-R, entities may be identified that would need to be consolidated.

     DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES

     In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities" (SFAS 149). SFAS 149 amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." In particular, this Statement clarifies under what circumstances a contract with an initial net investment meets the characteristic of a derivative and when a derivative contains a financing component that warrants special reporting in the statement of cash flows. This Statement is generally effective for contracts entered into or modified after June 30, 2003 and did not have an impact on the Company's financial statements.

                     THE TRAVELERS LIFE AND ANNUITY COMPANY
                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)


     COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES

     On January 1, 2003, the Company adopted SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities" (SFAS 146). SFAS 146 requires that a liability for costs associated with exit or disposal activities, other than in a business combination, be recognized when the liability is incurred. Previous generally accepted accounting principles provided for the recognition of such costs at the date of management's commitment to an exit plan. In addition, SFAS 146 requires that the liability be measured at fair value and be adjusted for changes in estimated cash flows.

     The provisions of the new standard are effective for exit or disposal activities initiated after December 31, 2002. The adoption of SFAS 146 did not have an impact on the Company's financial statements.

     STOCK-BASED COMPENSATION

     The Company and its employees participate in stock option plans of Citigroup. On January 1, 2003, the Company adopted the fair value recognition provisions of SFAS No. 123, "Accounting for Stock-Based Compensation" (SFAS 123), prospectively for all awards granted, modified, or settled after January 1, 2003. The prospective method is one of the adoption methods provided for under SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure", issued in December 2002.

     SFAS 123 requires that compensation cost for all stock awards be calculated and recognized over the service period (generally equal to the vesting period). This compensation cost is determined using option pricing models, intended to estimate the fair value of the awards at the grant date. Similar to Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees", the alternative method of accounting, an offsetting increase to shareholder's equity under SFAS 123 is recorded equal to the amount of compensation expense charged. The adoption of SFAS 123 did not have a significant impact on the Company's financial statements.

     BUSINESS COMBINATIONS, GOODWILL AND OTHER INTANGIBLE ASSETS

     Effective January 1, 2002, the Company adopted SFAS No. 141, "Business Combinations" (SFAS 141) and No. 142, "Goodwill and Other Intangible Assets" (SFAS 142). These standards change the accounting for business combinations by, among other things, prohibiting the prospective use of pooling-of-interests accounting and requiring companies to stop amortizing goodwill and certain intangible assets with an indefinite useful life created by business combinations accounted for using the purchase method of accounting. Instead, goodwill and intangible assets deemed to have an indefinite useful life will be subject to an annual review for impairment. All goodwill was fully amortized at December 31, 2001 and the Company did not have any other intangible assets with an indefinite useful life. Other intangible assets that are not deemed to have an indefinite useful life will continue to be amortized over their useful lives. See Note 4.

     ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES

     Effective January 1, 2001, the Company adopted SFAS 133, "Accounting for Derivative Instruments and Hedging Activities" (SFAS 133). SFAS 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other

                     THE TRAVELERS LIFE AND ANNUITY COMPANY
                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)


     contracts (collectively referred to as derivatives), and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the consolidated balance sheet and measure those instruments at fair value. If certain conditions are met, a derivative may be specifically designated as (a) a hedge of the exposure to changes in the fair value of a recognized asset or liability or an unrecognized firm commitment, (b) a hedge of the exposure to variable cash flows of a recognized asset or liability or of a forecasted transaction, or (c) a hedge of the foreign currency exposure of a net investment in a foreign operation, an unrecognized firm commitment, an available-for-sale security, or a foreign-currency-denominated forecasted transaction. The accounting for changes in the fair value of a derivative (that is, gains and losses) depends on the intended use of the derivative and the resulting designation. The cumulative effect of adopting SFAS 133 was an after-tax charge of $62 thousand included in net income and an after-tax benefit of $62 thousand included in accumulated other changes in equity from nonowner sources.

     RECOGNITION OF INTEREST INCOME AND IMPAIRMENT ON PURCHASED AND RETAINED BENEFICIAL INTEREST IN SECURITIZED FINANCIAL ASSETS

     In April 2001, the Company adopted the FASB Emerging Issues Task Force
     (EITF) 99-20, "Recognition of Interest Income and Impairment of Purchased and Retained Beneficial Interests in Securitized Financial Assets" (EITF 99-20). EITF 99-20 establishes guidance on the recognition and measurement of interest income and impairment on certain investments, e.g., certain asset-backed securities. Interest income on a beneficial interest falling within the scope of EITF 99-20 is to be recognized prospectively. The adoption of EITF 99-20 had no effect on the Company's financial statements.

     FUTURE APPLICATION OF ACCOUNTING STANDARDS

     ACCOUNTING AND REPORTING BY INSURANCE ENTERPRISES FOR CERTAIN NONTRADITIONAL LONG-DURATION CONTRACTS AND FOR SEPARATE ACCOUNTS

     In July 2003, Statement of Position 03-01 "Accounting and Reporting by Insurance Enterprises for Certain Nontraditional Long-Duration Contracts and for Separate Accounts" (SOP 03-01) was released. SOP 03-01 provides guidance on accounting and reporting by insurance enterprises for separate account presentation, accounting for an insurer's interest in a separate account, transfers to a separate account, valuation of certain liabilities, contracts with death or other benefit features, contracts that provide annuitization benefits, and sales inducements to contract holders. SOP 03-01 is effective for financial statements for fiscal years beginning after December 15, 2003. The adoption of SOP 03-01 will not have a material impact on the Company's financial statements.

     CONSOLIDATION OF VARIABLE INTEREST ENTITIES

     In December 2003, the FASB released a revision of FIN 46 (FIN 46-R). See "Consolidation of Variable Interest Entities" in the "Accounting Changes" section of this Note for a discussion of FIN 46-R.

                     THE TRAVELERS LIFE AND ANNUITY COMPANY
                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)


     ACCOUNTING POLICIES

     INVESTMENTS

     Fixed maturities include bonds, notes and redeemable preferred stocks. Fixed maturities, including financial instruments subject to securities lending agreements (see Note 2), are classified as "available for sale" and are reported at fair value, with unrealized investment gains and losses, net of income taxes, credited or charged directly to shareholder's equity. Fair values of investments in fixed maturities are based on quoted market prices or dealer quotes. If these are not available, discounted 22 expected cash flows using market rates commensurate with the credit quality and maturity of the investment are used to determine fair value. Changes in the assumptions could affect the fair values of investments. Impairments are realized when investment losses in value are deemed other-than-temporary. The Company conducts a rigorous review each quarter to identify and evaluate investments that have possible indications of impairment. An investment in a debt or equity security is impaired if its fair value falls below its cost and the decline is considered other-than-temporary. Factors considered in determining whether a loss is temporary include the length of time and extent to which fair value has been below cost; the financial condition and near-term prospects of the issuer; and the Company's ability and intent to hold the investment for a period of time sufficient to allow for any anticipated recovery. Changing economic conditions - global, regional, or related to specific issuers or industries - could result in other-than-temporary losses.

     Also included in fixed maturities are loan-backed and structured securities (including beneficial interests in securitized financial assets). Beneficial interests in securitized financial assets that are rated "A" and below are accounted for under the prospective method in accordance with EITF 99-20. Under the prospective method of accounting, the investment's effective yield and impairment for other-than-temporary losses in value are based upon projected future cash flows. All other loan-backed and structured securities are amortized using the retrospective method. The effective yield used to determine amortization is calculated based upon actual historical and projected future cash flows.

     Equity securities, which include common and non-redeemable preferred stocks, are classified as "available-for-sale" and are carried at fair value based primarily on quoted market prices. Changes in fair values of equity securities are charged or credited directly to shareholder's equity, net of income taxes.

     Mortgage loans are carried at amortized cost. A mortgage loan is considered impaired when it is probable that the Company will be unable to collect principal and interest amounts due. For mortgage loans that are determined to be impaired, a reserve is established for the difference between the amortized cost and fair market value of the underlying collateral. In estimating fair value, the Company uses interest rates reflecting the current real estate financing market.

     Short-term securities, consisting primarily of money market instruments and other debt issues purchased with a maturity of less than one year, are carried at amortized cost, which approximates fair value.

     Other invested assets include trading securities, partnership investments and real estate joint ventures which are accounted for on the equity method of accounting. Undistributed income of these

                     THE TRAVELERS LIFE AND ANNUITY COMPANY
                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)


     investments is reported in net investment income. Also included in other invested assets are policy loans which are carried at the amount of the unpaid balances that are not in excess of the net cash surrender values of the related insurance policies. The carrying value of policy loans, which have no defined maturities, is considered to be fair value.

     Accrual of investment income, included in other assets, is suspended on fixed maturities or mortgage loans that are in default, or on which it is likely that future payments will not be made as scheduled. Interest income on investments in default is recognized only as payment is received.

     DERIVATIVE FINANCIAL INSTRUMENTS

     The Company uses derivative financial instruments, including financial futures contracts, swaps, options and forward contracts as a means of hedging exposure to interest rate changes, equity price change and foreign currency risk. The Company does not hold or issue derivative instruments for trading purposes. (See Note 9 for a more detailed description of the Company's derivative use.) Derivative financial instruments in a gain position are reported in the balance sheet in other assets, derivative financial instruments in a loss position are reported in the balance sheet in other liabilities and derivatives purchased to offset embedded derivatives on variable annuity contracts are reported in other invested assets.

     To qualify for hedge accounting, the hedge relationship is designated and formally documented at inception detailing the particular risk management objective and strategy for the hedge which includes the item and risk that is being hedged, the derivative that is being used, as well as how effectiveness is being assessed. A derivative has to be highly effective in accomplishing the objective of offsetting either changes in fair value or cash flows for the risk being hedged.

     For fair value hedges, in which derivatives hedge the fair value of assets and liabilities, changes in the fair value of derivatives are reflected in realized investment gains and losses, together with changes in the fair value of the related hedged item. The net amount is reflected in current earnings. The Company's fair value hedges are primarily of available-for-sale securities.

     For cash flow hedges, the accounting treatment depends on the effectiveness of the hedge. To the extent that derivatives are effective in offsetting the variability of the hedged cash flows, changes in the derivatives' fair value will not be included in current earnings but are reported in the accumulated other changes in equity from nonowner sources. These changes in fair value will be included in earnings of future periods when earnings are also affected by the variability of the hedged cash flows. To the extent these derivatives are not effective, the ineffective portion of the changes in fair value is immediately included in realized investment gains and losses. The Company's cash flow hedges primarily include hedges of foreign denominated funding agreements and floating rate available-for-sale securities.

     The effectiveness of these hedging relationships is evaluated on a retrospective and prospective basis using quantitative measures of correlation. If a hedge relationship is found to be ineffective, it no longer qualifies as a hedge and any gains or losses attributable to such ineffectiveness as well as subsequent changes in fair value are recognized in realized investment gains and losses.

     For those fair value and cash flow hedge relationships that are terminated, hedge designations removed, or forecasted transactions that are no longer expected to occur, the hedge accounting treatment described in the paragraphs above will no longer apply. For fair value hedges, any changes to the hedged item remain as part of the basis of the asset or liability and are ultimately reflected as an element of the yield. For cash flow hedges, any changes in fair value of the end-user derivative

                     THE TRAVELERS LIFE AND ANNUITY COMPANY
                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)


     remain in the accumulated other changes in equity from nonowner sources in shareholder's equity and are included in earnings of future periods when earnings are also affected by the variability of the hedged cash flow. If the hedged relationship is discontinued because a forecasted transaction will not occur when scheduled, the accumulated changes in fair value of the end-user derivative recorded in shareholder's equity are immediately reflected in realized investment gains and losses.

     The Company enters into derivative contracts that are economic hedges but do not qualify or are not designated as hedges for accounting purposes. These derivatives are carried at fair value, with changes in value reflected in realized investment gains and losses.

     FINANCIAL INSTRUMENTS WITH EMBEDDED DERIVATIVES

     The Company bifurcates an embedded derivative where the economic characteristics and risks of the embedded instrument are not clearly and closely related to the economic characteristics and risks of the host contract, the entire instrument would not otherwise be remeasured at fair value and a separate instrument with the same terms of the embedded instrument would meet the definition of a derivative under SFAS 133.

     The Company purchases investments that have embedded derivatives, primarily convertible debt securities. These embedded derivatives are carried at fair value with changes in value reflected in realized investment gains and losses. Derivatives embedded in convertible debt securities are classified in the consolidated balance sheet as fixed maturity securities, consistent with the host instruments.

     The Company markets certain investment contracts that have embedded derivatives, primarily variable annuity contracts with put options. These embedded derivatives are carried at fair value, with changes in value reflected in realized investment gains and losses. Derivatives embedded in variable annuity contracts are classified in the consolidated balance sheet as future policy benefits and claims.

     INVESTMENT GAINS AND LOSSES

     Realized investment gains and losses are included as a component of pre-tax revenues based upon specific identification of the investments sold on the trade date. Impairments are realized when investment losses in value are deemed other-than-temporary. The Company conducts regular reviews to assess whether other-than-temporary losses exist. Changing economic conditions - global, regional, or related to specific issuers or industries - could result in other-than-temporary losses. Also included are gains and losses arising from the remeasurement of the local currency value of foreign investments to U.S. dollars, the functional currency of the Company.

     SEPARATE ACCOUNTS

     The Company has separate accounts that primarily represent funds for which investment income and investment gains and losses accrue directly to, and investment risk is borne by, the contractholders. Each of these accounts has specific investment objectives. The assets of each account are legally segregated and are not subject to claims that arise out of any other business of the Company. The assets of these accounts are carried at fair value.

                     THE TRAVELERS LIFE AND ANNUITY COMPANY
                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)


     Amounts assessed to the separate account contractholders for management services are included in revenues. Deposits, net investment income and realized investment gains and losses for these accounts are excluded from revenues, and related liability increases are excluded from benefits and expenses.

     DEFERRED ACQUISITION COSTS

     Costs of acquiring traditional life, universal life (UL) and deferred annuities are deferred. These deferred acquisition costs (DAC) include principally commissions and certain expenses related to policy issuance, underwriting and marketing, all of which vary with and are primarily related to the production of new business. The method for determining amortization of DAC varies by product type based upon three different accounting pronouncements: SFAS No. 60, "Accounting and Reporting by Insurance Enterprises" (SFAS 60), SFAS No. 91, "Accounting for Nonrefundable Fees and Costs Associated with Originating or Acquiring Loans and Initial Direct Costs of Leases" (SFAS 91) and SFAS No. 97, "Accounting and Reporting by Insurance Enterprises for Certain Long Duration Contracts and for Realized Gains and Losses from the Sale of Investments" (SFAS 97).

     DAC for deferred annuities, both fixed and variable, is amortized employing a level effective yield methodology per SFAS 91 as indicated by AICPA Practice Bulletin 8. An amortization rate is developed using the outstanding DAC balance and projected account balances. This rate is applied to actual account balances to determine the amount of DAC amortization. The projected account balances are derived using a model that contains assumptions related to investment returns and persistency. The model rate is evaluated at least annually, and changes in underlying lapse and interest rate assumptions are to be treated retrospectively. Variances in expected equity market returns versus actual returns are treated prospectively and a new amortization pattern is developed so that the DAC balances will be amortized over the remaining estimated life of the business. DAC for these products is currently being amortized over 10-15 years.

     DAC for UL is amortized in relation to estimated gross profits from surrender charges, investment, mortality, and expense margins per SFAS 97. Actual profits can vary from management's estimates resulting in increases or decreases in the rate of amortization. Re-estimates of gross profits, performed at least annually, result in retrospective adjustments to earnings by a cumulative charge or credit to income. DAC for this product is currently being amortized over 16-25 years.

     DAC relating to traditional life, including term insurance, is amortized in relation to anticipated premiums per SFAS 60. Assumptions as to the anticipated premiums are made at the date of policy issuance or acquisition and are consistently applied over the life of the policy. DAC for this product is currently being amortized over 5-20 years.

     All DAC is reviewed, at least annually, to determine if it is recoverable from future income, including investment income, and, if not recoverable, is charged to expense. All other acquisition expenses are charged to operations as incurred. See Note 4.

     VALUE OF INSURANCE IN FORCE

     The value of insurance in force, reported in other assets, is an asset that represents the actuarially determined present value of anticipated profits to be realized from annuity contracts at the date of acquisition using the same assumptions that were used for computing related liabilities, where

                     THE TRAVELERS LIFE AND ANNUITY COMPANY
                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)


     appropriate. The value of insurance in force was the actuarially determined present value of the projected future profits discounted at an interest rate of 16% for the annuity business acquired. The annuity contracts are amortized employing a level yield method over 31 years. The value of insurance in force is reviewed periodically for recoverability to determine if any adjustment is required. Adjustments, if any, are charged to income. See Note 4.

     FUTURE POLICY BENEFITS

     Future policy benefits represent liabilities for future insurance policy benefits for payout annuities and traditional life products. The annuity payout reserves are calculated using the mortality and interest assumptions used in the actual pricing of the benefit. Mortality assumptions are based on Company experience and are adjusted to reflect deviations such as substandard mortality in structured settlement benefits. The interest rates range from 2.07% to 7.85% for these annuity products with a weighted average interest rate of 6.6%, including adverse deviation. Traditional life products include whole life and term insurance. Future policy benefits for traditional life products are estimated on the basis of actuarial assumptions as to mortality, persistency and interest, established at policy issue and are based on the Company's experience, which, together with interest assumptions, include a margin for adverse deviation. Appropriate recognition has been given to experience rating and reinsurance. Interest assumptions applicable to traditional life products range from 3.0% to 7.0%, with a weighted average of 5.8%.

     CONTRACTHOLDER FUNDS

     Contractholder funds represent deposits from the issuance of UL pension investment and certain deferred annuity and structured settlement contracts. For UL contracts, contractholder fund balances are increased by receipts for mortality coverage, contract administration, surrender charges and interest accrued where one or more elements are not fixed or guaranteed. These balances are decreased by withdrawals, mortality charges and administrative expenses charged to the contractholders where these charges and expenses may not be fixed or guaranteed. Interest rates credited to contractholder funds related to universal life range from 4.0% to 5.95%, with a weighted average interest rate of 5.01%.

     Pension investment and certain annuity contracts do not contain significant insurance risk and are considered investment-type contracts. Contractholder fund balances are increased by receipts and credited interest, and reduced by withdrawals and administrative expenses charged to the contractholder. Interest rates credited to these investment-type contracts range from 1.0 % to 7.75% with a weighted average interest rate of 5.35%.

     GUARANTY FUND AND OTHER INSURANCE-RELATED ASSESSMENTS

     Included in other liabilities is the Company's estimate of its liability for guaranty fund and other insurance-related assessments. State guaranty fund assessments are based upon the Company's share of premiums written or received in one or more years prior to an insolvency occurring in the industry. Once an insolvency has occurred, the Company recognizes a liability for such assessments if it is probable that an assessment will be imposed and the amount of the assessment can be reasonably estimated. At December 31, 2003 and 2002, the Company's liability for guaranty fund assessments was not significant.

                     THE TRAVELERS LIFE AND ANNUITY COMPANY
                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)


     PERMITTED STATUTORY ACCOUNTING PRACTICES

     The Company, domiciled in the State of Connecticut, prepares statutory financial statements in accordance with the accounting practices prescribed or permitted by the State of Connecticut Insurance Department. Prescribed statutory accounting practices are those practices that are incorporated directly or by reference in state laws, regulations, and general administrative rules applicable to all insurance enterprises domiciled in a particular state. Permitted statutory accounting practices include practices not prescribed by the domiciliary state, but allowed by the domiciliary state regulatory authority. The Company does not have any permitted statutory accounting practices.

     PREMIUMS

     Premiums are recognized as revenues when due. Premiums for contracts with a limited number of premium payments, due over a significantly shorter period than the period over which benefits are provided, are considered revenue when due. The portion of premium which is not required to provide for benefits and expenses is deferred and recognized in revenues in a constant relationship to insurance benefits in force.

     FEE INCOME

     Fee income is recognized on deferred annuity and UL contracts for mortality, administrative and equity protection charges according to contract due dates. Fee income is recognized on variable annuity and universal life separate accounts either daily, monthly, quarterly or annually as per contract terms.

     OTHER REVENUES

     Other revenues include surrender penalties collected at the time of a contract surrender, and other miscellaneous charges related to annuity and universal life contracts recognized when received.

     CURRENT AND FUTURE INSURANCE BENEFITS

     Current and future insurance benefits represent charges for mortality and morbidity related to fixed annuities, universal life and term life insurance benefits.

     INTEREST CREDITED TO CONTRACTHOLDERS

     Interest credited to contractholders represents amounts earned by universal life, pension investment and certain deferred annuity contracts in accordance with contract provisions.

     FEDERAL INCOME TAXES

     The provision for federal income taxes is comprised of two components, current income taxes and deferred income taxes. Deferred federal income taxes arise from changes during the year in cumulative temporary differences between the tax basis and book basis of assets and liabilities.

                     THE TRAVELERS LIFE AND ANNUITY COMPANY
                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)


2.   INVESTMENTS

     FIXED MATURITIES

     The amortized cost and fair values of investments in fixed maturities were as follows:

                                                                              GROSS           GROSS
       DECEMBER 31, 2003                                      AMORTIZED     UNREALIZED      UNREALIZED          FAIR
       ($ IN THOUSANDS)                                          COST         GAINS           LOSSES           VALUE
       -------------------------------------------------------------------------------------------------------------------
       AVAILABLE FOR SALE:
            Mortgage-backed securities-- CMOs and
            pass-through securities                            $644,362         $18,352         $1,598         $661,116
            U.S. Treasury securities and obligations
            of U.S. Government and government agencies
            and authorities                                     192,271           4,756            731          196,296
            Obligations of states and political
            subdivisions                                         52,867           6,151             --           59,018
            Debt securities issued by foreign
            governments                                          57,656           3,386             83           60,959
            All other corporate bonds                         3,179,328         240,472          5,329        3,414,471
            All other debt securities                           903,211          59,113          3,105          959,219
            Redeemable preferred stock                            4,083           2,155             92            6,146
       -------------------------------------------------------------------------------------------------------------------
                Total Available For Sale                     $5,033,778        $334,385        $10,938       $5,357,225
       -------------------------------------------------------------------------------------------------------------------

       -------------------------------------------------------------------------------------------------------------------
                                                                              GROSS           GROSS
       DECEMBER 31, 2002                                      AMORTIZED     UNREALIZED      UNREALIZED          FAIR
       ($ IN THOUSANDS)                                          COST         GAINS           LOSSES           VALUE
       -------------------------------------------------------------------------------------------------------------------
       AVAILABLE FOR SALE:
            Mortgage-backed securities-- CMOs and
            pass-through securities                            $423,318         $21,809            $90         $445,037
            U.S. Treasury securities and obligations
            of U.S. Government and government agencies
            and authorities                                     217,602           5,958          2,115          221,445
            Obligations of states and political
            subdivisions                                         49,472           7,170             --           56,642
            Debt securities issued by foreign
            governments                                          21,530           2,146            296           23,380
            All other corporate bonds                         2,932,069         157,225         82,175        3,007,119
            All other debt securities                           737,215          35,255         10,926          761,544
            Redeemable preferred stock                            4,595           1,785          1,248            5,132
       -------------------------------------------------------------------------------------------------------------------
                Total Available For Sale                     $4,385,801        $231,348        $96,850       $4,520,299
       -------------------------------------------------------------------------------------------------------------------

     Proceeds from sales of fixed maturities classified as available for sale were $1.7 billion, $1.7 billion and $939 million in 2003, 2002 and 2001, respectively. Gross gains of $48.2 million, $85.6 million

                     THE TRAVELERS LIFE AND ANNUITY COMPANY
                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)


     and $67.0 million and gross losses of $52.4 million, $29.9 million and $22.4 million in 2003, 2002 and 2001, respectively, were realized on those sales. Additional losses of $10.2 million, $66.9 million and $11.5 million were realized due to other-than-temporary losses in value in 2003, 2002 and 2001, respectively. Impairment activity increased significantly in 2002. These prior year impairments were concentrated in telecommunication and energy company investments.

     Fair values of investments in fixed maturities are based on quoted market prices or dealer quotes or, if these are not available, discounted expected cash flows using market rates commensurate with the credit quality and maturity of the investment. The fair value of investments for which a quoted market price or dealer quote is not available amounted to $1.0 billion and $840.4 million at December 31, 2003 and 2002, respectively.

     The amortized cost and fair value of fixed maturities available for sale at December 31, 2003, by contractual maturity, are shown below. Actual maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.


     ---------------------------------------------------------------------------
                                                 AMORTIZED           FAIR
     ($ IN THOUSANDS)                               COST            VALUE
     ---------------------------------------------------------------------------

     MATURITY:
          Due in one year or less                  $210,086         $214,645
          Due after 1 year through 5 years        1,529,425        1,634,709
          Due after 5 years through 10 years      1,821,121        1,963,235
          Due after 10 years                        828,784          883,520
     ---------------------------------------------------------------------------
                                                  4,389,416        4,696,109
     ---------------------------------------------------------------------------

          Mortgage-backed securities                644,362          661,116
     ---------------------------------------------------------------------------
              Total Maturity                     $5,033,778       $5,357,225
     ---------------------------------------------------------------------------

     The Company makes significant investments in collateralized mortgage obligations (CMOs). CMOs typically have high credit quality, offer good liquidity, and provide a significant advantage in yield and total return compared to U.S. Treasury securities. The Company's investment strategy is to purchase CMO tranches which are protected against prepayment risk, including planned amortization class tranches and last cash flow tranches. Prepayment protected tranches are preferred because they provide stable cash flows in a variety of interest rate scenarios. The Company does invest in other types of CMO tranches if an assessment indicates a favorable risk/return tradeoff. The Company does not purchase residual interests in CMOs.

     At December 31, 2003 and 2002, the Company held CMOs classified as available for sale with a fair value of $332.4 million and $265.5 million, respectively. Approximately 34% and 33%, respectively, of the Company's CMO holdings are fully collateralized by GNMA, FNMA or FHLMC securities at December 31, 2003 and 2002. In addition, the Company held $327.7 million and $177.8 million of GNMA, FNMA or FHLMC mortgage-backed pass-through securities at December 31, 2003 and 2002, respectively. All of these securities are rated AAA.

                     THE TRAVELERS LIFE AND ANNUITY COMPANY
                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)


     The Company engages in securities lending transactions whereby certain securities from its portfolio are loaned to other institutions for short periods of time. The Company generally receives cash collateral from the borrower, equal to at least the market value of the loaned securities plus accrued interest, and invests in a short-term investment pool. See Note 11. The loaned securities remain a recorded asset of the Company. The Company records a liability for the amount of the cash collateral held, representing its obligation to return the cash collateral related to these loaned securities, and reports that liability as part of other liabilities in the consolidated balance sheet. At December 31, 2003 and 2002, the Company held cash collateral of $154.0 million and $149.0 million, respectively.

     The Company participates in dollar roll repurchase transactions as a way to generate investment income. These transactions involve the sale of mortgage-backed securities with the agreement to repurchase substantially the same securities from the same counterparty. Cash is received from the sale, which is invested in the Company's short-term money market pool. The cash is returned at the end of the roll period when the mortgage-backed securities are repurchased. The Company will generate additional investment income based upon the difference between the sale and repurchase prices.

     These transactions are recorded as secured borrowings. The mortgage-backed securities remain recorded as assets. The cash proceeds are reflected in short-term investments and a liability is established to reflect the Company's obligation to repurchase the securities at the end of the roll period. This liability is classified as other liabilities in the balance sheets and fluctuates based upon the timing of the repayments. The balances were insignificant at December 31, 2003 and 2002, respectively.

     EQUITY SECURITIES

     The cost and fair values of investments in equity securities were as follows:

     ---------------------------------------------------------------------------
                                                   GROSS       GROSS
                                                 UNREALIZED  UNREALIZED    FAIR
     ($ IN THOUSANDS)                      COST    GAINS       LOSSES     VALUE
     ---------------------------------------------------------------------------

     DECEMBER 31, 2003
        Common stocks                     $1,645    $343        $249     $1,739
        Non-redeemable preferred stocks    6,608      30          70      6,568
     ---------------------------------------------------------------------------
            Total Equity Securities       $8,253    $373        $319     $8,307
     ---------------------------------------------------------------------------

     DECEMBER 31, 2002
        Common stocks                     $2,599     $37        $699     $1,937
        Non-redeemable preferred stocks   12,340     394         176     12,558
     ---------------------------------------------------------------------------
            Total Equity Securities      $14,939    $431        $875    $14,495
     ---------------------------------------------------------------------------

     Proceeds from sales of equity securities were $7.8 million, $35.6 million and $6.4 million in 2003, 2002 and 2001, respectively. Gross gains and losses on sales and impairments were insignificant.

     OTHER-THAN-TEMPORARY LOSSES ON INVESTMENTS

     At December 31, 2003, the cost of approximately 220 investments in fixed maturity and equity securities exceeded their fair value by $11.3 million. Of the $11.3 million, $9.2 million represents

                     THE TRAVELERS LIFE AND ANNUITY COMPANY
                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                                   (CONTINUED)


     fixed maturity investments that have been in a gross unrealized loss position for less than a year and of these 87% are rated investment grade. Fixed maturity investments that have been in a gross unrealized loss position for a year or more total $1.8 million and 32% of these are rated investment grade. The gross unrealized loss on equity securities was $.3 million at December 31, 2003.

     Management has determined that the unrealized losses on the Company's investments in fixed maturity and equity securities at December 31, 2003 are temporary in nature. The Company conducts a rigorous review each quarter to identify and evaluate investments that have possible indications of impairment. An investment in a debt or equity security is impaired if its fair value falls below its cost and the decline is considered other-than-temporary. Factors considered in determining whether a loss is temporary include the length of time and extent to which fair value has been below cost; the financial condition and near-term prospects of the issuer; and the Company's ability and intent to hold the investment for a period of time sufficient to allow for any anticipated recovery. The Company's review for impairment generally entails:

          o Identification and evaluation of investments that have possible indications of impairment;

          o Analysis of individual investments that have fair values less than 80% of amortized cost, including consideration of length of time the investment has been in an unrealized loss position.

          o Discussion of evidential matter, including an evaluation of factors or triggers that would or could cause individual investments to qualify as having other-than-temporary impairments and those that would not support other-than-temporary impairment;

          o Documentation of the results of these analyses, as required under business policies.


     The table below shows the fair value of investments in fixed maturities and equity securities in an unrealized loss position at December 31, 2003:

                                                                Gross Unrealized Losses
                                                                -----------------------
                                                    Less Than One Year          One Year or Longer                 Total
                                                ------------------------------------------------------------------------------------
                                                                     Gross                        Gross                      Gross
                                                       Fair     Unrealized          Fair     Unrealized         Fair    Unrealized
($ IN THOUSANDS)                                      Value         Losses         Value         Losses        Value        Losses
------------------------------------------------------------------------------------------------------------------------------------
Fixed maturity securities available-for-sale:
Mortgage-backed securities-CMO's and
    pass-through securities                        $142,683         $1,598           $--            $--     $142,683        $1,598
U.S. Treasury securities and obligations of
    U.S. Government and government agencies
    and authorities                                 132,402            731            --             --      132,402           731
Debt securities issued by foreign governments         2,183             83            --             --        2,183            83
All other corporate bonds                           237,621          4,266        19,461          1,063      257,082         5,329
All other debt securities                           122,769          2,461        20,054            644      142,823         3,105
Redeemable preferred stock                              650             41           659             51        1,309            92
------------------------------------------------------------------------------------------------------------------------------------
Total fixed maturities                             $638,308         $9,180       $40,174         $1,758     $678,482       $10,938
Equity securities                                    $2,642            $56          $946           $263       $3,588          $319
------------------------------------------------------------------------------------------------------------------------------------

                     THE TRAVELERS LIFE AND ANNUITY COMPANY
                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)


     MORTGAGE LOANS

     At December 31, 2003 and 2002, the Company's mortgage loan portfolios consisted of the following:

     ---------------------------------------------------------------------------
     ($ IN THOUSANDS)                                  2003           2002
     ---------------------------------------------------------------------------
     Current Mortgage Loans                          $135,347        $130,303
     Underperforming Mortgage Loans                        --           3,775
     ---------------------------------------------------------------------------
          Total                                      $135,347        $134,078
     ---------------------------------------------------------------------------

     Underperforming assets include delinquent mortgage loans over 90 days past due, loans in the process of foreclosure and loans modified at interest rates below market.

     Aggregate annual maturities on mortgage loans at December 31, 2003 are as shown below. Actual maturities will differ from contractual maturities because borrowers may have the right to prepay obligations with or without prepayment penalties.

        ---------------------------------------------------------------------
             YEAR ENDING DECEMBER 31,
             ($ IN THOUSANDS)
        ---------------------------------------------------------------------
             2004                                                   $11,301
             2005                                                     6,137
             2006                                                    27,827
             2007                                                     5,155
             2008                                                     5,804
             Thereafter                                              79,123
             ----------------------------------------------------------------
                  Total                                            $135,347
             ================================================================

     OTHER INVESTED ASSETS

     Other invested assets are composed of the following:

        ------------------------------------------------------------------------
        ($ IN MILLIONS)                                    2003           2002
        ------------------------------------------------------------------------
        Private equity and arbitrage investments          $203           $142
        Derivatives                                        115            162
        Trading Securities                                  33             27
        Policy Loans                                        27             28
        Real estate investments                             15             26
        ------------------------------------------------------------------------
        Total                                             $393           $385
        ------------------------------------------------------------------------

                     THE TRAVELERS LIFE AND ANNUITY COMPANY
                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)


     CONCENTRATIONS

     The Company participates in a short-term investment pool maintained by TIC. See Note 11.

     The Company's industry concentrations of investments, excluding those in federal and government agencies, primarily fixed maturities at fair value, were as follows:

        ---------------------------------------------------------------------
        ($ IN THOUSANDS)                              2003          2002
        ---------------------------------------------------------------------
        Finance                                     $555,067      $562,179
        Electric Utilities                           454,960       512,950
        Banking                                      364,094       265,442
        Media                                        354,213       324,008
        Telecommunications                           287,955       304,171
        Insurance                                    261,198       200,525
        ---------------------------------------------------------------------

     The Company held investments in foreign banks in the amount of $152 million and $147 million at December 31, 2003 and 2002, respectively, which are included in the table above.

     The Company defines its below investment grade assets as those securities rated Ba1 by Moody's Investor Services (or its equivalent) or below by external rating agencies, or the equivalent by internal analysts when a public rating does not exist. Such assets include publicly traded below investment grade bonds and certain other privately issued bonds and notes that are classified as below investment grade. Below investment grade assets included in the preceding table include $157 million and $109 million in Electric Utilities, $31 million and $35 million in Media, and $34 million and $53 million in Telecommunications at December 31, 2003 and 2002, respectively. Below investment grade assets in other categories were insignificant. Total below investment grade assets were $506 million and $414 million at December 31, 2003 and 2002, respectively.

     Included in mortgage loans were the following group concentrations:

         ($ IN THOUSANDS)
        ---------------------------------------------------------------------
        At December 31,                                   2003          2002
        ---------------------------------------------------------------------
        STATE
        California                                     $34,304       $42,169
        New York                                        30,766        22,636
        ---------------------------------------------------------------------
        PROPERTY TYPE
        Agricultural                                   $63,672       $79,075
        Office                                          61,812        44,094
        ---------------------------------------------------------------------

     The Company monitors creditworthiness of counterparties to all financial instruments by using controls that include credit approvals, credit limits and other monitoring procedures. Collateral for fixed maturities often includes pledges of assets, including stock and other assets, guarantees and letters of credit. The Company's underwriting standards with respect to new mortgage loans generally require loan to value ratios of 75% or less at the time of mortgage origination.

                     THE TRAVELERS LIFE AND ANNUITY COMPANY
                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)


     RESTRUCTURED INVESTMENTS

     Mortgage loan and debt securities which were restructured at below market terms at December 31, 2003 and 2002 were insignificant. The new terms of restructured investments typically defer a portion of contract interest payments to varying future periods. Gross interest income on restructured assets that would have been recorded in accordance with the original terms of such assets was insignificant. Interest on these assets, included in net investment income, was insignificant.

     NET INVESTMENT INCOME

        ------------------------------------------------------------------------
        FOR THE YEAR ENDED DECEMBER 31,
        ($ IN THOUSANDS)                           2003       2002       2001
        ------------------------------------------------------------------------
        GROSS INVESTMENT INCOME
           Fixed maturities                      $316,790   $276,818   $217,813
           Other invested assets                   33,118     27,886     22,542
           Mortgage loans                          10,931     10,578     11,327
           Other                                      935      1,402      2,227
        ------------------------------------------------------------------------
               Total gross investment income      361,774    316,684    253,909
        ------------------------------------------------------------------------
         Investment expenses                        5,311      4,738      2,855
        ------------------------------------------------------------------------
        Net investment income                    $356,463   $311,946   $251,054
        ------------------------------------------------------------------------

                     THE TRAVELERS LIFE AND ANNUITY COMPANY
                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)


     REALIZED AND UNREALIZED INVESTMENT GAINS (LOSSES)

     Net realized investment gains (losses) for the periods were as follows:

      --------------------------------------------------------------------------------------
      FOR THE YEAR ENDED DECEMBER 31,
      ($ IN THOUSANDS)                                      2003         2002       2001
      --------------------------------------------------------------------------------------
      REALIZED
         Fixed maturities                               $(14,361)    $(11,185)    $33,061
         Other invested assets                             8,152      (19,423)     (4,980)
         Mortgage loans                                     (886)         (61)       (707)
         Other                                              (107)         85       (1,230)
      --------------------------------------------------------------------------------------
           Total realized investment gains (losses)      $(7,202)    $(30,584)    $26,144
      --------------------------------------------------------------------------------------

Changes in net unrealized investment gains (losses) that are included as accumulated other changes in equity from nonowner sources in shareholder's equity were as follows:

      --------------------------------------------------------------------------------------
      FOR THE YEAR ENDED DECEMBER 31,
      ($ IN THOUSANDS)                                       2003         2002       2001
      --------------------------------------------------------------------------------------
      UNREALIZED
        Fixed maturities                                 $188,949      $91,013    $14,761
        Other invested assets                              (2,805       22,449    (16,182)
      --------------------------------------------------------------------------------------
          Total unrealized investment gains (losses)      186,144      113,462     (1,421)
        Related taxes                                      65,151       39,712       (497)
      --------------------------------------------------------------------------------------
        Change in unrealized investment gains (losses)    120,993       73,750      (924)
        Balance beginning of year                          86,448       12,698     13,622
      --------------------------------------------------------------------------------------
          Balance end of year                            $207,441      $86,448    $12,698
      --------------------------------------------------------------------------------------


3.   REINSURANCE

     The Company uses reinsurance in order to limit losses, minimize exposure to large risks, provide additional capacity for future growth and to effect business-sharing arrangements. Reinsurance is accomplished through various plans of reinsurance, primarily yearly renewable term (YRT) coinsurance and modified coinsurance. The Company remains primarily liable as the direct insurer on all risks reinsured.

     Since 1997 the majority of UL business has been reinsured under an 80%/20% YRT quota share reinsurance program and term life business has been reinsured under a 90%/10% YRT quota share reinsurance program. Beginning in September, 2002, newly issued term life business has been reinsured under a 90%/10% coinsurance quota share reinsurance program. Maximum retention of $2.5 million is generally reached on policies in excess of $12.5 million for UL and $25.0 million for term insurance. For other plans of insurance, it is the policy of the Company to obtain reinsurance for amounts above certain retention limits on individual life policies, which limits vary with age and underwriting classification. Generally, the maximum retention on an ordinary life risk is $2.5 million.

     Total life insurance in-force ceded under reinsurance contracts was $35.0 billion and $29.3 billion at December 31, 2003 and 2002, including $4.5 million and $6.0 million, respectively to TIC. Total life

                     THE TRAVELERS LIFE AND ANNUITY COMPANY
                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)


     insurance premiums ceded were $24.9 million, $14.9 million and $11.9 million in 2003, 2002 and 2001, respectively. Ceded premiums paid to TIC were insignificant for these same periods.

     Prior to April 1, 2001, the Company also reinsured substantially all of the guaranteed minimum death benefit (GMDB) on its variable annuity product. Total variable annuity account balances with GMDB were $9.9 billion, including $5.4 billion or 55% which was reinsured, and $7.1 billion, of which $4.9 billion or 69% is reinsured at December 31, 2003 and 2002, respectively. GMDB is payable upon the death of a contractholder. When the benefit payable is greater than the account value of the variable annuity, the difference is called the net amount at risk (NAR). NAR was $887 million and $2.2 billion at December 31, 2003 and 2002, respectively. NAR included $816 million, or 92%, and $1.9 billion, or 86%, which was reinsured at December 31, 2003 and 2002, respectively.

4.   INTANGIBLE ASSETS

     The Company has two intangible, amortizable assets, DAC and the value of insurance in force. The following is a summary of capitalized DAC by product type:


                                        Traditional  Deferred
       ($ IN MILLIONS)                      Life     Annuity    UL       Total
       -------------------------------------------------------------------------

       Beginning balance
       January 1, 2002                     $47.7     $511.5   $255.2     $814.4

        Commissions and expenses deferred   16.5      169.4    130.8      316.7

        Amortization expense                (8.9)     (72.6)    (9.3)     (90.8)

        Underlying lapse and interest rate
          assumptions                         --       29.8       --       29.8

        Amortization related to FAS 91
          reassessment                        --       (6.0)      --       (6.0)

       -------------------------------------------------------------------------
       Balance December 31, 2002            55.3      632.1    376.7    1,064.1

       Commissions and expenses deferred    14.3      172.1    164.9      351.3

       Amortization expense                (10.2)    (107.6)   (18.5)    (136.3)
       -------------------------------------------------------------------------
       Balance December 31, 2003           $59.4     $696.6   $523.1   $1,279.1
       -------------------------------------------------------------------------


     The value of insurance in force totaled illion and $12.5 million at December 31, 2003 and 2002, respectively, and was reported in other assets. Amortization expense of value of insurance in force was insignificant for 2003, 2002 and 2001.

5.   DEPOSIT FUNDS AND RESERVES

     At December 31, 2003 and 2002, the Company had $5.6 billion and $5.0 billion of life and annuity deposit funds and reserves, respectively. Of those totals, $1.6 billion were not subject to discretionary withdrawal based on contract terms for 2003 and 2002. The remaining amounts were life and annuity products that were subject to discretionary withdrawal by the contractholders.

                     THE TRAVELERS LIFE AND ANNUITY COMPANY
                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)


     Included in the amounts that are subject to discretionary withdrawal were $2.6 billion and $2.4 billion of liabilities that are surrenderable with market value adjustments. Also included are an additional $1.3 billion and $.9 billion of life insurance and individual annuity liabilities which are subject to discretionary withdrawals with an average surrender charge of 4.7% and 4.2%, respectively. The remaining $.1 billion in 2003, and $.1 billion in 2002, is surrenderable without charge. The life insurance risks would have to be underwritten again if transferred to another carrier, which is considered a significant deterrent for long-term policyholders. Insurance liabilities that are surrendered or withdrawn from the Company are reduced by outstanding policy loans and related accrued interest prior to payout.

6.   FEDERAL INCOME TAXES

     EFFECTIVE TAX RATE
         ($ IN THOUSANDS)

       -------------------------------------------------------------------------
       FOR THE YEAR ENDED DECEMBER 31,           2003         2002         2001
       -------------------------------------------------------------------------
       Income before federal income taxes    $154,048     $159,024     $176,249
       Statutory tax rate                          35%          35%          35%
       -------------------------------------------------------------------------
       Expected federal income taxes           53,917       55,658       61,687
       Tax effect of:
            Non-taxable investment income     (11,626)          --          (36)
            Tax reserve release                (7,852)          --           --
            Other, net                            149            4         (562)
       -------------------------------------------------------------------------
       Federal income taxes                   $34,588      $55,654      $61,089
       =========================================================================
       Effective tax rate                          22%          35%          35%
       -------------------------------------------------------------------------


       COMPOSITION OF FEDERAL INCOME TAXES
       Current:
            United States                     $72,983     $(30,830)    $(19,007)
            Foreign                               440         (313)          --
       -------------------------------------------------------------------------
            Total                              73,423      (31,143)     (19,007)
       -------------------------------------------------------------------------
       Deferred:
            United States                     (38,835)      86,797       80,096
            Foreign                                --           --           --
       -------------------------------------------------------------------------
            Total                             (38,835)      86,797       80,096
       -------------------------------------------------------------------------
       Federal income taxes                   $34,588      $55,654      $61,089
       =========================================================================

                     THE TRAVELERS LIFE AND ANNUITY COMPANY
                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)


     The net deferred tax liabilities at December 31, 2003 and 2002 were comprised of the tax effects of temporary differences related to the following assets and liabilities:


      ($ IN THOUSANDS)                                 2003              2002
      --------------------------------------------------------------------------
      Deferred Tax Assets:
         Benefit, reinsurance and other reserves   $251,017          $151,454
         Other                                        6,496             2,286
      --------------------------------------------------------------------------
             Total                                  257,513           153,740
      --------------------------------------------------------------------------

      Deferred Tax Liabilities:
         Investments, net                           (117,613)          (48,363)
         Deferred acquisition costs and
            value of insurance in force             (363,670)         (303,652)
         Other                                        (1,051)           (1,075)
      --------------------------------------------------------------------------
             Total                                  (482,334)         (353,090)
      --------------------------------------------------------------------------

      Net Deferred Tax Liability                   $(224,821)        $(199,350)
      --------------------------------------------------------------------------

     TIC and its subsidiaries, including the Company, file a consolidated federal income tax return with Citigroup. Federal income taxes are allocated to each member of the consolidated group, according to a Tax Sharing Agreement (the Agreement), on a separate return basis adjusted for credits and other amounts required by the Agreement. TLAC had a $9.1 million recoverable from TIC at December 31, 2003 and a $53.6 million payable to TIC at December 31, 2002 pursuant to the Agreement.

     At December 31, 2003 and 2002, the Company had no ordinary or capital loss carryforwards.

     The policyholders' surplus account, which arose under prior tax law, is generally that portion of the gain from operations that has not been subjected to tax, plus certain deductions. The balance of this account is approximately $2.1 million. Income taxes are not provided for on this amount because under current U.S. tax rules such taxes will become payable only to the extent such amounts are distributed as a dividend or exceed limits prescribed by federal law. Distributions are not contemplated from this account. At current rates the maximum amount of such tax would be approximately $700 thousand.

7.   SHAREHOLDER'S EQUITY

     SHAREHOLDER'S EQUITY AND DIVIDEND AVAILABILITY

     The Company's statutory net income (loss) was $37.3 million, $(133.9) million and $(73.4) million for the years ended December 31, 2003, 2002 and 2001, respectively. Statutory capital and surplus was $494 million and $397 million at December 31, 2003 and 2002, respectively.

     Effective January 1, 2001, the Company began preparing its statutory basis financial statements in accordance with the National Association of Insurance Commissioners' ACCOUNTING PRACTICES AND PROCEDURES MANUAL - VERSION EFFECTIVE JANUARY 1, 2001, subject to any deviations prescribed or

                     THE TRAVELERS LIFE AND ANNUITY COMPANY
                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)


     permitted by its domicilary insurance commissioner (see Permitted Statutory Accounting Practices in Note 1). The impact of this change on statutory capital and surplus was not significant.

     The Company is currently subject to various regulatory restrictions that limit the maximum amount of dividends available to be paid to its parent without prior approval of insurance regulatory authorities. In accordance with Connecticut statutes, after reducing the Company's unassigned funds (surplus) by 25% of the change in net unrealized capital gains, the Company may not pay dividends during 2004 without prior approval of the State of Connecticut Insurance Department.

     ACCUMULATED OTHER CHANGES IN EQUITY FROM NONOWNER SOURCES, NET OF TAX

     Changes in each component of Accumulated Other Changes in Equity from Nonowner Sources were as follows:

                                                                      NET                                ACCUMULATED
                                                                   UNREALIZED         DERIVATIVE       OTHER CHANGES
                                                                  GAIN/LOSS ON      INSTRUMENTS &     IN EQUITY FROM
                                                                   INVESTMENT          HEDGING              NONOWNER
       ($ IN THOUSANDS)                                            SECURITIES         ACTIVITIES             SOURCES
       --------------------------------------------------------------------------------------------------------------
       BALANCE, JANUARY 1, 2001                                        $13,622            $--              $13,622
       Cumulative effect of change in accounting for derivative
          instruments and hedging activities, net of tax of $33             --             62                   62
       Unrealized gains on investment securities,
          net of tax of $10,673                                         19,821             --               19,821
       Less: Reclassification adjustment for gains
          included in net income, net of tax of $(11,170)              (20,745)            --              (20,745)
       Add: Derivative instrument hedging activity gains, net of            --          3,324                3,324
          tax of $1,789
       --------------------------------------------------------------------------------------------------------------
       PERIOD CHANGE                                                      (924)         3,386                2,462
       --------------------------------------------------------------------------------------------------------------

       BALANCE, DECEMBER 31, 2001                                       12,698          3,386               16,084
       Unrealized gains on investment securities, net of
          tax of $35,352                                                65,653             --               65,653
       Add: Reclassification adjustment for losses included in net
          income, net of tax of $4,360                                   8,097             --                8,097
       Add:  Derivative instrument hedging activity gains, net of           --          5,107                5,107
          tax of $2,750
       --------------------------------------------------------------------------------------------------------------
       PERIOD CHANGE                                                    73,750          5,107               78,857
       --------------------------------------------------------------------------------------------------------------

       BALANCE, DECEMBER 31, 2002                                       86,448          8,493               94,941
       Unrealized gains on investment securities,
          net of tax of $60,482                                        112,322             --              112,322
       Add: Reclassification adjustment for losses included in net
          income, net of tax of $4,669                                   8,671             --                8,671
       Less:  Derivative instrument hedging activity loss, net of
          tax benefits of $(845)                                            --         (1,568)              (1,568)
       --------------------------------------------------------------------------------------------------------------
       PERIOD CHANGE                                                   120,993         (1,568)             119,425
       --------------------------------------------------------------------------------------------------------------
       BALANCE, DECEMBER 31, 2003                                     $207,441         $6,925             $214,366
       --------------------------------------------------------------------------------------------------------------

                     THE TRAVELERS LIFE AND ANNUITY COMPANY
                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)


8.   BENEFIT PLANS

     PENSION AND OTHER POSTRETIREMENT BENEFITS

     The Company participates in a qualified, noncontributory defined benefit pension plan, a non-qualified pension plan and other postretirement benefits to retired employees through plans sponsored by Citigroup. The Company's share of net expense for these plans was not significant for 2003, 2002 and 2001.

     401(K) SAVINGS PLAN

     Substantially all of the Company's employees are eligible to participate in a 401(k) savings plan sponsored by Citigroup. See Note 11. The Company's expenses in connection with the 401(k) savings plan were not significant in 2003, 2002 and 2001.


9.   DERIVATIVE FINANCIAL INSTRUMENTS AND FAIR VALUE OF FINANCIAL INSTRUMENTS

     DERIVATIVE FINANCIAL INSTRUMENTS

     The Company uses derivative financial instruments, including financial futures, interest rate swaps, options and forward contracts, as a means of hedging exposure to foreign currency, equity price changes and/or interest rate risk on anticipated transactions or existing assets and liabilities. The Company does not hold or issue derivative instruments for trading purposes.

     The Company uses exchange traded financial futures contracts to manage its exposure to changes in interest rates that arise from the sale of certain insurance and investment products, or the need to reinvest proceeds from the sale or maturity of investments. To hedge against adverse changes in interest rates, the Company enters long or short positions in financial futures contracts, which offset asset price changes resulting from changes in market interest rates until an investment is purchased, or a product is sold. Futures contracts are commitments to buy or sell at a future date a financial instrument, at a contracted price, and may be settled in cash or through delivery.

     The Company uses equity option contracts to manage its exposure to changes in equity market prices that arise from the sale of certain insurance products. To hedge against adverse changes in the equity market prices, the Company enters long positions in equity option contracts with major financial institutions. These contracts allow the Company, for a fee, the right to receive a payment if the Standard and Poor's 500 Index falls below agreed upon strike prices.

     The Company enters into interest rate swaps in connection with other financial instruments to provide greater risk diversification and better match assets and liabilities. Under interest rate swaps, the Company agrees with other parties to exchange, at specified intervals, the difference between fixed rate and floating rate interest amounts calculated by reference to an agreed notional principal amount. Generally, no cash is exchanged at the outset of the contract and no principal payments are made by either party. A single net payment is usually made by one counterparty at each due date.

     Forward contracts are used on an ongoing basis to hedge the Company's exposure to foreign currency exchange rates that result from the net investment in the Company's direct foreign currency investments. To hedge against adverse changes in exchange rates, the Company enters into contracts

                     THE TRAVELERS LIFE AND ANNUITY COMPANY
                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)


     to exchange foreign currency for U.S. Dollars with major financial institutions. These contracts cannot be settled prior to maturity. At the maturity date the Company must purchase the foreign currency necessary to settle the contracts.

     Several of the Company's hedging strategies do not qualify or are not designated as hedges for accounting purposes. This can occur when the hedged item is carried at fair value with changes in fair value recorded in earnings, the derivative contracts are used in a macro hedging strategy, the hedge is not expected to be highly effective, or structuring the hedge to qualify for hedge accounting is too costly or time consuming.

     The Company monitors creditworthiness of counterparties to these financial instruments by using criteria of acceptable risk that are consistent with on-balance-sheet financial instruments. The controls include credit approvals, limits and other monitoring procedures. Additionally, the Company enters into collateral agreements with its derivative counterparties. As of December 31, 2003 the Company held collateral under these contracts amounting to approximately $69.7million.

     The following table summarizes certain information related to the Company's hedging activities for the years ended December 31, 2003 and 2002:

                                             Year Ended          Year Ended
     ($ IN THOUSANDS)                    December 31, 2003   December 31, 2002
     ---------------------------------------------------------------------------
     Hedge ineffectiveness recognized
        related to fair value hedges          $(3,309)            $(5,215)
     Hedge ineffectiveness recognized
        related to cash flow hedges              (296)              1,141
     Net gain or loss from economic
        hedges in earnings                      8,076             (13,597)

     During the year ended December 31, 2002 the Company recorded a gain of $.3 million from discontinued forecasted transactions. There was no such gain in 2003.

     Cash flow transaction amounts expected to be reclassified from accumulated other changes in equity from nonowner sources into pre-tax earnings within twelve months from December 31, 2003 is not significant.

     The Company had interest rate and equity options with fair values of $115.1 million and $161.7 million, at December 31, 2003 and 2002, respectively. Included in these amounts were $3.5 million and $4.8 million with affiliates, respectively.

     FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK

     In the normal course of business, the Company issues fixed and variable rate loan commitments and has unfunded commitments to partnerships and joint ventures. All of these commitments are to unaffiliated entities. The notional values of loan commitments at December 31, 2003 and 2002 were $6.2 million and $23.9 million respectively. The notional values of unfunded commitments were $31.0 million and $35.5 million at December 31, 2003 and 2002, respectively.

                     THE TRAVELERS LIFE AND ANNUITY COMPANY
                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)


     FAIR VALUE OF CERTAIN FINANCIAL INSTRUMENTS

     The Company uses various financial instruments in the normal course of its business. Certain insurance contracts are excluded by SFAS No. 107, "Disclosure about Fair Value of Financial Instruments," and therefore are not included in the amounts discussed.

     At December 31, 2003, investments in fixed maturities had a carrying value and a fair value of $5.4 billion compared with a carrying value and a fair value of $4.5 billion at December 31, 2002. See Notes 1 and 2.

     At December 31, 2003, mortgage loans had a carrying value of $135.4 million and a fair value of $147.6 million and at December 31, 2002 had a carrying value of $134.1 million and a fair value of $148.0 million. In estimating fair value, the Company used interest rates reflecting the current real estate financing market.

     The carrying values of short-term securities were $195.3 million and $475.4 million in 2003 and 2002, respectively, which approximated their fair values. Policy loans which are included in other invested assets had carrying values of $26.8 million and $27.4 million in 2003 and 2002, respectively, which also approximated their fair values.

     The carrying values of $260.6 million and $151.5 million of financial instruments classified as other assets approximated their fair values at December 31, 2003 and 2002, respectively. The carrying values of $439.2 million and $319.8 million of financial instruments classified as other liabilities also approximated their fair values at December 31, 2003 and 2002, respectively. Fair value is determined using various methods, including discounted cash flows, as appropriate for the various financial instruments.

     At December 31, 2003, contractholder funds with defined maturities had a carrying value of $2.8 billion and a fair value of $3.0 billion, compared with a carrying value of $2.7 billion and a fair value of $2.9 billion at December 31, 2002. The fair value of these contracts is determined by discounting expected cash flows at an interest rate commensurate with the Company's credit risk and the expected timing of cash flows. Contractholder funds without defined maturities had a carrying value of $677.7 million and a fair value of $527.3 million at December 31, 2003, compared with a carrying value of $605 million and a fair value of $416.2 million at December 31, 2002. These contracts generally are valued at surrender value.

10.  COMMITMENTS AND CONTINGENCIES

     LITIGATION

     In 2003, several issues in the mutual fund and variable insurance product industries have come under the scrutiny of federal and state regulators. Like many other companies in our industry, the Company has received a request for information from the Securities and Exchange Commission (SEC) and a subpoena from the New York Attorney General regarding market timing and late trading. In March 2004 the SEC requested additional information about the Company's variable product operations on market timing, late trading and revenue sharing. The Company is cooperating fully with all of these reviews and is not able to predict their outcomes.

                     THE TRAVELERS LIFE AND ANNUITY COMPANY
                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)


     In the ordinary course of business, the Company is a defendant or co-defendant in various litigation matters incidental to and typical of the businesses in which it is engaged. In the opinion of the Company's management, the ultimate resolution of these legal proceedings would not be likely to have a material adverse effect on the Company's results of operations, financial condition or liquidity.

11.  RELATED PARTY TRANSACTIONS

     TIC handles banking functions, including payment of salaries and expenses for the Company and some of its non-insurance affiliates. In addition, Citigroup and certain of its subsidiaries provide investment management and accounting services, data processing services, benefit management and administration, property management and investment technology services to the Company as of December 31, 2003 and 2002. At December 31, 2001 the majority of these services were provided by either Citigroup and its subsidiaries or TPC, a former affiliate. Charges for these services are shared by the Company and TIC on cost allocation methods, based generally on estimated usage by department and were insignificant for the Company in 2003, 2002 and 2001.

     TIC maintains a short-term investment pool in which the Company participates. The position of each company participating in the pool is calculated and adjusted daily. At December 31, 2003 and 2002, the pool totaled approximately $3.8 billion and $4.2 billion, respectively. The Company's share of the pool amounted to $124.6 million and $356.0 million at December 31, 2003 and 2002, respectively, and is included in short-term securities in the balance sheet.

     At December 31, 2003 and 2002, the Company had investments in Tribeca Citigroup Investments Ltd., an affiliate of the Company, in the amounts of $25.5 million and $26.7 million, respectively. Income of $6.6 million, $1.9 million and $4.5 million was earned on these investments in 2003, 2002 and 2001, respectively. The Company also had investments in an affiliated joint venture, Tishman Speyer, in the amount of $11.8 million and $24.1 million at December 31, 2003 and 2002, respectively. Income earned on these investments in 2003 was insignificant and was $19.8 million and $8.5 million in 2002 and 2001, respectively.

     In the ordinary course of business, the Company purchases and sells securities through affiliated broker-dealers. These transactions are conducted on an arm's length basis.

     At December 31, 2003 and 2002 the Company had outstanding loaned securities to its affiliate Smith Barney (SB), a division of Citigroup Global Markets Inc., in the amount of $7.1 million and $10.2 million, respectively.

     The Company has other affiliated investments. The individual investment with any one affiliate was insignificant at December 31, 2003 and 2002.

     The Company's Travelers Target Maturity (TTM) Modified Guaranteed Annuity Contracts are subject to a limited guarantee agreement by TIC in a principal amount of up to $450 million. TIC's obligation is to pay in full to any owner or beneficiary of the TTM Modified Guaranteed Annuity Contracts principal and interest as and when due under the annuity contract to the extent that the Company fails to make such payment. In addition, TIC guarantees that the Company will maintain a minimum statutory capital and surplus level.

                     THE TRAVELERS LIFE AND ANNUITY COMPANY
                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)


     The Company distributes fixed and variable annuity products through SB. Premiums and deposits related to these products were $.7 billion, $.8 billion and $1.2 billion in 2003, 2002 and 2001, respectively. The Company also markets term and universal life products through SB. Premiums related to such products were $87.5 million, $87.2 million and $74.5 million in 2003, 2002 and 2001, respectively. Commissions and fees paid to SB were $56.7 million, $57.5 million and $68.1 million in 2003, 2002 and 2001, respectively.

     The Company also distributes deferred annuity products through its affiliates Primerica Financial Services (PFS), CitiStreet Retirement Services, a division of CitiStreet LLC, (together with its subsidiaries, CitiStreet) and Citibank, N.A. (Citibank). Deposits received from PFS were $628 million, $662 million and $738 million in 2003, 2002 and 2001, respectively. Commissions and fees paid to PFS were $52.4 million, $47.1 million and $51.6 million in 2003, 2002 and 2001, respectively.

     Deposits from Citibank and CitiStreet were $162 million and $82 million respectively, for 2003, $117 million and $184 million, respectively, for 2002, and $166 million and $136 million, respectively, for 2001. Commissions and fees paid to Citibank and CitiStreet were $12.4 million and $2.3 million, respectively, in 2003, $7.2 million and $2.6 million, respectively, in 2002 and $9.8 million and $2.9 million, respectively, in 2001 .

     The Company participates in a stock option plan sponsored by Citigroup that provides for the granting of stock options in Citigroup common stock to officers and other employees. To further encourage employee stock ownership, Citigroup introduced the WealthBuilder stock option program during 1997 and the Citigroup Ownership Program in 2001. Under these programs, all employees meeting established requirements have been granted Citigroup stock options.
     During 2001,

     Citigroup introduced the Citigroup 2001 Stock Purchase Program for new employees, which allowed eligible employees of Citigroup, including the Company's employees, to enter into fixed subscription agreements to purchase shares at the market value on the date of the agreements. During 2003 Citigroup introduced the Citigroup 2003 Stock Purchase Program, which allowed eligible employees of Citigroup, including the Company's employees, to enter into fixed subscription agreements to purchase shares at the lesser of the market value on the first date of the offering period or the market value at the close of the offering period. Enrolled employees are permitted to make one purchase prior to the expiration date. The Company's charge to income for these plans was insignificant in 2003, 2002 and 2001.

     Prior to the IPO of TPC, most leasing functions for TIC and its subsidiaries, including the Company, were handled by its property-casualty insurance affiliates. Rent expense related to these leases was shared by the companies on a cost allocation method based generally on estimated usage by department. In 2002, TIC sold its home office buildings in Hartford, Connecticut and now leases space from a third party. The Company's rent expense was insignificant in 2003, 2002 and 2001.

                     THE TRAVELERS LIFE AND ANNUITY COMPANY
                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)


12.  RECONCILIATION OF NET INCOME TO NET CASH USED IN OPERATING ACTIVITIES

     The following table reconciles net income to net cash used in operating activities:

        --------------------------------------------------------------------------------------------------------
        FOR THE YEAR ENDED DECEMBER 31,                              2003             2002             2001
        ($ IN THOUSANDS)
        --------------------------------------------------------------------------------------------------------
        Net Income                                                 $119,460         $103,370         $115,160
           Adjustments to reconcile net income to cash used in
           operating activities:
              Realized (gains) losses                                 7,202           30,584          (26,144)
              Deferred federal income taxes                         (38,835)          86,797           80,096
              Amortization of deferred policy acquisition costs     136,310           66,972           89,475
              Additions to deferred policy acquisition costs       (351,310)        (316,721)        (324,277)
              Investment income accrued                             (36,834)         (35,133)         (39,875)
              Insurance reserves                                    (16,138)          (9,000)         (14,382)
              Other                                                 (44,755)          72,190           11,398
        --------------------------------------------------------------------------------------------------------
              Net cash used in operations                         $(224,900)           $(941)       $(108,549)
        --------------------------------------------------------------------------------------------------------


     ITEM 9. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.
     -----------------------------------------------------------------------

     None.

     ITEM 9A. CONTROLS AND PROCEDURES
     --------------------------------

     DISCLOSURE CONTROLS AND PROCEDURES

     The Company's management, with the participation of the Company's Chief Executive Officer and Chief Financial Officer, has evaluated the effectiveness of the Company's disclosure controls and procedures (as such term is defined in Rules 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934, as amended ("Exchange Act")) as of the end of the period covered by this report. Based on such evaluation, the Company's Chief Executive Officer and Chief Financial Officer have concluded that, as of the end of such period, the Company's disclosure controls and procedures are effective in recording, processing, summarizing and reporting, on a timely basis, information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act.

     INTERNAL CONTROL OVER FINANCIAL REPORTING

     There have not been any changes in the Company's internal control over financial reporting (as such term is defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) during the fiscal quarter ended December 31, 2003 that have materially affected, or are reasonably likely to materially affect, the Company's internal control over financial reporting.

                     THE TRAVELERS LIFE AND ANNUITY COMPANY

                                    PART III

     ITEM 10. DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT.
     ------------------------------------------------------------

     Omitted pursuant to General Instruction I(2)(c) of Form 10-K.

     ITEM 11. EXECUTIVE COMPENSATION.
     --------------------------------

     Omitted pursuant to General Instruction I(2)(c) of Form 10-K.

     ITEM 12. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.
     ------------------------------------------------------------------------

     Omitted pursuant to General Instruction I(2)(c) of Form 10-K.

     ITEM 13. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.
     --------------------------------------------------------

     Omitted pursuant to General Instruction I(2)(c) of Form 10-K.

     ITEM 14. PRINCIPAL ACCOUNTANT FEES AND SERVICES
     -----------------------------------------------

     During 2003 the Securities and Exchange Commission (SEC) changed the definitions of certain terms used by public companies to categorize and disclose various types of services performed by independent auditors. The following is a description of the fees earned by KPMG for services rendered to the Company for the years ended December 31, 2003 and 2002:

     AUDIT FEES: Audit fees include fees paid by the Company to KPMG in connection with the annual audit of the Company's financial statements, KPMG's audits of subsidiary financial statements and KPMG's review of the Company's interim financial statements. Audit fees also include fees for services performed by KPMG that are closely related to the audit and in many cases could only be provided by our independent auditors. Such services include comfort letters and consents related to SEC registration statements and other capital raising activities and certain reports relating to the Company's regulatory filings, reports on internal control reviews required by regulators, due diligence on completed acquisitions, accounting advice on completed transactions, and certain forensic services in connection with audit services. The aggregate fees earned by KPMG for audit services rendered to the Company totaled $70 thousand and $60 thousand in each of the years ended December 31, 2003 and December 31, 2002, respectively.

     AUDIT RELATED FEES: Audit related services include due diligence services related to contemplated mergers and acquisitions, accounting consultations, internal control reviews not required by regulators, securitization related services, employee benefit plan audits and certain attest services as well as certain agreed upon procedures. The aggregate fees earned by KPMG for audit related services rendered to the Company were $3 thousand for each of the years ended December 31, 2003 and December 31, 2002.

     TAX FEES: Tax fees include corporate tax compliance, counsel and advisory services as well as expatriate tax services. The Company did not incur any charges from KPMG for tax related services rendered to the Company for the years ended December 31, 2003 and December 31, 2002.

                     THE TRAVELERS LIFE AND ANNUITY COMPANY


     ALL OTHER FEES: The Company did not incur any charges from KPMG for other services rendered to the Company for matters such as general consulting for the years ended December 31, 2003 and December 31, 2002.

     FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES: The Company did not engage KPMG to provide advice to the Company regarding financial information systems design and implementation during the years ended December 31, 2003 and December 31, 2002.

     APPROVAL OF INDEPENDENT AUDITOR SERVICES AND FEES:
     Citigroup's audit and risk management committee has consistently reviewed and approved all fees charged by Citigroup's independent auditors, and actively monitored the relationship between audit and non-audit services provided. The audit and risk management committee has concluded that the provision of services by KPMG was consistent with the maintenance of the external auditors' independence in the conduct of its auditing functions. Effective January 1, 2003, Citigroup adopted a policy that it and its subsidiaries would no longer engage its primary independent auditors for non-audit services other than "audit related services," as defined by the SEC, certain tax services, and other permissible non-audit services as specifically approved by the chair of the audit and risk management committee and presented to the full committee at its next regular meeting.

     Under the Citigroup policy approved by the audit and risk management committee, the committee must pre-approve all services provided by Citigroup's independent auditors and fees charged. The committee will consider annually the provision of audit services and, if appropriate, pre-approve certain defined audit fees, audit related fees, tax fees and other fees with specific dollar value limits for each category of service. The audit and risk management committee will also consider on a case by case basis and, if appropriate, approve specific engagements that are not otherwise pre-approved. Any proposed engagement that does not fit within the definition of a pre-approved service may be presented to the chair of the audit and risk management committee for approval and to the full audit and risk management committee at its next regular meeting. The policy includes limitations on hiring of partners or other professional employees of KPMG that require adjustments to KPMG 's audit approach if there is any apparent conflict, and at all times we are mindful of the independence requirements of the SEC in considering employment of these individuals.

     Administration of the policy is centralized within, and monitored by, Citigroup senior corporate financial management, which reports throughout the year to the audit and risk management committee.

                     THE TRAVELERS LIFE AND ANNUITY COMPANY

                                     PART IV


     ITEM 15. EXHIBITS, FINANCIAL STATEMENT SCHEDULES, AND REPORTS ON FORM 8-K.
     --------------------------------------------------------------------------

     (a)  Documents filed:

          (1)  Financial Statements. See index on page 13 of this report.

          (2) Financial Statement Schedules. See index on page 52 of this report.

          (3)  Exhibits. See Exhibit Index on the following page.

     (b)  Reports on Form 8-K:

          None.

                     THE TRAVELERS LIFE AND ANNUITY COMPANY


                                  EXHIBIT INDEX

EXHIBIT NO.        DESCRIPTION

       3.     Articles of Incorporation and By-Laws

              a.) Charter of The Travelers Life and Annuity Company (the "Company"), as amended on April 10, 1990, incorporated herein by reference to Exhibit 6(a) to the Registration Statement on Form N-4, File No. 33-58131, filed on March 17, 1995.

              b.) By-laws of the Company as amended October 20, 1994, incorporated herein by reference to Exhibit 6(b) to the Registration Statement on Form N-4, File No. 33-58131, filed on March 17, 1995.


       14.01 Citigroup Code of Ethics for Financial Professionals, incorporated by reference to Exhibit 14.01 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002.

       31.01+ Certification of chief financial officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

       31.02+ Certification of chief executive officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

       32.01+ Certification pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.


--------------------------------------------------------------------------------
+Filed herewith

                     THE TRAVELERS LIFE AND ANNUITY COMPANY


                                   SIGNATURES

Pursuant to the requirements of Section 13 or 15 (d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 22nd day of March, 2004.


                     THE TRAVELERS LIFE AND ANNUITY COMPANY
                                  (Registrant)


         By:      /s/Glenn D. Lammey
                  --------------------------------------------
                  Glenn D. Lammey
                  Executive Vice President,
                  Chief Financial Officer and Chief Accounting Officer (Principal Financial Officer and Principal Accounting Officer)

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed by the following persons on behalf of the registrant and in the capacities indicated on the 22nd day of March, 2004.


SIGNATURE                             CAPACITY
---------                             --------
/s/ George C. Kokulis                 Director, Chief Executive Officer
------------------------
(George C. Kokulis)                   (Principal Executive Officer)

/s/ Glenn D. Lammey                   Director, Chief Financial Officer and
------------------------              Chief Accounting Officer
(Glenn D. Lammey)                     (Principal Financial Officer and
                                      Principal Accounting Officer)

/s/ Kathleen L. Preston               Director
------------------------
(Kathleen L. Preston)

/s/ Marla Berman Lewitus              Director
------------------------
(Marla Berman Lewitus)



Supplemental Information to be Furnished With Reports Filed Pursuant to Section 15(d) of the Act by Registrants Which Have Not Registered Securities pursuant to
Section 12 of the Act: NONE

No Annual Report to Security Holders covering the registrant's last fiscal year or proxy material with respect to any meeting of security holders has been sent, or will be sent, to security holders.

                     THE TRAVELERS LIFE AND ANNUITY COMPANY


         INDEX TO FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES


                                                                            PAGE
                                                                            ----
The Travelers Life and Annuity Company
   Independent Auditors' Report                                               *
   Statements of Income                                                       *
   Balance Sheets                                                             *
   Statements of Changes in Shareholder's Equity                              *
   Statements of Cash Flows                                                   *
   Notes to Financial Statements                                              *

Independent Auditors' Report                                                  53

Schedule I - Summary of Investments - Other than
     Investments in Related Parties 2003                                      54

Schedule III - Supplementary Insurance Information 2001-2003                  55

Schedule IV - Reinsurance 2001-2003                                           56


All other schedules are inapplicable for this filing








* See index on page 13.

                     THE TRAVELERS LIFE AND ANNUITY COMPANY


                          INDEPENDENT AUDITORS' REPORT



The Board of Directors and Shareholder
The Travelers Life and Annuity Company:


Under date of February 26, 2004, we reported on the balance sheets of The Travelers Life and Annuity Company as of December 31, 2003 and 2002, and the related statements of income, changes in shareholder's equity and cash flows for each of the years in the three-year period ended December 31, 2003, which are included in the Form 10-K. In connection with our audits of the aforementioned financial statements, we also audited the related financial statement schedules as listed in the accompanying index. These financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statement schedules based on our audits.

In our opinion, such financial statement schedules, when considered in relation to the basic financial statements taken as a whole, present fairly, in all material respects, the information set forth therein.

As discussed in Note 1 to the financial statements, the Company changed its methods of accounting for goodwill and intangible assets in 2002 and for derivative instruments and hedging activities and for securitized financial assets in 2001.


/s/KPMG LLP

Hartford, Connecticut
February 26, 2004

                     THE TRAVELERS LIFE AND ANNUITY COMPANY

                                   SCHEDULE I
       SUMMARY OF INVESTMENTS - OTHER THAN INVESTMENTS IN RELATED PARTIES
                                DECEMBER 31, 2003
                                ($ IN THOUSANDS)



-------------------------------------------------------------------------------------------------------------------------
                                                                                                        AMOUNT SHOWN IN
TYPE OF INVESTMENT                                                         COST           VALUE        BALANCE SHEET (1)
-------------------------------------------------------------------------------------------------------------------------
Fixed Maturities:
   Bonds:
      U.S. Government and government agencies and authorities            $624,596       $637,700               $637,700
      States, municipalities and political subdivisions                    52,867         59,018                 59,018
      Foreign governments                                                  57,656         60,959                 60,959
      Public utilities                                                    346,616        377,238                377,238
      Convertible bonds and bonds with warrants attached                   20,734         24,014                 24,014
      All other corporate bonds                                         3,927,226      4,192,150              4,192,150
-------------------------------------------------------------------------------------------------------------------------
         Total Bonds                                                    5,029,695      5,351,079              5,351,079
   Redeemable Preferred Stocks                                              4,083          6,146                  6,146
-------------------------------------------------------------------------------------------------------------------------
      Total Fixed Maturities                                            5,033,778      5,357,225              5,357,225
-------------------------------------------------------------------------------------------------------------------------

Equity Securities:
   Common Stocks:
      Industrial, miscellaneous and all other                               1,645          1,739                  1,739
-------------------------------------------------------------------------------------------------------------------------
         Total Common Stocks                                                1,645          1,739                  1,739
   Non-Redeemable Preferred Stocks                                          6,608          6,568                  6,568
-------------------------------------------------------------------------------------------------------------------------
      Total Equity Securities                                               8,253          8,307                  8,307
-------------------------------------------------------------------------------------------------------------------------

Mortgage Loans                                                            135,347                               135,347
Policy Loans (4)                                                           26,827                                26,827
Short-Term Securities                                                     195,279                               195,279
Other Investments (2) (3)                                                 289,599                               287,168
-------------------------------------------------------------------------------------------------------------------------
      Total Investments                                                $5,689,083                            $6,010,153
=========================================================================================================================

(1) Determined in accordance with methods described in Notes 1 and 2 of Notes to Financial Statements.

(2) Excludes cost and carrying value of investments in related parties of $75,313 and $76,349, respectively.

(3) Includes derivatives marked to market and recorded at fair value in the balance sheet.

(4)  Included in other invested assets on balance sheet.

                     THE TRAVELERS LIFE AND ANNUITY COMPANY

                                  SCHEDULE III
                       SUPPLEMENTARY INSURANCE INFORMATION
                                    2001-2003
                                ($ IN THOUSANDS)

------------------------------------------------------------------------------------------------------------------------------------

                DEFERRED      FUTURE POLICY                             BENEFITS, CLAIMS,   AMORTIZATION
                POLICY       BENEFITS, LOSSES,                  NET        LOSSES AND       OF DEFERRED         OTHER
              ACQUISITION     CLAIMS AND LOSS    PREMIUM    INVESTMENT     SETTLEMENT          POLICY          OPERATING    PREMIUMS
                 COSTS          EXPENSES (1)     REVENUE      INCOME      EXPENSES (2)    ACQUISITION COSTS    EXPENSES     WRITTEN
------------------------------------------------------------------------------------------------------------------------------------
   2003        $1,279,118       $5,609,517       $40,866     $356,463       $306,681          $136,310          $49,288     $40,866

   2002        $1,064,118       $5,031,775       $42,893     $311,946       $275,123           $66,972          $32,352     $42,893

   2001          $814,369       $3,665,426       $39,222     $251,054       $214,722           $89,475          $23,404     $39,222


(1)  Includes contractholder funds.

(2)  Includes interest credited on contractholder funds.

                     THE TRAVELERS LIFE AND ANNUITY COMPANY

                                   SCHEDULE IV
                                   REINSURANCE
                                ($ IN THOUSANDS)

----------------------------------------------------------------------------------------------------------------
                                                                                                    PERCENTAGE
                                                     CEDED TO          ASSUMED                       OF AMOUNT
                                                       OTHER         FROM OTHER                     ASSUMED TO
                               GROSS AMOUNT          COMPANIES        COMPANIES     NET AMOUNT          NET
----------------------------------------------------------------------------------------------------------------

2003
----

Life Insurance In Force         $43,671,192         $34,973,161         $  --       $8,698,031             -%
Premiums:
    Annuity                          $3,696         $        --         $  --           $3,696
    Individual life                  62,034              24,864            --           37,170
                                -----------         -----------         -----       ----------
        Total Premiums              $65,730             $24,864         $  --          $40,866             -%
                                ===========         ===========         =====       ==========

2002
----

Life Insurance In Force         $35,807,212         $29,261,075         $  --       $6,546,137             -%
                                -----------         -----------         -----       ----------
Premiums:
    Annuity                          $4,515             $    --         $  --           $4,515

    Individual Life                  53,310              14,932            --           38,378
                                -----------         -----------         -----       ----------
        Total Premiums              $57,825             $14,932         $  --          $42,893             -%
                                ===========         ===========         =====       ==========

2001
----

Life Insurance In Force         $28,793,622         $23,818,768         $  --       $4,974,854             -%
Premiums:
    Annuity                          $3,319         $        --         $  --           $3,319
    Individual life                  47,826              11,923            --           35,903
                                -----------         -----------         -----       ----------

        Total Premiums              $51,145             $11,923         $  --          $39,222             -%
                                ===========         ===========         =====       ==========

                                      "TTM"
                            TRAVELERS TARGET MATURITY

                      MODIFIED GUARANTEED ANNUITY CONTRACTS

                                    ISSUED BY

                         THE TRAVELERS INSURANCE COMPANY
                                       OR
                     THE TRAVELERS LIFE AND ANNUITY COMPANY
                                 ONE CITY PLACE
                        HARTFORD, CONNECTICUT 06103-3415





















L-12916                                                                   5-2004
                                                                   (Rev. 8-2004)